      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2002

                         REGISTRATION STATEMENT NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   -----------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                          MED-EMERG INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------------------------------------------
       PROVINCE OF ONTARIO, CANADA                      3842                                 N/A
     (State or Other Jurisdiction of        (Primary Standard Industrial   (I.R.S. Employer Identification Number)
              Incorporation                  Classification Code Number)
             or Organization)
-------------------------------------------------------------------------------------------------------------------

                                   -----------


                         2550 ARGENTIA ROAD - SUITE 205
                       MISSISSAUGA, ONTARIO L5N 5R1 CANADA
                                 (905) 858-1368
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                   of Registrant's Principal Executive Offices)

                              DR. RAMESH ZACHARIAS
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                          MED-EMERG INTERNATIONAL INC.
                         2550 ARGENTIA ROAD - SUITE 205
                       MISSISSAUGA, ONTARIO L5N 5R1 CANADA
                                 (905) 858-1368
                (Name, Address Including Zip Code, and Telephone
               Number, Including Area Code, of Agent For Service)

                                   -----------
                                   COPIES TO:
                               ARTHUR MARCUS, ESQ.
                 GERSTEN, SAVAGE KAPLOWITZ, WOLF & MARCUS, LLP
                         101 EAST 52ND STREET, 9TH FLOOR
                              NEW YORK, N.Y. 10022
                                 (212) 752-9700
                                   -----------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

         IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. /X/

         IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

         IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

         IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

         IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, CHECK THE FOLLOWING BOX. / /

                                   -----------

                         CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM                             AMOUNT OF
     TITLE OF EACH CLASS OF      NUMBER OF SHARES TO BE     OFFERING PRICE        PROPOSED MAXIMUM    REGISTRATION
  SECURITIES TO BE REGISTERED          REGISTERED            PER SHARE (1)         OFFERING PRICE          FEE
SHARES OF COMMON STOCK, $.001
PAR VALUE (2)                            524,440                 $.85                 $445,774            $41.01
SHARES OF COMMON STOCK,
$.001 PAR VALUE UNDERLYING
CONVERTIBLE DEBENTURE (3)                720,000                $1.00                 $720,000            $66.24
SHARES OF COMMON STOCK,
$.001 PAR VALUE UNDERLYING
STOCK OPTIONS (4)                      1,550,000                 $.50                 $775,000            $71.30
SHARES OF COMMON STOCK,
$.001 PAR VALUE UNDERLYING
STOCK OPTIONS (5)                        100,000                $1.00                 $100,000             $9.20
SHARES OF COMMON STOCK,
$.001 PAR VALUE UNDERLYING
WARRANTS (6)                           1,437,500                 $.85               $1,221,875                $0



TOTAL REGISTRATION FEE                                                                                   $187.75

(1) Pursuant to Rule 457, estimated solely for purposes of calculating the registration fee and based on the last sale price of Med-Emerg International Inc.'s common stock, as reported on the Over the Counter Bulletin Board ("OTCBB").

(2) Based upon the last reported sales price of the registrant's common stock of the same class as quoted on the OTCBB on July 22, 2002.

(3) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered additional shares of common stock as may be issuable upon the conversion of a convertible debenture described herein.

(4) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered additional shares of common stock as may be issuable upon the exercise of stock options described herein with exercise prices of $.50 per share.

(5) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered additional shares of common stock as may be issuable upon the exercise of stock options described herein with exercise prices of $1.00 per share.

(6) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered additional shares of common stock as may be issuable upon the exercise of warrants described herein at an exercise price of $4.50 per share. These shares were originally registered in the Company's registration statement on Form F-1 (Reg. No 333-21899) declared effective by U.S. Securities Exchange Commission in February 1998; accordingly no additional fee is required.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


Prospectus

                    Subject to Completion Dated July __, 2002


                         MED-EMERG INTERNTATIONAL, INC.
                        4,331,940 SHARES OF COMMON STOCK

   This is an offering of 4,331,940 shares of common stock of Med-Emerg International Inc. All of the shares are being offered by the selling security holders named in this prospectus. The proceeds from the sale of common stock will be received directly by the selling security holders. No proceeds will be received by Med-Emerg from the sale of the common stock offered hereby. However, in the event that all of the options and warrants for which underlying shares are being registered herein are exercised, we would receive net proceeds of $7,343,750. Our common stock is traded on the OTCBB under the symbol "MDER." On July 22, 2002, the last reported sale price of our common stock on the OTCBB was $0.85

PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 12 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                   The date of this Prospectus is July __,2002

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF CANADA OR ANY PROVINCE OR TERRITORY OF CANADA. THE SECURITIES ARE NOT BEING OFFERED FOR SALE AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA, OR TO ANY RESIDENT THEREOF, IN VIOLATION OF THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA.


                       ENFORCEABILITY OF CIVIL LIABILITIES


         Med-Emerg's headquarters are located in, and a majority of its officers, directors and auditors are residents of, Canada and a substantial portion of Med-Emerg's assets are, or may be, located outside the United States. Accordingly, it may be difficult for investors to effect service of process within the United States upon non-resident officers and directors, or to enforce against them judgments obtained in the United States courts predicated upon the civil liability provision of the Securities Act of 1933, as amended, or state securities laws. Med-Emerg has been advised by its Canadian legal counsel that there is doubt as to the enforceability in Canada against Med-Emerg or against any of its directors, controlling persons, officers or the experts named herein, who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely upon United States federal securities laws. Service of process may be effected, however, upon Med-Emerg's duly appointed agent for service of process, Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, at 101 E. 52nd Street, New York, New York 10022. If investors have questions with regard to these issues, they should seek the advice of their individual counsel. Med-Emerg has also been informed by its Canadian legal counsel that, pursuant to the Currency Act (Canada), a judgment by a court in any Province of Canada may only be awarded in Canadian currency. Pursuant to the provision of the Courts of Justice Act (Ontario), however, a court in the Province of Ontario shall give effect to the manner of conversion to Canadian currency of an amount in a foreign currency, where such manner of conversion is provided for in an obligation enforceable in Ontario.


                               EXCHANGE RATE DATA

         All references to dollar amounts in this prospectus, unless otherwise indicated, are to United States dollars. Med-Emerg maintains its books of account in Canadian dollars and has provided the financial data in this prospectus on the basis of generally accepted accounting principles as applied in Canada ("CAN GAAP"), and its audit has been conducted in accordance with generally accepted auditing standards in Canada. Financial data prepared in accordance with Canadian generally accepted accounting principles conforms in all material respects with those under United States ("U.S. GAAP") during the periods presented, and significant differences are noted as per the following:

--------------------------------------------------------------------------------------------------
                                        YEAR ENDED DECEMBER 31,     THREE MONTHS ENDED MARCH 31,
                                                               Unaudited
--------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA:                      2001         2000         1999       2002      2001
                                            ----         ----         ----       ----      ----
                                             $             $            $                    $
--------------------------------------------------------------------------------------------------
Net (loss) based on CAN GAAP            (7,355,966)   (2,298,841)    (878,470)    665    (169,487)
--------------------------------------------------------------------------------------------------
Start-up costs amortized/(deferred)        194,562        43,904       35,720       0      10,994
--------------------------------------------------------------------------------------------------
Goodwill amortization                   (1,033,035)      (54,394)      (8,925)      0     (13,710)
--------------------------------------------------------------------------------------------------
Dilution gain                              (25,462)   (1,188,525)           0       0     (25,938)
--------------------------------------------------------------------------------------------------
Net (loss) based on US GAAP.            (8,219,901)   (3,497,856)    (851,675)    665    (198,141)
--------------------------------------------------------------------------------------------------
Primary loss per share                  $    (1.01)   $    (0.60)  $    (0.25)  $  (0)   $  (0.03)
--------------------------------------------------------------------------------------------------



         The following table sets forth, for the periods indicated, certain exchange rates based on the noon buying rate in New York City for cable transfers in Canadian dollars. Such rates are the number of United States dollars per one Canadian dollar and are the inverse of rates quoted by the Federal Reserve Bank of New York for Canadian dollars per US$1.00. The average exchange rate is based on the average of the exchange rates on the last day of each month during such periods. On July 22, 2002, the exchange rate was CDN$
1.00 per US$ 0.6393.

                                          Year ended December 31,    Three months ended March 31,
                                    1999         2000         2001          2002
Rate at end of period             $0.6928      $0.6729      $.62870       $.62727
Average rate during period         0.6731       0.6794       .64612        .62720
High                               0.6917       0.6619       .67140        .63219
Low                                0.6463       0.6967       .62270        .61789

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Prospectus Summary................................................................................................5
Risk Factors......................................................................................................9
Special Note Regarding Forward-looking Statements................................................................16
Use of Proceeds..................................................................................................17
Price Range of Common Stock......................................................................................17
Dividend Policy..................................................................................................18
Capitalization...................................................................................................19
Management's Discussion and Analysis of Financial Condition and Results of Operations............................20
Business.........................................................................................................26
Management.......................................................................................................35
Principal Stockholders...........................................................................................39
Certain Relationships and Related Transactions...................................................................41
Description of Capital Stock.....................................................................................41
Shares Eligible for Future Sale..................................................................................47
Selling Security Holders.........................................................................................48
Plan of Distribution.............................................................................................50
Legal Matters....................................................................................................51
Experts..........................................................................................................51
Where you can find Additional Information........................................................................51
Index to Financial Statements...................................................................................F-1

                         ------------------------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO OTHER DOCUMENTS TO WHICH WE REFER YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES.



                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SOME OF THE INFORMATION IN THIS PROSPECTUS. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS, THE FINANCIAL STATEMENTS AND THE NOTES THERETO. UNLESS WE TELL YOU OTHERWISE, THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS WILL NOT EXERCISE THEIR OVER-ALLOTMENT OPTION. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND MUST BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS.


BACKGROUND

   Med-Emerg International Inc. ("Med-Emerg") was founded in 1983 by Dr. Ramesh Zacharias to provide emergency room (ER) physician coverage to rural hospitals during nights and weekends. Med-Emerg quickly grew into one of Canada's largest providers of ER physician coverage. Since inception, Med-Emerg has provided staffing solutions to over 60 hospitals across the country.

     Med-Emerg has also conducted several international consulting assignments for healthcare clients in Saipan, the Cayman Islands, Malaysia and India, including feasibility studies, identification of medical service needs, planning of healthcare delivery systems and developing marketing strategies. In 1997, Med-Emerg completed a consulting assignment to provide an integrated strategic plan for the delivery of health and social services in the Northwest Territories in Canada, the costs of which were funded by the Northwest Territory Provincial government.

     Med-Emerg has demonstrated industry leadership in Canada by providing integrated professional management services in the delivery of healthcare to the Canadian healthcare consumer. Med-Emerg's operations are divided into five units; Hospital Staffing, Medical Clinics, Department of National Defence, Pharmaceutical Support and Long-Term Care. Med-Emerg intends to broaden its recruiting and management services over a wider geographic base, as well as pursuing opportunities for its expertise in the pharmaceutical industry and increasing medical personnel staffed under its contract with the Department of National Defence. Med-Emerg believes that it is well positioned to benefit from the aging of the baby boomer population, to capitalize on recent developments within the North American healthcare environment and the current restructuring initiatives within the healthcare industry. Specifically, Med-Emerg's strategy is to leverage its 18 years of physician recruitment experience to become a dominant player in healthcare management services.

THE COMPANY

       Unless otherwise indicated, all reference to "Med-Emerg", "us", "our" "we" and the "Company" includes: (i) Med-Emerg International Inc.; (ii) its' wholly-owned subsidiaries, Med-Emerg Urgent Care Centres Inc., Med-Emerg Health Centres Inc., Med-Emerg Elmvale Clinic Inc., YFMC Healthcare Inc., 927563 Ontario Inc. and 927564 Ontario Inc.; (iii) its indirect wholly-owned subsidiaries Med-Emerg Inc., Med Plus Health Centres Ltd. and YFMC Healthcare (Alberta) Inc., which is wholly-owned by 927563 Ontario Inc., 927564 Ontario Inc., and YFMC Healthcare Inc. respectively; (iv) its 75% owned subsidiary, Doctors on Call Ltd., owned by Med Plus Health Centres Ltd. and, (v) its 51% owned subsidiary Caremedics (Elmvale) Inc owned by Med-Emerg Elmvale Clinic Inc., and.; (vi) its indirect wholly-owned subsidiaries of 1180668 Ontario Inc., owner of 1024528 Ontario Ltd. o/a Caresource Physiotherapy and 1292363 Ontario Corp., which are wholly-owned by 1189543 Ontario Inc., a subsidiary of YFMC Healthcare Inc. Our website is www.med-emerg.com. Our principal executive offices are located at 2550 Argentia Road, Suite 205, Mississauga, Ontario L5N 5R1 Canada. Our telephone number is (905) 858-1368.

                                  THE OFFERING


  Common Stock Offered.........................................     4,331,940 shares

  Common Stock Outstanding After the Offering..................     13,413,439 shares (1)(2)

  Use of Proceeds..............................................     We will not receive any proceeds from the sale
                                                                    of shares of common stock by the selling
                                                                    security holders, although we will receive
                                                                    approximately $7,343,750 if all of the options
                                                                    and warrants, the underlying shares of which
                                                                    are being registered herein, are exercised for
                                                                    cash.  If any of the options or warrants are
                                                                    exercised we will use the proceeds for working
                                                                    capital and general corporate purposes. See
                                                                    "Use of Proceeds."

 OTCBB Symbol..................................................     MDER


(1) The number of shares of Common Stock outstanding is 9,605,939 as of July 22, 2002, which includes 5,376,507 shares of unrestricted Common Stock and 4,229,432 shares of restricted Common Stock. This does not include shares issuable upon the exercise of stock options and warrants.

(2) Assumes that all of the options and warrants, the underlying shares of which are being registered herein, are exercised.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

   The following summary financial information set forth below is qualified by and should be read in conjunction with the consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

--------------------------------------------------------------------------------------------------
                                 YEAR ENDED DECEMBER 31,        THREE MONTHS ENDED MARCH 31,
                                                                         Unaudited
--------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA:              2001          2000         1999        2002          2001
                                    ----          ----         ----        ----          ----
                                      $            $            $                         $
--------------------------------------------------------------------------------------------------
Revenues                         19,274,521   11,634,091    10,299,813   8,714,830    2,843,713
--------------------------------------------------------------------------------------------------
Expenses                         25,283,116   15,098,104    11,440,422   8,677,230    3,168,365
--------------------------------------------------------------------------------------------------
Net (loss) income                (8,219,901)  (3,497,856)     (851,675)        665     (198,141)
--------------------------------------------------------------------------------------------------
Basic and diluted net income
(loss) per share                      (1.01)        (.60)         (.25)      (0.00)       (0.03)
--------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                                              DECEMBER 31,          DECEMBER 31,                    MARCH 31,
                                                                                                    Unaudited
----------------------------------------------------------------------------------------------------------------------------
                                                  2001             2000        1999        2002         2001        2000
                                                  ----             ----        ----        ----         ----        ----
BALANCE SHEET DATA:                                $                $           $            $            $           $
----------------------------------------------------------------------------------------------------------------------------
Total assets                                   3,355,545        9,268,922   9,596,552    4,286,544    9,151,798   9,965,498
----------------------------------------------------------------------------------------------------------------------------
Total liabilities                              5,195,565        4,715,225   4,365,621    6,124,105    4,905,932   4,833,332
----------------------------------------------------------------------------------------------------------------------------
Stockholders' equity                          (1,844,350)       4,142,345   5,230,931   (1,842,061)   3,799,501   5,132,166
----------------------------------------------------------------------------------------------------------------------------

                                  RISK FACTORS

MED-EMERG'S SECURITIES ARE HIGHLY SPECULATIVE. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECT US.

RISKS RELATED TO THE COMPANY

OUR RESOURCES MAY NOT BE SUFFICIENT TO MANAGE OUR EXPECTED GROWTH.

          We anticipate a period of rapid growth which we expect to place a strain on our administrative, financial and operational resources. Our ability to manage any staff and facilities growth effectively will require us to continue to improve our operational, financial and management controls, reporting systems and procedures, install new management information and control systems and train, motivate and manage our employees. There can be no assurance that we will install such management information and control systems in an efficient and timely manner or that the new systems will be adequate to support our future operations. If we are unable to manage growth effectively, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially adversely affected.

WE HAVE INCURRED OPERATING LOSSES AND HAVE AN ACCUMULATED DEFICIT.

      We incurred a CAN GAAP net loss of $7,355,966 (on revenues of $23,058,455) during the year ended December 31, 2001, as compared to a CAN GAAP net loss of $2,298,841 (on revenues of $15,532,767) during the year ended December 31, 2000. As of December 31, 2001, we had an accumulated deficit of $13,990,374. There can be no assurance that we will operate profitably in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Med-Emerg."

WE DEPEND ON OUR CONTRACT WITH THE DEPARTMENT OF NATIONAL DEFENCE

           We derive a significant portion of our revenues from our contract with the Department of National Defence. During the summer of 2000, Med-Emerg's management team made a conscious decision to pursue higher margin businesses by leveraging its core competencies. In August the Company responded to a request for proposal for the provision of Civilian Health Care Services for In-Garrison Support for the Canadian Armed Forces. The objective of the contract was to place the recruitment, hiring and management of these scarce health professionals in the hands of a company that understands, and was working in, this sector of healthcare. Significant time and effort was expended in fiscal 2000 to better position the Company's possibilities in winning the contract. On March 8, 2001, the Company was awarded the contract for civilian in-garrison healthcare services for the Department of National Defence. This contract, the largest of its kind in Canada, is a six year agreement (three plus another three years option to renew) that will see Med-Emerg recruit and staff an annual complement in excess of 800 full time healthcare providers in all Canadian Forces Bases. See Exhibit 10.11

         The contract started July 8, 2001 and is scheduled to terminate March 31, 2007. Through this agreement Med-Emerg will recruit, schedule and manage physicians, nurses, dentists, physiotherapists and other regulated healthcare professionals to provide services as required by the Canadian Forces health authority resident on each base. This contract, after three years is projected to provide over $40 million in annual revenues to pay physicians, nurses, dentists, physiotherapists and other regulated healthcare professionals to provide services as required by the local health authority resident on each base. The contract accounts for 65% of reported revenues and 50% of earnings. There is no guarantee that the Department of National Defence will renew the contract after the initial term. The loss of the Department of Nation Defence contract would have a material adverse effect on our business.


WE CLASSIFY OUR PHYSICIANS AND NURSES AS INDEPENDENT CONTRACTORS WHICH MAY RESULT IN A TAX LIABILITY.

       We contract with physicians and nurses as independent contractors, rather than employees, to fulfill our contractual obligations to hospitals. Therefore, we have not historically, and do not currently, withhold income taxes, make unemployment insurance or Canada Pension Plan payments, or provide worker's compensation insurance with respect to such independent contractors. The payment of applicable taxes is regarded as the responsibility of such independent contractors. A determination by taxing authorities that we are required to treat the physicians and nurses as employees could have an adverse effect on our business.

PROVINCIAL LAWS REGARDING THE CORPORATE PRACTICE OF MEDICINE MAY ADVERSELY AFFECT OUR BUSINESS.

       Business corporations are legally prohibited in many Canadian provinces from providing or holding themselves out as providers of medical care. While we have structured our operations to comply with the corporate practice of medicine laws of Ontario and will seek to structure our operations in the future to comply with the laws of any province in which we plan to operate, there can be no assurance that, given varying and uncertain interpretations of such laws, we would be found to be in compliance with restrictions on the corporate practice of medicine in such province. If it is determined that we are in violation of applicable restrictions on the practice of medicine in any province in which we operate there could be a material adverse effect on our business if we were unable to restructure our operations to comply with the requirements of such province. Such regulations may limit the jurisdictions in which we can operate, thereby inhibiting our future expansion into potential markets in other jurisdictions.


OUR COMPANY IS EXPOSED TO PROFESSIONAL LIABILITY.

        Due to the nature of our business, we and the physicians and nurses who provide services on our behalf may be the subject of medical malpractice claims, with the attendant risk of substantial damage awards. The sources of potential liability in this regard include the alleged negligence of physicians and nurses under contract which we place at hospitals and liabilities in connection with medical services provided at the clinics. We currently maintain the following insurance policies related to professional liabilities: (i) CDN$10,000,000 aggregate per annum ($5,000,000 limit per occurrence) with respect to general commercial liability; and (ii) CDN$4,000,000 aggregate per annum ($2,000,000 limit per occurrence) with respect to errors and omissions caused by a negligent act, error or omission by us, or any person for whom we are legally liable, arising out of the conduct of our business. (iii) CDN$10,000,000 aggregate per annum ($5,000,000 limit per occurrence) for medical malpractice caused by a negligent act, error or omission by us, or any person for whom we are legally liable. In addition, physicians staffed by us maintain their own malpractice insurance. To the extent such physicians may be regarded as agents of our company in the practice of medicine, there can be no assurance that a patient would not sue us for any negligence of such physicians. In addition, in the event that we become liable, there can be no assurance that our current insurance policy will be adequate to cover any such liabilities.

GOVERNMENT REGULATION.

             The provision of medical services in Canada is for the most part under provincial jurisdiction. Under the Health Insurance Act, the government of Ontario is responsible for paying physicians for the provision of insured services to residents of Ontario. Any changes in reimbursement regulations, policies, practices, interpretations or statutes that place material limitations on reimbursement amounts or practices could adversely affect the operations of the Company, absent, or prior to, satisfactory renegotiations of contracts with clients and arrangements with contracted physicians.

       Under a combination of statutory provisions, both Federal and provincial, physicians are prohibited from billing their patients for fees in excess of those payable for services listed in the OHIP Schedule of Benefits. The Canada Health Act allows for cash contributions by the Federal government in respect of insured health services provided under provincial healthcare insurance plans. In order for a province to qualify for a full cash contribution, there is a requirement that the provincial healthcare insurance plan satisfy the criteria set out in the Canada Health Act. In addition, the provincial plan must ensure that no payments are permitted in respect of insured health services that have been subject to extra billing.

            Continuing budgetary constraints at both the Federal and provincial level and the rapidly escalating costs of healthcare and reimbursement programs have led, and may continue to lead, to significant reductions in government and other third party reimbursements for certain medical charges. The Company's independent contracted physicians as well as the Company are subject to periodic audits by government reimbursement programs to determine the adequacy of coding procedures and reasonableness of charges.

WE ARE DEPENDENT ON OUR KEY EMPLOYEES.

      Our success is largely dependent upon the efforts and abilities of Dr. Ramesh Zacharias, our Chief Executive Officer, John Jarman, our Chief Financial Officer and Donald Ross, our Vice President of Operations. If we lost the services of any of Dr. Zacharias, Mr. Jarman or Mr. Ross, our business would be materially adversely affected. We have not procured key-man life insurance for any of our employees.

CONTROL BY MANAGEMENT AND/OR EXISTING STOCKHOLDERS.

      Our officers and directors own or have rights to acquire an aggregate of approximately 14.6% of the voting power of our capital stock. See "Ownership of Securities" and "Description of Securities". As a result, they will be in a position to exercise significant influence over the Company and the election of directors and otherwise essentially control the outcome of all matters requiring stockholder approval.

WE MAY EXPERIENCE ADDITIONAL LOSSES THROUGH THE FINANCING OF ACCOUNTS
RECEIVABLES.

      One of the services provided by our Physician and Nurse Recruitment Services Division is the collection of fees for services performed by the independent physician and nurse contractors. In event that we do not collect these fees by the time payment is due to the physicians and nurses, we are nevertheless obligated to pay the physicians and nurses for the duties they have fulfilled. In practice, we use our working capital to finance the accounts receivable and pay the physicians and nurses. Historically, bad debts are less than 1% of gross billings since substantially all of the physician services billed to OHIP are for Ontario residents who are automatically covered by OHIP for the medical services performed. However, there can be no assurance that accounts receivables will ultimately be collected from OHIP and the hospitals. Accordingly, there can be no assurance we will not experience significant losses due to unpaid accounts receivables which we have financed.

WE MAY NEED ADDITIONAL FINANCING TO ACHIEVE OUR GROWTH STRATEGY.

      We believe that we will need additional financing to continue to pursue our growth strategy. If we do not obtain additional financing when required, we may be required to modify, delay or abandon some or all of our expansion plans, which may have a material adverse effect on our business.


COMPETITION IN THE HEALTHCARE INDUSTRY MAY ADVERSELY AFFECT OUR REVENUES AND MARKET POSITION.

      The healthcare industry is highly competitive. We compete based on scope, quality and cost of services provided. Many of our existing and potential competitors have substantially greater financial resources available to them. While management believes that it competes on the basis of the quality of its services, the larger resources of its competitors may give them certain cost advantages over us (e.g., in the areas of malpractice insurance, cost, savings from internal billing and collection and a broader scope of services). We also compete with various local physician groups which provide hospitals with emergency staffing alternatives. The medical clinics compete with hospitals and other private physicians. The Urgent Care Centres compete with hospital emergency rooms. We may not be able to compete effectively.

RISK RELATED TO INVESTMENT IN A CANADIAN CORPORATION.

          We are a corporation incorporated under the OBCA and most of our directors, controlling persons and officers, as well as experts named herein, are residents of Canada. Moreover, substantial portions of our assets and the assets of such persons are located in Canada. As a result, it may be difficult to effect service of process within the United States upon our company or such persons or to enforce, in United States federal or state courts, judgments against them obtained in such courts and predicated on the civil liability provisions of the United States federal or state securities laws.

WE HAVE NOT, AND DO NOT INTEND TO, PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

          We do not intend to pay any dividends on our common stock in the foreseeable future. We currently intend to retain any earnings to finance our operations. In addition, our preferred stock prohibits the payment of any dividends on the common stock until all accrued dividends have been paid on the preferred stock. Dividends on our preferred stock accrue at a rate of US$135,000 per year. See "Dividend Record and Policy" and "Description of Securities."

SHARES ELIGIBLE FOR FUTURE SALE.

           4,229,432 of the Med-Emerg Common Shares outstanding as of the date of this Prospectus are "restricted securities", which are owned by "affiliates" of our company, as those terms are defined in Rule 144 promulgated under the US Securities Act (the "Act"). Absent registration under the Act, the sale of such shares is subject to Rule 144. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including our affiliates, who have beneficially owned restricted shares of common stock for at least one year is entitled to sell in brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the common stock is quoted on NASDAQ or listed on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Rule 144 also permits a person who presently is not and who has not been an affiliate for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least two years to sell such shares without regard to any of the volume limitations described above. No prediction can be made as to the effect, if any, that sales of shares of Med-Emerg Common Shares or the availability of such shares for sale will have on the market prices of our securities prevailing from time to time. The possibility that substantial amounts of common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital in the future through the sale of our equity securities.


OUR BOARD OF DIRECTORS MAY ISSUE PREFERRED STOCK AND COMMON STOCK WHICH COULD ADVERSELY AFFECT THE VALUE OF YOUR SECURITIES.

      Our certificate of incorporation authorizes the issuance of an unlimited number of shares of common stock and "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Med-Emerg Board. Accordingly, the Med-Emerg Board is empowered, without stockholder approval, to issue an unlimited number of shares of common stock for any purpose without stockholder approval or issue preferred stock with dividend, liquidation, conversion, voting or other rights which could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the relative voting power or other rights of the holders of Med-Emerg Common Shares. The issuance of the preferred stock or Med-Emerg Common Shares may be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Except for 500,000 shares of preferred stock currently held by Dr. Ramesh Zacharias and Victoria Zacharias, we have no present intention to issue any shares of our preferred stock. However, there can be no assurance that we will not issue shares of preferred stock or Med-Emerg Common Shares in the future. See "Certain Transactions" and "Description of Securities Preferred Stock".


RISKS RELATED TO THE MARKET

THERE IS A LIMITED PUBLIC MARKET FOR OUR SECURITIES AND THERE CAN BE NO ASSURANCE THAT A PUBLIC TRADING MARKET WILL CONTINUE.

      Med-Emerg Common Shares and Purchase Warrants are quoted on the OTCBB and listed on the Boston Stock Exchange("BSE"). Currently, there is no public trading market in Canada for our securities. There are no assurances that a public trading market for our securities in the United States will be maintained. In any event, because certain restrictions may be placed upon the sale of such securities, unless such securities qualify for an exemption from the "penny stock" rules (such as being listed on NASDAQ) some brokerage firms will not effect transactions in common stock and it is unlikely that any bank or financial institution will accept such securities as collateral, which could have a material adverse effect in developing or sustaining any market for such securities.


CURRENCY FLUCTUATIONS MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

         Revenue denominated in Canadian dollars accounted for 100 % of our revenue for the three months ended March 31, 2002, 100 % for the year ended December 31, 2001, and 100 % for the year ended December 31, 2000. Accordingly, the relationship of the Canadian dollar to the value of the United States dollar may materially affect our operating results. In the event that the Canadian dollar was materially devalued against the United States dollar, our operating results could be materially, adversely affected.

WE MAY FAIL TO MEET THE EXPECTATIONS OF OUR INVESTORS AND ANALYSTS, WHICH MAY CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO FLUCTAUTE OR DECLINE.

         Analysts frequently issue reports based on the results of a single quarter. Our revenues and earnings have fluctuated significantly in the past, and we expect that they will continue to do so in the future. Relatively poor results in one quarter could significantly and adversely influence such reports, which may in turn lead to depreciation of the market price of our common stock, which in turn may result in the loss of some or all of our shareholders' investment. Factors that influence the fluctuating nature of our quarterly results include, without limitation:

         - the demand for our services;

         - any change in our ability to attract and retain information technology, engineering and technical training professionals and consultants and customers;

         - the timing and significance of new services and products introduced by us and our competitors;

         - the level of services provided and prices charged by us and by our competition;

         - unexpected changes in operating expenses, such as a determination by the Canadian fiscal authorities that we must pay payroll taxes for our Canadian contract service providers and penalties for not having done so in the past; and

         - general economic factors.

         These factors, many of which are beyond our control, substantially curtail your ability to predict our future performance based on our past performance, as do many of the other risks discussed in this prospectus. In addition, many companies that generate increasing revenues and earnings nevertheless experience devaluation of the market price of their publicly traded equities. We cannot assure you that even positive results of operations will not negatively affect the market price of our common stock.

WE HAVE NOT, AND DO NOT INTEND, TO PAY CASH DIVIDENDS IN THE FORSEEABLE FUTURE.

         We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any dividend payments that we may make would be subject to Canadian withholding tax requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and be dependent upon our financial condition, results of operations, capital and legal requirements and such other factors as our Board of Directors deems relevant.

PENNY STOCK REGULATION.

     Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the United States Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current prices and volume information with respect to transactions in such securities are provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Information included in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. This information may be subject to factors that may cause our actual results to be materially different from future results expressed or implied by any forward-looking statements. These factors include the risks described in "Risk Factors." Forward-looking statements involve assumptions and describe our future plans, strategies and expectations, and you can generally identify them by their use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or similar terminology.

                                 USE OF PROCEEDS

          We will not receive any of the proceeds from the sale of shares of common stock owned by the selling security holders. However we would receive approximately $7,343,750 if all of the warrants and options, the underlying shares of which are being registered in this offering, are exercised. If the warrants and/or options are exercised, we will use the net proceeds for working capital and general corporate purposes. All proceeds from the sales of the shares of common stock owned by the selling security holders will be for their own accounts. See "Selling Security Holders."


                     PRICE RANGE OF MED-EMERG'S COMMON STOCK

            Our Common Stock and Redeemable Common Stock Purchase Warrants are listed for trading under the symbols "MDER" and "MDERW", respectively, on the OTC Bulletin Board and under the symbols "MEI" and "MEIW", respectively, on the Boston Stock Exchange. The Common Shares and Redeemable Common Stock Purchase Warrants have been listed on the Boston Stock Exchange since February 12, 1998. From February 12, 1998 to April 16, 2001 the Company's Common shares and Redeemable Common Stock Purchase Warrants were listed on the NASDAQ Small Cap Market. Since April 16, 2001, our Common Shares have been listed on the OTC Bulletin Board.

            The following table sets forth the range of high and low sales prices from First Quarter of 2000 to the First Quarter 2002:


                                              COMMON SHARES
                                              -------------
                                           HIGH            LOW
--------------------------------
First Quarter, 2000                       3.6875          1.5625
Second Quarter, 2000                      3.0625          1.6250
Third Quarter, 2000                       2.1250           .8750
Fourth Quarter, 2000                      1.7500           .3750
First Quarter, 2001                        .6880           .4060
Second Quarter, 2001                      1.0500           .5300
Third Quarter, 2001                       1.3000           .7000
Fourth Quarter, 2001                      1.2400           .5500
First Quarter, 2002                       1.0000           .6500

            There were 49 holders of record of our Common Stock as of July 22, 2002. We have never paid or declared cash or stock dividends on its common stock. The payment of cash dividends, if any, is at the discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial condition and other relevant factors. We intend, for the foreseeable future, to retain any future earnings for use in its business.

                                 DIVIDEND POLICY

         We have never paid or declared a dividend on our Common Stock. The payment of cash dividends, if any, in the future is within the discretion of our Board of Directors and will depend upon our earnings, capital requirements, financial condition and other relevant factors. We intend, for the foreseeable future, to retain future earnings for use in our business.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of March 31, 2002 on an actual basis. This table should be read in conjunction with our financial statements and the accompanying notes appearing elsewhere in this prospectus.

  LONG TERM DEBT:
      Current maturities of long term debt                                                        $48,972
      Long term debt                                                                              590,017
                                                                                              -----------
           Total long term debt                                                                   638,989
                                                                                              -----------

  STOCKHOLDERS' EQUITY:
      Preferred stock - unlimited number of shares, $.001 par value
           authorized; 500,000 shares issued and outstanding                                      411,312
      Common stock - unlimited number of shares, $.001 par value
           authorized; 9,253,827 shares issued and outstanding                                 10,939,024
      Contributed surplus                                                                       1,174,300
      Cumulative translation adjustment                                                          (376,988)
      Accumulated deficit                                                                     (13,989,709)
                                                                                              -----------

           Total Stockholders' Equity                                                          (1,842,061)
                                                                                              -----------
           TOTAL CAPITALIZATION                                                                (1,203,072)
                                                                                              -----------
                                                                                              -----------

_________________

         The preceding table excludes:

                  3,705,000 currently outstanding warrants and options.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this Prospectus. See "Special Note Regarding Forward-Looking Statements."

GENERAL

         We are based in Ontario, Canada, and we are a provider of a broad range of quality healthcare management services. Med-Emerg was established in 1983. We specialize in the coordination and contract staffing of emergency physicians for hospitals and clinics in Canada. Though emergency-related services are still an important component of our business, we have expanded to offer a wide variety of medical services including nurse staffing, medical clinics, the recruitment of various healthcare professionals to fulfill a contract with the Department of National Defence, and a contract with Schering Plough Canada Inc. a leading pharmaceutical company, to provide infusion services to patients.

           We are positioned to establish industry leadership by providing integrated professional management services in the delivery of healthcare to the healthcare consumer. Our operations are divided into five units: Hospital Staffing, Medical Clinics, Department of National Defence, Pharmaceutical Support, and Long-Term Care.

            In 2001, we were awarded the contract for civilian in-garrison healthcare services for the Department of National Defence. The contract, the largest of its kind in Canada is a six year agreement pursuant to which we will recruit and staff an annual complement in excess of 800 full time healthcare providers in all Canadian Forces Bases. We receive an annual administrative fee to recruit and manage required personnel. Annual revenue for services provided under this contract is expected to exceed $30 million. Our staff who manage this project have previous Canadian military experience and this experience has been instrumental to match the project requirements to the specific needs of the Canadian Forces. This contract and its supporting infrastructure create a horizontal platform to allow the Company to secure of other major government staffing contracts.

          In March 2001, together with Schering Canada Inc., a leading Canadian pharmaceutical supplier, we entered into an agreement to receive a management fee to recruit, credential and install new infusion sites across Canada to deliver RemicadeTM infusion services to patients suffering from Crohn's Disease and rheumatoid arthritis. RemicadeTM reduces inflammation in patients with Crohn's disease and rheumatoid arthritis. It is estimated that approximately 40,000 patients in Canada suffer from the debilitating effects of these two diseases. Under this agreement, we coordinate and manage infusion services for patients referred to it by Schering Canada Inc. at its clinic locations. By December 2001, there were approximately 500 patients registered with us for this program, receiving regular infusions. It is anticipated that the number of patients participating in this program will reach 1,000 by the end of 2002.

        In April 2002, we commenced providing physicians to four long-term care facilities in Ontario. We intend to expand this business unit in 2002.


        Forward-looking statements of Med-Emerg International Inc. included herein or incorporated by reference including, but not limited to, those regarding future business prospects, the acquisition of additional clinics, the adequacy of capital resources and other statements regarding trends relating to various revenue and expense items, could be affected by a number of uncertainties and other factors beyond management's control.

RESULTS OF OPERATIONS

THREE MONTH PERIOD ENDED MARCH 31, 2002 VS. THREE MONTH PERIOD ENDED MARCH 31, 2001

            Total revenues for the three months ended March 31, 2002 increased to $9,741,534 as compared to $3,759,713 for the same period in 2001, an increase of approximately 160%. The Company attributes this increase to the management service contract with the Department of National Defence ("DND").

         Total general and administrative expenses for the three months ended March 31, 2002 increased to $192,584 as compared to $161,827 for the same period in 2001, an increase of approximately 19%. The Company attributes this increase primarily to hiring additional staff to process payroll for the DND management service contract

         Total interest expense for the three months ended March 31, 2002 increased to $87,581 as compared to $50,501for the same period in 2001, an increase of approximately 73%. The Company attributes this increase to financing requirements at higher interest rates on DND contract.

         Total direct expenses for the three months ended March 31, 2002 decreased to $1,376,936 as compared to $1,386,811 for the same period in 2001, a decrease of 1%. The Company attributes this decrease primarily to expense savings on closing certain unprofitable clinics.

         Net income for the three months ended March 31, 2002 was $665 as compared to a net loss of $169,487 for the same period in 2001. The Company attributes this increase in net income to higher earnings from the DND management service contract.


YEAR ENDED DECEMBER 31, 2001 VS. YEAR ENDED DECEMBER 31, 2000

            Total revenues for the year ended December 31, 2001 increased to $23,058,455 from $15,532,767 for the same period in 2000, an increase of approximately 48%. This revenue growth was largely attributable to the DND management service contract that commenced in 2001. Revenue from the DND contract amounted to $9.0 million the year ended December 31, 2001 compared to nil in the prior year. As at December 31, 2001 we were providing approximately 500 medical personnel at the DND bases across Canada.

            Revenues generated by the medical clinics totaled $ 7.5 million the year ended December 31, 2001 compared to $8.3 million for the prior year, a decrease of 9.8%. This decrease was due to the closure of unprofitable clinics coming off lease.

            Revenues from the hospital staffing unit decreased to $6.6 million the year ended December 31, 2001 compared to $7.2 million for the prior year, a decrease of 8.7%. The decrease in revenues resulted from the completion of a large international contract during the previous period and the loss of a staffing contract due to a government-imposed closure of a large emergency room facility.

         Total direct expenses for the year ended December 31, 2001 were $5,903,954 as compared to $6,103,860 for the same period in 2000, a decrease of approximately $200,000 (or 3.3)%. The Company attributes this decrease primarily to expense savings on closing certain unprofitable clinics.

         Total interest expense for the year ended December 31, 2001 increased to $451,924 as compared to $315,925 for the same period in 2000, an increase of $ 136,000 (or 43%). This increase is due to higher interest rates required to finance the DND contract.

            Gross Margin (revenue less physician and other direct costs) increased to $6.2 million for the year ended December 31, 2001 compared to $5.5 million for the prior year, an increase of 12.1%. This growth in gross margin was due to the Department of National Defence management service contract.

            Physician fees and direct costs, primarily fees paid to contract physicians, increased to $16.9 million for the year ended December 31, 2001 compared to $10.0 million for the prior year, an increase of 68.5%. Physician fees and other direct costs increased as a percent of revenue to 73.2% of revenue for the year ended December 31, 2001 compared to 64.5% of revenue for the year ended December 31, 2000. This increase reflected the inclusion of the DND contract where physician fees are a greater percentage of revenue than that of our other business units.

            On April 6, 2001, stock options were granted to senior officers, directors and a third party. The intrinsic value of the options granted was approximately $100,000, and was charged to earnings.

            In order to reduce operating losses, we also sold a clinic in April 2001 with minimal disposition cost. We subsequently ceased management of a medical clinic that had incurred losses of approximately $100,000 during the year.

            In September 2001, we disposed of our interest in HealthyConnect.com
(HCCI), a subsidiary operating as an internet-based e-commerce health portal. The disposition resulted in a write down of $1.85 million.

            Due to the impairment of certain assets, we wrote down the carrying values of other assets to their fair value in December 2001. The write down totaled $2.5 million, comprised of $800,000 of fixed assets, $1.2 million of goodwill, and $500,000 of physician contract assets.

            In December 2001, we also wrote off deferred start up and incorporation expenses for an urgent care clinic of approximately $200,000.

         We incurred a CAN GAAP net loss for the year ended December 31, 2001 of $7,355,966 as compared to a net loss of $2,298,841 for the same period in 2000. Unusual losses of $ 6.2 million were incurred primarily as a result of the writedown of other assets and write down of the Company's interest in HealthyConnect.com. The write down of the carrying value of the YFMC acquisition amounted to $ 2.5 million and the write down of the Company's interest in HealthyConnect.com amounted to $ 1.85 million.




YEAR ENDED DECEMBER 31, 2000 VS. YEAR ENDED DECEMBER 31, 1999

            Total revenues for the year ended December 31, 2000 increased to $15,532,767 from $12,648,428 for the same period in 1999, an increase of approximately 23%. This revenue growth was largely attributable to the acquisition of YFMC, the acquisitions of MUCI, York Lanes and Elmvale and growth in existing clinic business.

            Revenues generated by Physician Management Services increased by $3,474,863 or 72.1% from $4,816,720 in 1999 to $8,291,582 during 2000. The acquisition of YFMC Healthcare Inc. added total revenue of $4,625,000 for operations included in out consolidated results.

            Revenues from Physician and Nurse Recruiting decreased by $590,524 to $7,241,184 during 2000 from $7,831,708 in 1999.

            Total general and administrative expenses for the year ended December 31, 2000, increased to $870,304 as compared to $493,542 for the same period in 1999, an increase of approximately 76%. We attribute this increase primarily to increased staff and overhead expenses on the YFMC acquisition.

            Total direct expenses for the year ended December 31, 2000, increased to $4,864,055 as compared to $3,213,587 for the same period in 1999, an increase of approximately 51%. This increase is attributable to additional costs related to YFMC acquisition and HealthyConect.com development expenses.

            Physician fees and direct costs, which primarily represent fees to contract physicians, increased $1,134,624 or 12.8% from $8,877,139 in 1999 to $10,011,763 in 2000. Physician fees and other direct costs decreased as a percent of revenue, representing 64.5% of revenues for 2000, and 70.2% of revenues for 1999.

            Total interest expense for the year ended December 31, 2000 increased to $276,494 as compared to $44,494 for the same period in 1999, an increase of approximately 600%. This increase is due to higher interest rates and financing of the YFMC acquisition.

            On March 1, 2000, we issued a Private Placement Memorandum for equity financing. We raised gross proceeds of US$1,040,000 for the issuance of our 1,040,000 common shares.

            During the second and third quarters of 1998, we completed the acquisitions of two companies, JC Medical Management Inc. and Doctors On Call Ltd., and acquired the remaining two-thirds of the Glenderry Medical Walk-in Clinic. These acquisitions added $133,438 to operating expenses in 1999.

            During the first quarter of 1999, we completed the acquisition of a controlling interest in three other companies, all of which operate medical clinics, adding a total of $542,830 to operating expenses. The acquisition of YFMC Healthcare Inc. in the fourth quarter of 1999 added $349,740 to operating expenses.



LIQUIDITY AND CAPITAL RESOURCES

            As at December 31, 2001, our working capital deficit totaled $1,931,980. In the course of the fiscal year 2001, we raised gross proceeds of $493,000 through the issuance of 1,000,000 common shares.

            We sold our interest in HealthyConnect.com and received 1,929,921 shares in Next Generation Technology Holdings, Inc. (OTCBB: NGTH), as proceeds, pursuant to a supplement to the merger agreement dated September 27, 2001. The Next Generation Technology Holdings, Inc. shares were subsequently sold for gross proceeds of $385,984.

            During the fiscal year 2001, we were in violation of certain of our loan covenants. At the request of our (secondary) bankers, we repaid, in full, two operating lines and certain term loans owing to those bankers, totaling $306,441. This resulted in the retirement of credit facilities that had been provided to YFMC Healthcare Inc., our wholly owned subsidiary, and to YFMC Healthcare (Alberta) Inc., a wholly owned subsidiary of YFMC Healthcare Inc.

            We were also in default of certain terms and conditions pertaining for credit facilities from our primary banker, HSBC bank, including margin limits and financial covenants. As security for the operating line, we provided a first-ranking general assignment of accounts receivable, a general security, an assignment of all risk insurance policies and an assignment of key man life insurance of a director. As at December 31, 2001, we had drawn approximately $1.26 million under these credit facilities.

            On January 25, 2002, HSBC terminated our credit facility due to breaches of covenants under the terms of the loan, and also made demand for repayment of the entire debt. At our request, HSBC agreed to forbear from immediately enforcing its rights and to continue its credit facilities subject to repayment of its obligations of all loans in full on or before April 30, 2002. On May 6, 2002 the bank agreed to an extension of the forbearance period to June 28, 2002, based on the fulfillment of certain conditions.

            As at March 31, 2002 we had drawn approximately $ 1,228,686 from HSBC. This is a fixed amount with HSBC that bears interest at prime plus +3%. As security, we provided a first-ranking general assignment of accounts receivable, a general security over all of ours other assets, an assignment of all risk insurance policies and an assignment of key man life insurance of a director.

            On May 24, 2002 a private investor group lent us $600,000 secured by a one (1) year discounted secured debenture with a face amount of $ 720,000 repayable within twelve months. Repayments will be as follows: $20,000 per month (for months one through three); $ 30,000 per month (for months four through six); $35,000 per month for months seven through eleven) with a final payment of $ 395,000 in month twelve. In connection with this loan we issued the investor on aggregate of 216,000 shares of Common Stock. A principal stockholder of the Company guaranteed the loan. In exchange for the guarantee we issued the shareholder warrants to purchase 100,000 shares of Common Stock at $1.00 per share.

         On June 28, 2002, Morrison Financial Services Limited ("MFSL") paid the HSBC CAN $750,000 which was the balance owing under the forbearance agreement. At this point we have no further loan obligations to the HSBC. The completion of the aforementioned financial transaction has the effect of reducing the company's total debt by CAN $365,000 since the obligation to the HSBC was eliminated at a discounted value. MFSL provided the Company with a full-recourse invoice discounting facility in an amount not to exceed CAN $ 750,000, based on purchasing and advancing up to 75% of the face amount of a qualifying invoice with the balance held on reserve until the invoice is collected in full. The facility has a term of one year and matures on June 28, 2003. In addition to the specific Standard Form Assignments (General), all amounts due to MFSL shall be secured by a general security agreement on all assets and undertakings of Med-Emerg and assignment of all security in Med-Emerg held by HSBC Bank Canada.

      Our management has implemented certain plans and is seeking alternative financing. These plans include:

1) closure of non-profitable clinics, termination of redundant staff and cost-cutting measures;
2) negotiating discounts with creditors; and
3) disposition of redundant assets.

                                    BUSINESS

         Med-Emerg International Inc. (MEII) was founded in 1983 by Dr. Ramesh Zacharias to provide emergency room (ER) physician coverage to rural hospitals during nights and weekends. We grew quickly grew into one of Canada's largest providers of ER physician coverage. Since inception, we have provided staffing solutions to over 60 hospitals across the country.

         We have also conducted several international consulting assignments for healthcare clients in Saipan, the Cayman Islands, Malaysia and India, including feasibility studies, identification of medical service needs, planning of healthcare delivery systems and developing marketing strategies. In 1997, we completed a consulting assignment to provide an integrated strategic plan for the delivery of health and social services in the Northwest Territories in Canada, the costs of which were funded by the Northwest Territory Provincial government.

         Med-Emerg has demonstrated industry leadership in Canada by providing integrated professional management services in the delivery of healthcare to the Canadian healthcare consumer. Our operations are divided into five units; Hospital Staffing, Medical Clinics, Department of National Defence, Pharmaceutical Support and Long-Term Care. We intend to broaden its recruiting and management services over a wider geographic base, as well as pursuing opportunities for its expertise in the pharmaceutical industry and increasing medical personnel staffed under its contract with the Department of National Defence. We believe that we are well positioned to benefit from the aging of the baby boomer population, to capitalize on recent developments within the North American healthcare environment and the current restructuring initiatives within the healthcare industry. Specifically, our strategy is to leverage its 18 years of physician recruitment experience to become a dominant player in healthcare management services.

THE COMPANY

         Unless otherwise indicated, all reference to "Med-Emerg", "us", "our" "we" and the "Company" includes: (i) Med-Emerg International Inc.; (ii) its' wholly-owned subsidiaries, Med-Emerg Urgent Care Centres Inc., Med-Emerg Health Centres Inc., Med-Emerg Elmvale Clinic Inc.,YFMC Healthcare Inc., 927563 Ontario Inc. and 927564 Ontario Inc.; (iii) its indirect wholly-owned subsidiaries Med-Emerg Inc., Med Plus Health Centres Ltd. and YFMC Healthcare (Alberta) Inc., which is wholly-owned by 927563 Ontario Inc., 927564 Ontario Inc., and YFMC Healthcare Inc. respectively; (iv) its 75% owned subsidiary, Doctors on Call Ltd., owned by Med Plus Health Centres Ltd. and, (v) its 51% owned subsidiary Caremedics (Elmvale) Inc owned by Med-Emerg Elmvale Clinic Inc., and.; (vi) its indirect wholly-owned subsidiaries of 1180668 Ontario Inc., owner of 1024528 Ontario Ltd. o/a Caresource Physiotherapy and 1292363 Ontario Corp., which are wholly-owned by 1189543 Ontario Inc., a subsidiary of YFMC Healthcare Inc.

         Our operations are divided into five units: Hospital Staffing, Medicals Clinics, Department of National Defense, Pharmaceutical Support and Long-Term Care. The following represents a brief description of those units.

HOSPITAL STAFFING

         Hospitals have increasingly turned to consulting specialists with specialized skills to strengthen the management of their professional medical staff and specific clinical departments, to better control costs, and to assist hospitals in meeting their healthcare coverage needs and obligations to patients who are indigent, uninsured or unassigned to a referring physician.

         We provide ER physician staffing services to approximately 22 hospitals in Ontario, a mix of rural and urban facilities including tertiary care centers. In 1991, we introduced registered nurses into its staffing mix, when it developed a cost-effective model for the Lester B. Pearson International Airport utilizing "expanded role" registered nurses. We went on to launch a business devoted entirely to the provision of emergency trained registered nurses to hospitals in 1997. In 2001, our hospital staffing unit provided approximately 3500 hours of physician coverage and 1200 hours of nursing coverage per month for its' clients. We pay its physicians on an hourly or sessional basis, and receive a fixed monthly administrative management fee from each hospital.

         In addition to hospital staffing, we have experience in providing unique integrated staffing solutions in other healthcare settings. In 1996, we were approached by the Whitby Mental Health Centre to recruit five new primary care physicians to augment their existing resources. Upon a review of the patient population, the types of cases being treated, and the total cost of the current system, we pioneered an integrated health care model, combining Primary Care Physicians with Primary Health Care Nurse Practitioners, becoming the first organization to introduce Nurse Practitioners into a mental health setting. The program, now operational for four years, has received high satisfaction ratings from both staff and patients. Recently, Whitby Mental Health was the recipient of the ACE award from the Ministry of Health for Innovation in Health Care Delivery Design. In June 2002, the Centre for Addition and Mental Health awarded MEI a similar contract for primary care services.

         During the early and mid 1990's, we were retained by Correction Services Canada (CSC) to provide staff to deliver health services compliant with provincial and community standards, while dealing with the constraints inherent within a corrections environment. Between 1991 and 1996, the we provided services to the Kingston Penitentiary, Warkworth Institution, the Regional Treatment Centre, Millhaven Penitentiary and Bath Institute. The Company's responsibilities in these institutions included:

- the performance of examinations and assessments of the physical well-being of the inmates;
-     the determination of appropriate specialist back-up and consultation;
- the arrangement of medical services outside of the institutional environment;
-     the initiation of preventative health programs; and
-     the prescription of medications.

         We were cognizant of cost and safety controls related to patient transfers, and was instrumental in the development of on-site specialist coverage and consultation. We have over five years of experience serving the unique needs of inmate populations and providing comprehensive medical programs. In March 1994, we submitted a proposal to develop and teach a comprehensive nursing program to the Warkworth Institution and the Kingston Penitentiary. The program included the development of an education program, to be taught by professional experienced teachers, relevant teaching methodologies and the ability to build on additional teaching components. On July 15, 2002 MEI was awarded the after-hours physician contract to all thirteen (13) Federal Corrections Facilities in the Province of Ontario.

CONTRACTUAL ARRANGEMENTS

MANAGEMENT CONTRACTS WITH PHYSICIANS.

         We identify, recruit and screen potential candidates to serve as emergency room physicians in hospitals for our contract staffing services. We then enter into contracts with physicians who meet its qualifications and provide those physicians as candidates for admission to the hospital's medical staff. We require all physicians to be currently licensed to practice medicine in the Province of Ontario and to be Advanced Cardiac Life Support ("ACLS") or Advanced Trauma Life Support ("ATLS") certified before entering into a contract for the physician's services.

         The terms and conditions of our contracts with physicians generally provide that we, on a best efforts basis, place the physician in a functioning facility and we collects all fees due to the physician for rendering services. We then pays the physician for the medical services provided based on terms agreed to between the physician and us. These contracts generally contain the following provisions: each physician is not an employee of Med-Emerg but is instead an independent contractor of services to various medical facilities under contract with us; each physician must remain in good standing with the College of Physicians & Surgeons of the Province of Ontario and be licensed to practice medicine in the Province of Ontario; each physician must remain in good standing with the Canadian Medical Protective Association ("CMPA") and have appropriate CMPA coverage to provide physician services to patients while working with us. Physicians are bound by a non-competition restriction not to provide services at any hospital where we have a contract for one year following the contract term. Each physician full-time contract has a term of twelve months and renews automatically for an additional twelve months.

CONTRACTS WITH HOSPITALS FOR PHYSICIAN STAFFING.

         We coordinate the scheduling of staff physicians to provide coverage on a negotiated basis to a hospital's emergency department. We generally provide contract physician staffing services to hospitals on either of the following arrangements: fee-for-service contracts, or fixed fee per shift to the hospital. In addition, physicians under contract with us authorize us to bill and collect fees. Depending upon the hospital patient volume, we may receive a subsidy from the hospital. Pursuant to such contracts, we assume responsibility for billing and collection and assume risks of administrative error and subsequent non-payment. We take all of these factors into consideration in arriving at appropriate contractual arrangements with healthcare institutions and professionals. The hospital contracts are generally for one year, are generally terminable by either party upon two months written notice, and automatically renew if not terminated.

         When determining the split arrangement to be used in the physician compensation model for our fee-for-service contracts, we consider a hospital's emergency room patient volume, the monthly gross margin targets set by us, the location of the hospital in relation to the supply of physicians, and shift coverage offered or required by the hospital.

         When determining the fixed administrative fee to be charged to the hospital, we consider several factors including location of the hospital in relation to the availability of physicians, number of physicians from which to draw, the number of physician shifts required, and patient volumes.

         For all but one of the hospital staffing contracts, our monthly fee is due on the first of the month for which shift coverage is being provided. For all of our hospital staffing contracts (fee-for-service and fixed fee) the physicians are paid on the 15th of each month for services rendered up to the 15th of the prior month.

CONTRACTS WITH HOSPITALS FOR NURSE STAFFING.

          We provide nursing coverage to hospital emergency departments on a shift-by-shift basis. We charge a fixed hourly rate for every hour of nursing coverage provided. The hospital contracts are generally for one year, are terminable by either party upon three months written notice, and automatically renew if not terminated.

CONTRACTS WITH NURSES.

         We identify, recruit and screens potential candidates to serve as emergency room nurses in hospitals that have contracted for our staffing services. We then enter into contracts with nurses who meet its qualifications. We require all nurses to be Basic Life Support ("BLS") certified and prefers Advanced Cardiac Life Support ("ACLS") certification. Nurses must have a minimum of two years experience in emergency departments and pass a written examination that tests their skills as a critical care nurse.


         The Company bills a fixed hourly rate to the hospital for each hour of service provided by a nurse under contract with the Company. The nurses are paid a lower fixed hourly rate on the 15th and 30th of each month.

HOSPITAL STAFFING OPERATIONS

         The principal operating activities of the Hospital Staffing include the following:

RECRUITMENT AND CREDENTIALS.

         We have developed into one of the larger providers of physician recruitment and placement services to many communities and hospitals across Canada. Services include the complete assessment of a community's needs, practice opportunities, the development of a recruitment strategy and implementation process.

         The recruitment and certifying of credentials of qualified independent contract physicians is a central aspect of our operations. Our full-time employees are dedicated to recruiting and certifying credentials of the independent contract physicians. We recruit physicians from three groups. The first group is recruited directly from postgraduate training programs. Seminars are held in most of the teaching hospitals in Ontario, with plans to provide seminars across Canada to educate all the residents in family medicine and other specialties about career opportunities with us. The second and third groups recruited are established family physicians with an interest in emergency medicine and full-time emergentologists. We have developed a database that tracks the physicians during their medical career. This database enhances our ability to maximize the medical service contribution of each physician. In the Canadian healthcare environment where there exists a significant shortage of qualified physicians, one measure of value of a physician management organization is its ability to access, in a timely manner, the quantity of physicians in an organization's database. As part of our recruiting strategy, we have established a stock option plan and group benefits plan in which its contracted physicians can participate. We believe that this will encourage physicians to make long-term commitments.

         Qualified independent contract nurses are recruited through advertising, word-of-mouth and trade shows. Nurses must have two years of experience in critical care nursing and possess Basic Life Support ("BLS") training and preferably Advanced Cardiac Life Support ("ACLS") training.


QUALITY ASSURANCE.

         We maintain a Quality Assurance program designed to ensure consistency in clinical practice performance. These systems are subject to review and examination by independent hospital credential and regulatory agencies. As part of our quality assurance program, all physicians are required to have ACLS and ATLS certification, provide a Certificate of Professional Conduct from the College of Physicians and Surgeons of Ontario, be approved by the credentialing committee in their respective hospitals that are governed by the Public Hospital Act, maintain adequate malpractice coverage, and maintain continuing medical education credits. The efficiency of these systems, and the performance of our contract physicians, is critical to maintaining a good relationship with the hospitals, as well as minimizing our exposure to liability claims.

TIME SCHEDULING.

         The scheduling of physician hours and nurse hours is performed monthly. For physician services, hospitals are provided a monthly physician coverage schedule prior to the first of each month. Under some of the hospital contracts, multiple physician coverage is required during certain periods. For nursing services, hospitals contact us with their shift requirements. Because of varying other demands on the contract nurses and physicians, the scheduling process is complex and requires significant management attention.

BILLING AND COLLECTION OF SERVICES.

         Fees generated by emergency department coverage of physicians are comprised of two elements: (i) hospital administrative fees; and (ii) physician services. Under each hospital contract, we have the responsibility for the billing and collection of physician fees. Our bad debt experience in collection of physician fees has historically been less than 1% of allowable billings. In addition, we charge each hospital a fee for its recruiting and staffing services either on a fixed fee or fee-for-service basis.

PERSONNEL ADMINISTRATION.

         We assist the contracted physicians in personnel administration, which includes the administration of physician fee reimbursement. In addition, we provides for the administration of fringe benefit programs, which may include but are not limited to life insurance, health insurance, professional dues and disability insurance.

         We expect to continue its growth through staffing additional hospital contracts. In particular, we intend to both strategically target hospitals and physician groups. Management actively seeks opportunities to competitively bid for hospital contracts.

         In addition, we intend to take advantage of the government's plans to restructure the delivery of Canadian medical care through fewer, but more efficient hospitals and hospital groups. Management expects that hospitals will increasingly look to outsourcing from third party providers. Specifically, we expect that hospitals will seek opportunities for emergency care specialists not only to staff the emergency departments, but also to administer and operate all aspects of those departments.

MEDICAL CLINICS

         We began expanding its healthcare services in the early 1990's, in response to the changing needs of patient care. We opened three Immediate Care clinics in London and Mississauga, well before the concept became popular in Ontario. Today, we are one of the largest physician practice management companies, owning and operating 23 family practice clinics throughout Canada; located in Ottawa (14), Toronto (2), London (2), Winnipeg (1), Edmonton (2) and Calgary (2). In addition to its own clinics, we also provide administrative support services to physician practices including management, billing, staffing etc.

         During 2001, we began a major restructuring of its clinic facilities. Several small, unprofitable sites were closed or consolidated into larger group practices that will leverage the overhead costs into a more profitable model. We then developed business relationships with several of the large retail pharmacy chains to build or manage group medical practices adjacent to drug stores. In addition, we were engaged by several small rural communities to assist in the development of their physician recruitment and retention programs. One of the projects signed in 2001, resulted in our being retained to build and manage a multi-physician practice that is adjacent to the local pharmacy. The clinic will be electronically linked to the hospital's information technology systems providing seamless access to patient information.

DEPARTMENT OF NATIONAL DEFENCE

         In August of 1998, we were approached by the Department of National Defence (DND) to recruit a civilian anesthetist. The civilian physician was needed to support the DND's Advanced Surgical Centre in Coralici, Bosnia for a period of three months. The DND approved our candidate and formalized a contract for the provision of anesthetist coverage by this physician.

         In May of 1999, with the arrival of refugees from Kosovo, Citizenship and Immigration Canada (CIC) retained us to coordinate and provide on site services to the refugee population at Canadian Forces Base (CFB) Borden and CFB Gagetown. With our extensive network of primary care physicians, ER physicians, specialists and nurse practitioners, we were able to provide the above services within 72 hours at CFB Borden and within seven days at CFB Gagetown. Physicians were recruited from within its own pool of physicians in addition to utilizing relationships with external sources. We continued to provide the on-site service and necessary administration for the duration of the stay of the refugees approximately 10 weeks.

         In March of 2001, we were then awarded the administrative management services contract, the largest of its kind, to provide up to 400 medical personnel to the thirty-three Canadian Forces Bases across Canada. The contract has two stages, an initial period of three years with another three year renewal option extending to March 31, 2007. As the service administrator, we recruit, schedule and pay physicians, nurses, dentists, physiotherapists and other regulated healthcare professionals to provide services as required by the local health authority resident on each base. We are paid a monthly administrative management fee by the DND that is linked to the number of providers being managed at any one time. Within the first nine months of the contract, we had placed over 500 employees and independent healthcare professionals in all 39 bases across Canada. This exceeded the service delivery expectations of the Canadian Forces and demonstrated our ability to manage large multi-site, multi-provider contracts, on a national basis.

         For the DND, the primary benefit from this contract will be the existence of a "one stop shopping" arrangement for the Local Health Authority. As part of a national organization, our recruiters source health service providers from all regions of Canada. By developing a long-term relationship with their employees and sub-contractors, and being able to react quickly to changing local conditions, the Company provides some stability in the workforce and enhances continuity in the delivery of patient care for the DND.

PHARMACEUTICAL SUPPORT

         On March 15th, 2001, we signed a contract to become the national coordinator for the community-based infusion of RemicadeTM. This multi-year contract with Schering-Plough Canada capitalizes on our national network of health placement coordinators to provide timely access to clinics for the treatment of patients with disabling rheumatoid arthritis and Crohn's Disease. We have established 12 infusion sites, and project to open approximately five more by the end of December 31, 2002.

LONG-TERM CARE

         The problem of physician shortages is evident not only in hospitals in Ontario but also in its long-term care facilities. We have received requests from long-term care facilities for physicians available to provide admission physical assessments and regular primary care to residents. Residents of these facilities are typically not cared for by their family physicians once they are transferred to long term care facilities, thus they lack routine primary healthcare. In April 2002, we will commence providing physicians and nurse practitioners to select long-term care facilities in Ontario, and expects to increase this number during 2002.

GOVERNMENT REGULATION

         The provision of medical services in Canada is, for the most part, under provincial jurisdiction. Under the Health Insurance Act, the government of Ontario is responsible for paying physicians for the provision of insured services to residents of Ontario. Individual physicians' billings under the Ontario Health Insurance Plan (OHIP) are subject to threshold amounts, or soft caps. Once a physician reaches a prescribed level in the 12-month period beginning April 1 of each year, the government reduces payments to the physician by a prescribed fraction. Any changes in reimbursement regulations, policies, practices, interpretations or statutes that place material limitations on reimbursement amounts or practices could adversely affect our operations, absent, or prior to, satisfactory renegotiations of contracts with clients and arrangements with contracted physicians.

         Under a combination of statutory provisions, both federal and provincial, physicians are prohibited from billing their patients for fees in excess of those payable for services listed in the OHIP Schedule of Benefits. The Canada Health Act allows for cash contributions by the federal government in respect of insured health services provided under provincial healthcare insurance plans. In order for a province to qualify for a full cash contribution, there is a requirement that the provincial healthcare insurance plan satisfy the criteria set out in the Canada Health Act. In addition, the provincial plan must ensure that no payments are permitted in respect of insured health services that have been subject to extra billing.

         Continuing budgetary constraints at both the federal and provincial level and the rapidly escalating costs of healthcare and reimbursement programs have led, and may continue to lead, to significant reductions in government and other third party reimbursements for certain medical charges. Our independent contracted physicians, as well as Med-Emerg, are subject to periodic audits by government reimbursement programs to determine the adequacy of coding procedures and reasonableness of charges.

         Business corporations are legally prohibited from providing, or holding themselves out as providers of, medical care in many provinces. While we will seek to structure its operations to comply with the corporate practice of medicine laws of each province in which it operates, there can be no assurance that, given varying and uncertain interpretations of such laws, we would be found in compliance with restrictions on the corporate practice of medicine in all provinces. A determination that we are in violation of applicable restrictions on the practice of medicine in any province in which it operates or could operate could have a material adverse effect on us if we were unable to restructure its operations to comply with the requirements of such province.

COMPETITION

         We compete with a variety of healthcare service providers. These include the entire range of licensed physicians in private practice; physicians practicing in hospitals or under contract to other healthcare institutions; nurses employed in various healthcare settings; and other healthcare providers such as pharmacists, dentists, physiotherapists and regulated healthcare professionals.

         Competition in the industry is based on the scope, quality and cost of services provided. Certain of our current and potential competitors have substantially greater financial resources than the Company. While management believes that it competes on the basis of the quality of its services, the larger resources of its competitors may give them certain cost advantages over us (e.g., in the areas of malpractice insurance, cost savings from internal billing and collection and a broader scope of services).

INTELLECTUAL PROPERTY

         Trademarks and other proprietary rights are important to our success and our competitive position. We currently hold a number of trademarks, service marks and copyrights. Although we seek to protect our trademarks and other proprietary rights through a variety of means, we may not have taken adequate steps to protect these rights. We will continue to license content from third parties in the future and it is possible that we could be subjected to infringement actions based upon the content licensed from these third parties. Any claims brought against us, regardless of their merit, could result in costly litigation and the diversion of our financial resources and technical and management personnel. Further, if such claims are proved valid, through litigation or otherwise, we may be required to change our trademarks or other proprietary marks and pay financial damages.

         We currently enter into confidentiality or license agreements with our new employees, consultants and corporate partners to control access to and distribution of our technologies, documentation and other proprietary information. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our proprietary rights. The steps we have taken may not prevent misappropriation of our proprietary rights, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

EMPLOYEES

         As of July 22, 2002, we had 425 full-time employees, 43 were employed in administration, 66 were employed in the Company's clinics and 316 were employed to carry out the contract with the DND. In addition, as of such date, approximately 550 physicians and 55 nurses were actively working as independent contractors for us. We believe our relations with our employees to be good. Our employees do not belong to a union and there is no collective bargaining agreement covering employees.

CONSULTANTS

An Information Technology consultant has been retained to improve data gathering and reporting and will be paid $ 70,000 to complete this project.

A director has been retained as a consultant and will be paid $ 65,000 during 2002 (2001-$70,000).

OUR HISTORY AND STRUCTURE

PROPERTIES

         Our principal executive office is located at 2550 Argentia Road, Suite 205, Mississauga, Ontario. The principal office occupies approximately 7,500 square feet of space under a lease that expires in April 2004 at an average annual rental rate of approximately $100,000. We believe that our current office space is adequate for our future needs.

LEGAL PROCEEDINGS

         MEI has agreed to settle a claim by a landlord of certain premises previously occupied by us. The settlement amount agreed to was approximately $29,000 and will be paid in equal instalments over the next six months starting in August 2002.

         We have been made aware of a potential claim for monies owing, in the approximate amount of $25,000. We are disputing the quantum claimed and in the event that the party commences legal proceedings, we will counterclaim for damages suffered by it.

         YMFC HealthCare Inc., a wholly owned subsidiary, is in receipt of a letter from Canada Customs and Revenue Agency ("CCRA") dated April 30, 2001, adjusting YFMC's Goods and Services Tax returns for the period from December 31, 1992, to December 31, 1996. The total amount claimed by CCRA for this period is $249,000. In the event that YFMC becomes liable to pay any such amount to CCRA, we will claim an indemnity for such amount against the directors and certain named principals of YFMC pursuant to our rights under the Business Combination Agreement executed on August 10, 1999. Counsel has confirmed that CCRA does not intend to pursue YFMC for these amounts.

         Other than the above, we are not subject to any material legal proceedings.

         In addition to the above, we are subject to various other legal proceedings, which arise in the ordinary course of our business or relate to claims brought against companies we have acquired. Other than the above, we do not believe that any of our current legal proceedings, individually or in the aggregate, could have a material adverse effect on our operations or financial condition.

                                   MANAGEMENT

The following table shows information regarding our executive officers and directors.

NAME                                                 AGE                                POSITION
----                                                 ---                                --------
William Thomson, C.A.                                 60                                Chairman of the Board

Dr. Frank Baillie, M.D., Ch.B., FRCSC                 50                                Director

Patrick Michaud, M.B.A., C.G.A.                       50                                Director

Ramesh Zacharias, M.D., FRCSC                         50                                Chief Executive Officer,
                                                                                        Director
Donald Ross, D.M.D., M.Sc.                            50                                V.P. Operations

John Jarman, B.Com, C.A.                              50                                Chief Financial Officer, Corporate
Secretary

WILLIAM E. THOMSON (1)(2)(3), CHAIRMAN. Mr. Thomson has been our Chair since January 1996. Mr. Thomson is President of William E. Thomson Associates Inc., whose activities include the operation of companies in crisis, monitoring the clients of financial institutions, counseling Boards of Directors, Chief Executive Officers and senior management during periods of change, growth, initial public offerings and other financings, and general consulting and financial intermediation services. Mr. Thomson has operated companies in diverse fields including information technology, manufacturing, hospitality, forest products, medical services, financial services, transportation, and tier two automotive supplies. Mr. Thomson is also chairman of Esna Technologies Ltd., Asia Media Group Corporation, TPI Plastics Ltd., and Healthworks. In addition, he serves as a director of the following companies: Elegant Communications Ltd., Electrical Contacts Ltd., The Aurora Fund, Delfour Corporation, Imperial Plastech Inc., and Redpearl Funding Corporation.

DR. FRANK BAILLIE (1) DIRECTOR. Dr. Frank Baillie has been a Director since January 1, 2002. Dr. Frank Baillie has over twenty years of clinical and managerial experience as an Emergency Physician and General Surgeon in an academic setting. Dr. Baillie has maintained a surgical practice at McMaster University Medical Centre in Hamilton, Ontario since 1979. He all introduced emergency physician staffing and postgraduate training in Emergency Medicine at McMaster's Faculty of Health Sciences. He has managed a number of medical programs, including Hamilton General Hospital, Chedoke McMaster Hospital and St. Peter's Hospital. Dr. Baillie has provided consultative services regarding the delivery of emergency care for the Ontario government as well as internationally in Thailand, Malaysia, Kerala Province in India, Beijing and Abu Dhabi. Currently, Dr. Baillie is Associate Professor of Surgery and Postgraduate Surgical Program Director at the University Faculty of Health Sciences, he is the International Medical Liaison Officer for the Hamilton Health Sciences Corporation, and the Medical Director for Ontario CritiCall Service.

PATRICK MICHAUD (1) (3) (3) DIRECTOR. Patrick Michaud has been a Director since May 1, 2001. Patrick is self-employed as an independent financial consultant, providing consulting services to various companies, assisting them in their strategic planning, financial/management systems, developing business plans, and raising capital. Prior to this time, he was CFO of public companies including GlycoDesign Inc., a clinical stage biopharmaceutical company specializing in the development of glycotherapeutics and a Canadian merchant bank, with several successful public and private equity issues. He has served as a director of two publicly traded healthcare companies. Mr. Michaud received a B.Eng. from the Royal Military College of Canada, a MBA from the University of Western Ontario, and is a Certified General Accountant.

RAMESH ZACHARIAS PRESIDENT. Dr. Ramesh Zacharias is the founder of Med-Emerg International, Inc. and serves as the President and Chief Executive Executive Officer, and Executive Medical Director, of Officer and Med-Emerg Inc. He has practiced medicine in Canada since 1981 and has extensive experience in the delivery of emergency and primary, medical care. He has provided consulting services regarding the delivery of emergency care internationally in the Caribbean, Saipan and Malaysia and provided management-consulting services regarding the operation of medical clinics in Canada, the United States and Russia. In this continued role in providing medicalinsight and with his extensive business experience, he provides the strategic guidance and leadership to the Med-Emerg management team. Under his leadership, the Company has grown to become the leading Canadian medical clinic management and medical staffing organization.

DONALD ROSS VICE PRESIDENT OPERATIONS. Dr. Ross has been our Vice-President since November 1, 2000 and is responsible for the operations of the Company. He is an experienced healthcare executive, responsible for hands-on day-to-day operations. In addition to his professional experience, Don holds a Masters degree in Clinical Epidemiology, is a Doctor of Dental Medicine, and has an honors Bachelors degree in neurophysiology from the University of British Columbia. Prior to working with Med-Emerg, Don was the Executive Vice President (Health Care) of Aetna Canada for five years and has extensive experience in managing clinical business units in the public and private sectors.

JOHN JARMAN CHIEF FINANCIAL OFFICER & CORPORATE SECRETARY. Mr. Jarman is a chartered accountant having worked at PriceWaterhouseCoopers and has been our CFO since January 2, 2001. He has consulted to the healthcare industry and brings more than eighteen years experience in senior management positions prior to working with Med-Emerg Inc. John graduated from the University of Toronto with a Bachelor of Commerce. He has broad experience in corporate finance, acquisitions, and strategic alliances.

NOTES:
--------------------------------------------
(1)  Member of the Nominating and Governance Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Audit Committee.

         Our directors are elected for one year terms or until their successors are elected, and officers are appointed by the Board of Directors.

DIRECTOR COMPENSATION

         We pay each of our directors a nominal amount for attending meetings of our board of directors, and reimburse any reasonable expenses they incur in attending those meetings. Otherwise, we do not compensate our directors for acting as such. We have no plans to change this arrangement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The compensation committee of the board of directors is responsible for making all compensation decisions with respect to our executive officers, including salary, bonus and granting of stock options under our stock option plan. The

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

         To the knowledge of the Company, no officers, directors, beneficial owner of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other person subject to Section 16 of the Exchange Act with respect to the Company, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, which ended December 31, 2001.

EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who earned in excess of $100,000 for the fiscal years ended December 31, 2001, 2000 and December 31, 1999. No other executive officer has a total annual salary and bonus of more than $100,000 during the reporting periods.

                            ANNUAL COMPENSATION (US$)
                        ---------------------------------

  NAME AND                                                                   OTHER
  PRINCIPAL POSITION                        YEAR       SALARY      BONUS     COMPENSATION
  --------------------                     ------     ---------   -------    --------------
  Ramesh Zacharias
  Chief Executive Officer
                                            2001      $218,882         $0     $ 8,998(1)
                                            2000      $227,000         $0     $ 9,713(1)
                                            1999      $179,048    $67,300     $ 4,938(1)

  (1) In addition to being the Chief Executive Officer of the Company, Dr. Zacharias on occasion covers physician assignments that the Company is otherwise unable to fill. For each assignment that Dr. Zacharias covers, he is paid as an independent contracting physician. This amount represents fees paid to Dr. Zacharias for services rendered as a physician.

  EMPLOYMENT AGREEMENTS

            All of our executive officers intend to offer their full business time to the affairs of Med-Emerg. We entered into an employment agreement with Dr. Zacharias on August 1, 1997. Dr. Zacharias' agreement provides that he will devote all of his business time to the Company in consideration of an annual salary of $225,000 effective August 1, 1999 and a bonus of up to $67,300 based on performance. The agreement is for a term of three years, but may be terminated by us for cause, or without cause with penalty.

  CONSULTING AGREEMENTS

  Consulting fees of approximately $ 65,000 will be paid to a director during the year (2001 - $ 70,000).


  EXECUTIVE COMPENSATION POLICY

           The Company's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. In order to meet these goals, the Company's compensation policy for its executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, the Company's compensation policy also contemplates performance-based cash bonuses.

           CASH COMPENSATION. In determining its recommendations for adjustments to officers' base salaries the Company focuses primarily on the scope of each officer's responsibilities, each officer's contributions to the Company's success in moving toward its long-term goals during the fiscal year, the accomplishment of goals set by the officer and approved by the Board for that year, the Company's assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of the Company's financial position. In certain situations, relating primarily to the completion of important transactions or developments, the Company may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to the Company of the transaction or development.

            EQUITY COMPENSATION. The grant of stock options to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options increases management's equity ownership in the Company with the goal of ensuring that the interests of management remain closely aligned with those of the Company's stockholders. The Board believes that stock options in the Company provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options also create an incentive for executive officers to remain with the Company for the long term. See "Stock Option Plan."

  STOCK OPTION PLAN

                In November 1999, the Board of Directors and shareholders adopted and approved the Company's Stock Option Plan (the "Plan"). The Plan provides for grants to both employees and directors of the Company. The Plan is to be administered by the Board of Directors or a committee appointed by the Board. The Plan was amended to authorize the Company to issue options to acquire an aggregate of 2,090,000 shares of Common Stock, 1,941,300 of which have been granted as of December 31, 2001. As at December 31, 2001, 148,700 options were still available to be granted under the Stock Option Plan.

           During the fiscal 2001, 12,500 options were cancelled or let to expire. No options were granted to eligible physicians during the fiscal year ended December 31, 2001. On April 23, 2002 a total of 173,800 options were let to expire comprising 157,600 options issued on July 1, 1997 and 16,200 options issued on August 21, 1998.

  EMPLOYEE PENSION PLAN

         We do not currently have an employee pension plan.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of July 22, 2002 certain information with respect to stock ownership of (i) all Officers and Directors; (ii)persons known by the Company to be beneficial owners of 5% or more of its outstanding shares of Common Stock; (iii) all directors and officers as a group.

                                                  SHARES OF                     PERCENTAGE
NAME OF BENEFICIAL OWNER (2)                    COMMON STOCK (1)                 OWNERSHIP
----------------------------                    ----------------                 ---------
1245841 Ontario Inc. (3)                           1,228,107                        12.8%

Ramesh Zacharias
M.D., FRCSC (4)                                      800,000                         8.3%

William Thomson, C.A. (5)                            395,000                         4.1%

Patrick Michaud, B.M.A., C.G.A. (6)                   10,000                            *

John Jarman, B. Com., C.A. (7)                       100,000                         1.0%

Donald Ross, D.M.D., M.Sc. (7)                       100,000                         1.0%

H.T. Ardinger (8)                                  1,745,000                        18.1%

EMC2                                                 614,282

Robert Rubin (9)                                     800,000                         8.3%

All Officers and Directors as
a group (4) (5) (6) (10)                           1,405,000                        14.6%


(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Unless otherwise indicated, the address is c/o Med-Emerg International, Inc., 2550 Argentia Road, Suite 205, Mississauga, Ontario L5N 5R1, Canada.

(3) 1245841 Ontario Inc. is a Canadian company which is owned by Ramesh and Victoria Zacharias. Dr. Zacharias and Mrs. Zacharias each disclaim beneficial ownership of the shares owned by the other. Includes (i) 750,000 shares of Common stock issuable upon conversion of up to 500,000 shares of Convertible Preferred Stock which Preferred Stock (for a period of ten years from issuance, each share of preferred stock is convertible into 1.5 shares of Common Stock and thereafter into such number of shares of Common Stock as is equal to U.S.$4,500,000 divided by the then current market price of the Common Stock on the date of conversion. For purposes of the above chart, the number of shares of Common Stock issuable upon conversion of the Preferred Stock was calculated by assuming a one for one and one-half conversion). (ii) 308,440 shares of Common Stock (140,375 common shares as of May 7, 2001 and 168,065 as of June 28, 2002 issuable as a stock dividend payable on Preferred Shares, but which have not as of the date hereof been issued, and (iii) 169,667 unrestricted shares of Common Stock.

(4) Includes (i) 300,000 shares issuable upon exercise of currently exercisable options granted under the Company's 1997 Stock Option Plan, and (ii) options to purchase up to 500,000 common shares granted by the board of directors on April 6, 2001.

(5) Includes options to purchase up to 325,000 common shares granted by the board of directors on April 06, 2001, as well as options to purchase 70,000 common shares previously granted.

(6) Includes 10,000 shares of Common Stock issuable upon exercise of options.

(7) Includes 100,000 shares of Common Stock issuable upon exercise of options.

(8) Includes (i) 1,150,000 shares of Common Stock owned by H.T. Ardinger & Sons, Inc. a corporation controlled by H.T. Ardinger, (ii) 495,000 unrestricted shares of Common Stock owned by H.T. Ardinger, and (iii) 100,000 options to purchase shares of Common Stock.

(9) Includes 50,000 shares of Common Stock owned by the Rubin Family Irrevocable Stock Trust.

(10) Represents 1,350,984 voting securities currently owned and 1,405,000 voting securities issuable upon exercise of currently exercisable options issued under the Company's Stock Option Plan to Directors and Officers.

*  Less than 1%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On November 1, 1996, under a Company stock option plan, Robert Rubin, then a director of the company, was granted an option to purchase 700,000 common shares of the Company at an exercise price of $0.75 per share. The difference of $934,033 between the fair market value of $2.05 per share and the exercise price of $0.75 per share was been charged to earnings and contributed surplus in 1996. On November 1, 1999 the Company entered into a Consulting Agreement with Mr. Rubin to provide consulting services. Compensation under the Consulting Agreement provides for the payment of the consulting fee to Mr. Rubin by the exercise of his options on an equal basis every quarter over the next three years with the original exercise price of $0.70 per share charged to earnings as consulting services rendered. Subsequent to the year-end, the Consulting Agreement was terminated and Mr. Rubin was paid off amounts due under such Agreement by the issuance of 486,112 shares of Common Stock at a cost of $340,278. These amounts have been recorded in the financial statements for fiscal 2000.

         On May 7, 2001, the Company granted to Dr. Ramesh Zacharias 500,000 fully vested non-escrowed options of the Company of which 250,000 options vested immediately and the balance on January 1, 2002.

         The Company's former President repaid an employee loan
(non-interest bearing, unsecured) in the year ended December 31, 2001, by transferring 41,607 shares of Common Stock back to the Company.

         H.T. Ardinger, a Principal Stockholder of the Company has pledged certain securities to secure the debenture issued by the Company and attached hereto as Exhibit 10.10.

         The Company believes all previous transactions between the Company and its officers, directors or 5% stockholders, and their affiliates were made on terms no less favorable to the Company than those available from unaffiliated parties. In the future, the Company will present all proposed transactions with affiliated parties to the Board of Directors for its consideration and approval. Any such transaction will be approved by a majority of the disinterested directors.

         All current transactions between us and our officers, directors and principal stockholders or any affiliates thereof are, and in the future such transaction will be, on terms no less favorable to us than could be obtained from unaffiliated third parties.


                            DESCRIPTION OF SECURITIES

GENERAL

         The following summary description of Med-Emerg's securities is qualified in its entirety by reference to Med-Emerg's Certificate of Incorporation, as amended, and its By-laws, copies of which have been filed as Exhibits to the Registration Statement of which this Prospectus is a part.

         The total authorized capital stock of the Company consists of an unlimited number of shares of Common Stock, with no par value, and unlimited number of Preferred Stock, with no par value per share. The following descriptions contain all material terms and features of the Securities of the Company, are qualified in all respects by reference to the Certificate of Incorporation and Bylaws of the Company.

COMMON SHARES

              The holders of outstanding shares of Common Shares are entitled to share ratably on a share-for-share basis with respect to any dividends when, as an if declared by the Board of Directors out of funds legally available therefore. Each holder of Common Shares is entitled to one vote for each share held of record and is not entitled to cumulative voting rights. The Common Shares is not entitled to conversion or preemptive rights and is not subject to redemption. There are no limitations on the right of nonresident or foreign owners to hold or vote the Company's Common Shares. Upon liquidation, dissolution or winding up of the Company, the holders of Common Shares are entitled to share ratably in the net assets legally available for distribution to Shareholders after payment of all obligations of the Company and after provision has been made with respect to each class of Shares, if any, having preference over the Common Shares. Holders of shares of Common Shares do not have subscription rights. The shares of Common Shares presently outstanding are, and the shares of Common Shares offered hereby will be, upon issuance and payment therefore, validly issued, fully paid and non-assessable. All outstanding shares of Common Shares are, and the shares of Common Shares offered hereby will upon issuance be, fully paid and non-assessable.

PREFERRED SHARES

               The Company has 500,000 shares of Preferred Shares outstanding, all of which are held in the name of 1245841 Ontario Inc., which is owned by Ramesh and Victoria Zacharias. Each share of Preferred Shares entitles the holder to eight votes per share until the Company engages in a public offering of its securities at which time each share of Preferred Shares shall entitle the holder to one vote per share. Each share of Preferred Shares entitles the holder to an special cumulative dividend of US$.27 per share commencing on the date the Company consummates an initial public offering, payable quarterly at the Board of Directors discretion in cash or Common Shares. Commencing November 1, 2006, the holders of the Preferred Shares may convert the Preferred Shares for an amount of shares of Common Shares as is equal to US$4,500,000 divided by the then current market price of the Company's Common Shares. In addition, the holders of the Preferred Shares have the immediate right to convert the Preferred Shares into Common Shares on a basis of one share of Preferred Shares for one and one half shares of Common Shares. The Preferred Shares contains a provision, which prohibits the payment of any Common Shares dividends until all cumulative dividends on the Preferred Shares have been paid.

WARRANTS

PURCHASE WARRANTS

                Each Warrant entitles its holder to purchase one share of Common Shares at an exercise price of $4.50, subject to adjustment in certain circumstances, for a period of four years commencing on February 4, 1999. The Common Shares and Warrants may only be purchased as Units in the Offering, but are separately tradable immediately upon issuance.

                The exercise price of the Warrants and the number and kind of Common Shares or other securities and property issuable upon the exercise of the Warrants are subject to adjustment in certain circumstances, including a Shares split of, Shares dividend on, or a subdivision, combination or capitalization of the Common Shares and for any issuance of Common Shares for less than the lesser of the market price of a share of Common Shares or the exercise price of the Warrants. Additionally, an adjustment will be made upon the sale of all or substantially all of the assets of the Company in order to enable holders of Warrants to purchase the kind and number of shares or other securities or property (including cash) receivable in such event by a holder of the number of shares of Common Shares that might otherwise have been purchased upon exercise of the Warrants.

         The Warrants do not confer upon the holder any voting or other rights of a Shareholder of the Company. Upon notice to the holders of the Warrants, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

         Warrants may be exercised upon surrender of the warrant certificate evidencing those Warrants on or prior to the respective expiration date (or earlier redemption date) of the Warrants at the offices of the warrant agent, with the form of "Election to Purchase" on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the warrant agent) for the number of the Warrants being exercised.

         No Warrant will be exercisable unless at the time of exercise the Company has filed with the Commission a current prospectus covering the issuance of Common Shares issuable upon the exercise of the Warrant and the issuance of shares has been registered or qualified or is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the Warrant. The Company has undertaken to use its best efforts to maintain a current prospectus relating to the issuance of shares of Common Shares upon the exercise of the Warrants until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to maintain a current prospectus, there is no assurance that it will be able to do so.

         No fractional shares will be issued upon exercise of the Warrants. However, if a holder of a Warrant exercises all Warrants then owned of record, the Company will pay to that holder, in lieu of the issuance of any fractional share which would be otherwise issuable, an amount in cash equal to such fractional interest based on the market value of the Common Shares on the last trading day prior to the exercise date.

         The Warrants are redeemable by the Company commencing February 4, 2000 (or sooner with the consent of the Representative) at a redemption price of $0.10 per Warrant on not less that 30 days written notice, provided that the closing bid price per share of Common Shares, if traded on NASDAQ, or the last sale price, if listed on a national exchange, for 20 consecutive trading days ending on the third business day prior to the date of redemption notice, is at least $8.00 (subject to adjustment for certain events). The Warrants shall be exercisable until the close of the business day preceding the date fixed for redemption. In addition, subject to the rules of the NASD, the Company has agreed to engage Network 1 Financial Securities, Inc. as its exclusive warrant solicitation agent, in connection with which Network 1 would be entitled to a 5% fee upon exercise of the Warrants.

SERIES A WARRANTS

         Warrants entitling the holder to purchase one Med-Emerg Common Share at U.S. $2.70 per share, expiring June 12, 2000. As of March 31, 2000, there were 44,585 Med-Emerg Series A Warrants outstanding.

SERIES B WARRANTS

         Warrants entitling the holder to purchase one Med-Emerg Common Share at U.S. $3.40 per share, expiring June 12, 2000. As of March 31, 2000, there were 44,585 Med-Emerg Series B Warrants outstanding.

CONVERTIBLE DEBENTURE

            On May 24, 2002, a private investor group lent us $ 600,000 secured by a one (1) year discounted secured debenture with a face amount of $ 720,000 repayable within twelve months from the date of closing. Repayments will be as follows: $ 20,000 per month (for months one through three); $30,000 per month (for months four through six); $ 35,000 per month for months seven through eleven) with a final payment of $ 395,000 in month twelve. The debenture is convertible at any time at the option of the holder into shares of our Common Stock. The number of shares into which the debenture is convertible is determined by dividing the outstanding principal amount of the debenture, plus all accrued but unpaid interest thereon, by $1.00, subject to adjustment as provided in the debenture. We are required to register the number of shares into which the debenture and all interest thereon through the maturity date would convert.

            We have the right to redeem the debenture on or before the 180th day from the date of closing at an amount equal to 115 % of the principal amount of the investment and any date thereafter at 120% of the principal amount of the investment.


CERTAIN UNITED STATES AND CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

United States

         The following describes the principal United States federal income tax consequences of the purchase, ownership and disposition of our shares of common stock by a shareholder who is a citizen or resident of the United States or a United States domestic corporation or that otherwise will be subject to United States federal income tax. This summary is based on the United States Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This summary discusses only the principal United States federal income tax consequences to those beneficial owners holding the securities as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code of 1986 and does not address the tax treatment of a beneficial owner that owns 10% or more of shares of our common stock. It is for general guidance only and does not address the consequences applicable to certain specialized classes of taxpayers such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, or United States persons whose functional currency (as defined in Section 985 of the United States Internal Revenue Code of 1986) is not the United States dollar. Persons considering the purchase of these securities should consult their tax advisors with regard to the application of the United States and other income tax laws to their particular situations. In particular, a United States shareholder should consult his or her or its tax advisor with regard to the application of the United States federal income tax laws to his, her or its situation.

         A United States shareholder generally will realize, to the extent of our current and accumulated earnings and profits, foreign source ordinary income on the receipt of cash dividends, if any, on the shares of our common stock equal to the United States dollar value of such dividends determined by reference to the exchange rate in effect on the day they are received by the United States shareholder (with the value of such dividends computed before any reduction for any Canadian withholding tax). United States shareholders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any dividends received which are converted into United States dollars on a date subsequent to receipt. Subject to the requirements and limitations imposed by the United States Internal Revenue Code of

1986, a United States shareholder may elect to claim Canadian tax withheld or paid with respect to dividends on the shares of our common stock as a foreign credit against the United States federal income tax liability of such holder. Dividends on the shares of our common stock generally will constitute "passive income" or, in the case of certain United States shareholders, "financial services income," for United States foreign tax credit purposes. United States shareholders who do not elect to claim any foreign tax credits may claim a deduction for Canadian income tax withheld. Dividends paid on the shares of our common stock will not be eligible for the dividends received deduction available in certain cases to United States corporations. Upon a sale or exchange of a share of our common stock, a United States shareholder will recognize gain or loss equal to the difference between the amount realized on such sale or exchange and the tax basis of such share of common stock.

         Generally, any gain or loss recognized as a result of the foregoing will be a capital gain or loss and will either be long-term or short-term depending upon the period of time the shares of our common stock are sold or exchanged, as the case may be, were held.

         This summary is of general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any prospective investor and no representation with respect to the tax consequences to any particular investor is made.

Canada

         The following is a summary of the principal Canadian federal income tax considerations generally applicable to the acquisition, holding and disposition of shares of our common stock purchased pursuant to this prospectus by a United States shareholder who, for the purposes of the Income Tax Act (Canada) and the Canada-United States Income Tax Convention, as applicable and at all relevant times, (i) is resident in the United States and not resident in Canada, (ii) holds shares of our common stock as capital property, (iii) does not have a "permanent establishment" or "fixed base" in Canada, and (iv) deals at arm's length with us. Special rules, which are not discussed in this summary, may apply to "financial institutions" and to non-resident insurers carrying on an insurance business in Canada and elsewhere.

         This summary is based on the current provisions of the Income Tax Act (Canada) and the regulations thereunder and the Canada-United States Income Tax Convention, all specific proposals to amend the Income Tax Act (Canada) or the regulations thereunder announced by the Canadian Minister of Finance prior to the date of this prospectus and the current published administrative practices of Revenue Canada. This summary does not otherwise take into account or anticipate any changes in law or administrative practice nor does it take into account income tax laws or considerations of any province or territory of Canada or any jurisdiction other than Canada, which may differ from the federal income tax consequences described herein. This summary is of a general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any particular purchaser of the shares of common stock.

Dividends

         Under the Income Tax Act (Canada) and the Canada-United States Income Tax Convention, dividends paid or credited, or deemed to be paid or credited, on the shares of our common stock to a United States shareholder who owns less than 10% of our voting shares will be subject to Canadian withholding tax at the rate of 15% of the gross amount of such dividends or deemed dividends.

         Under the Canada-United States Income Tax Convention, dividends paid or credited to certain religious, scientific, charitable and similar tax exempt organizations and certain pension organizations that are resident, and exempt from tax, in the United States and that have complied with certain administrative procedures are exempt from this Canadian withholding tax.

Disposition of Shares of Common Stock

         A capital gain realized by a United States shareholder on a disposition or deemed disposition of shares of our common stock will not be subject to tax under the Income Tax Act (Canada) unless such shares of our common stock constitute taxable Canadian property within the meaning of the Income Tax Act (Canada) at the time of the disposition or deemed disposition. In general, the shares of our common stock will not be "taxable Canadian property" to a United States shareholder unless they are not listed on a prescribed stock exchange (which includes the NASDAQ Small Cap Market) or at any time within the five year period immediately preceding the disposition the United States shareholder, persons with whom the United States shareholder did not deal at arm's length, or the United States shareholder together with such persons owned or had an interest in or a right to acquire more than 25% of any class or series of our shares. A deemed disposition of shares of our common stock will arise on the death of a United States shareholder.

         If the shares of our common stock are taxable Canadian property to a United States shareholder, any capital gain realized on a disposition or deemed disposition of such shares of our common stock will generally be exempt from tax under the Income Tax Act (Canada) by virtue of the Canada-United States Income Tax Convention if the value of the shares of our common stock at the time of the disposition or deemed disposition is not derived principally from real property situated in Canada. We are of the view that the shares of our common stock do not now derive their value principally from real property situated in Canada; however, the determination as to whether Canadian tax would be applicable on a disposition or deemed disposition of shares of our common stock must be made at the time of the disposition or deemed disposition. This summary is of general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any prospective investor and no representation with respect to the tax consequences to any particular investor is made.

INVESTMENT CANADA ACT

         The Investment Canada Act, a Federal Canadian statute, regulates the acquisition of control of existing Canadian businesses by any non-Canadian (as that term is defined in the Investment Canada Act).

         We are currently a Canadian corporation (as that term is defined in the Investment Canada Act). If a non-Canadian seeks to acquire control of us, such acquisition will be subject to the Investment Canada Act. In general, any transaction that is subject to the Investment Canada Act is a reviewable transaction if the book value of our assets, as set out in its most recent financial statements, exceeds the applicable threshold. If the potential acquirer were a WTO Investor, acquiring control of us would only be reviewable if the book value of our assets exceeded CDN$209 million. (This number is the threshold amount for 2001 and this amount is increased each year by a factor equal to the increase in the rate of Canadian inflation for the previous year). A WTO Investor is defined in the Investment Canada Act as an investor ultimately controlled by nationals of World Trade Organization member states, such as the United States of America.

         If the book value of our assets exceeds the applicable threshold for review, the potential acquirer must file an application for review and obtain the approval of the Minister of Industry before acquiring control of us. In deciding whether to approve the reviewable transaction, the Minister considers whether the investment "is likely to be of net benefit to Canada". This determination is made on the basis of economic and policy criteria set out in the Investment Canada Act.

         The approval process begins with an initial review period of 45 days from the date the completed application is received. However, the Minister of Industry has authority to extend the review period unilaterally for 30 more days. Any further extensions require the potential acquirer's consent.


TRANSFER AGENT

         The transfer agent for our common stock is Continental Stock Transfer & Trust Company, New York, New York.


                         SHARES ELIGIBLE FOR FUTURE SALE

         There are currently a total of 9,605,939 shares of common stock outstanding, assuming no exercise of outstanding options and warrants or conversion of outstanding preferred stock. Of these shares, 5,376,507 shares are freely tradable, unless shares are purchased by an existing "affiliate." Our affiliates are people or entities that directly or indirectly control us, are controlled by us, or are under common control with us. For instance, our directors, executive officers and principal stockholders are deemed to control us, and thus are affiliates.

         The remaining 4,229,432 shares of common stock outstanding prior to this offering are restricted securities, as that term is defined under Rule 144 under the Securities Act. These shares are restricted securities because they were issued in private transactions not involving a public offering and may not be sold in the absence of registration unless an exemption from registration is available.

RULE 144

         In general, Rule 144 allows a shareholder (including an affiliate) who has beneficially owned restricted shares for at least one year to sell within any three-month period a number of shares not exceeding the following:

         - one percent of the then-outstanding shares of our common stock, which equals approximately 448,439 shares immediately after this offering; and
         - the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

         Sales under Rule 144 must also be sold through brokers or "market makers" and there must be current public information about the company.

RULE 144(K)

         In addition, under Rule 144(k), if at least two years has passed since the later of the date restricted securities were acquired from us or the date they were acquired from an affiliate of ours, a stockholder who is not an affiliate of ours at the time of sale and who has not been an affiliate of ours for at least three months prior to the sale would be entitled to sell shares of common stock in the public market without compliance with the foregoing requirements under Rule 144. Rule 144 does not require the same person to have held the securities for the applicable periods. The foregoing description of Rule 144 is not intended to be a complete description.

RULE 701

         Another exemption is Rule 701 under the Securities Act. Any of our employees, directors, officers or consultants who acquired shares pursuant to a written compensation plan or contract may be entitled to rely on the resale provisions of Rule 701, which permits non-affiliates to sell such shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144, and permits our affiliates to sell their Rule 701 shares without having to comply with the holding period restrictions of Rule 144, in each case commencing 90 days after the date of this prospectus.

REGISTRATION RIGHTS

         A number of our stockholders have the right to require us to register shares owned by them. These rights cover approximately 1,388,400 shares of our issued and outstanding common stock and will also cover any shares obtained by certain of these stockholders from time to time in connection with their conversion of currently outstanding preferred stock. Registration of these shares of our common stock would permit the sale of these shares without regard to the restrictions of Rule 144.

                            SELLING SECURITY HOLDERS

         The table below sets forth certain information regarding the beneficial ownership of the common stock by the selling security holders and as adjusted to give effect to the sale of the shares offered in this prospectus.

--------------------------------------------------------------------------------------------------------------------
                               POSITION, OFFICE OR                                                 PERCENTAGE OF
                                 AFFILIATION WITH         BENEFICIAL                               COMMON STOCK
                                 MED-EMERG DURING    OWNERSHIP OF COMMON    SHARES OF COMMON    BENEFICIALLY OWNED
  NAME OF SELLING SECURITY           THE PAST        STOCK PRIOR TO SALE    STOCK TO BE SOLD        AFTER THE
           HOLDER                   THREE YEARS                                                     OFFERING(1)
--------------------------------------------------------------------------------------------------------------------
Damon Testaverde               None                         585,000               500,000                   *

--------------------------------------------------------------------------------------------------------------------
Dr. Ramesh Zacharia (2)        Employee and                 800,000               500,000                  2.2%
                               Director
--------------------------------------------------------------------------------------------------------------------
William Thomson (3)            Employee and                 395,000               395,000                    0%
                               Director
--------------------------------------------------------------------------------------------------------------------
John Jarman (4)                Employee                     100,000               100,000                    0%
--------------------------------------------------------------------------------------------------------------------
Don Ross (4)                   Employee                     100,000               100,000                    0%
--------------------------------------------------------------------------------------------------------------------
Pat Michaud (5)                Director                     10,0000                10,000                    0%
--------------------------------------------------------------------------------------------------------------------
H.T. Ardinger (6)              None                       1,745,000               100,000                 12.2%
--------------------------------------------------------------------------------------------------------------------
1245841 Ontario,               Employee and               1,228,107               308,440                  6.8%
Inc. (7)                       Director
--------------------------------------------------------------------------------------------------------------------
Breckenridge Fund LLC (8)      None                         936,000               936,000                    0%
--------------------------------------------------------------------------------------------------------------------
Public Warrant Holders         None                       1,437,500             1,437,500                    0%
--------------------------------------------------------------------------------------------------------------------

______________________

(1) Assumes all of the shares of common stock offered are sold. The above numbers assume that the selling security holders will exercise all of the outstanding options and warrants held by them. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Includes 300,000 shares issuable upon exercise of currently exercisable options granted under the Company's 1997 Stock Option Plan and options to purchase up to 500,000 common shares granted by the board of directors on April 6, 2001.

(3) Includes options to purchase up to 325,000 common shares granted by the board of directors on April 6, 2001, as well as options to purchase 70,000 common shares previously granted.

(4) Includes 100,000 shares of Common Stock issuable upon exercise of options.

(5) Includes 10,000 shares of Common Stock issuable upon exercise of options.

(6) Includes (i) 1,150,000 shares of Common Stock owned by H.T. Ardinger & Sons, Inc. a corporation controlled by H.T. Ardinger, (ii) 495,000 unrestricted shares of Common Stock owned by H.T. Ardinger, and (iii) 100,000 options to purchase shares of Common Stock.

(7) 1245841 Ontario Inc. is a Canadian company which is owned by Ramesh and Victoria Zacharias. Dr. Zacharias and Mrs. Zacharias each disclaim beneficial ownership of the shares owned by the other. Includes (i) 750,000 shares of Common stock issuable upon conversion of up to 500,000 shares of Convertible Preferred Stock (for a period of ten years from issuance, each share of Preferred Stock is convertible into 1.5 shares of Common Stock and thereafter into such number of shares of Common Stock as is equal to U.S.$4,500,000 divided by the then current market price of the Common Stock on the date of conversion, for purposes of the above chart, the number of shares of Common Stock issuable upon conversion of the Preferred Stock was calculated by assuming a one for one and one-half conversion) (ii) 308,440 (140,375 common shares as of May 7, 2001 and 168,065 as of June 28, 2002 issuable as a stock dividend payable on the Preferred Shares, but which have not as of the date hereof been issued from treasury, and (iii) 169,667 unrestricted shares of Common Stock.

(8) Includes (i) 720,000 shares of Common Stock underlying a convertible Debenture, and (ii) 216,000 shares of restricted common stock.

* Less than 1%.

           In recognition of the fact that the selling security holders may wish to be legally permitted to sell their shares of common stock when they deem appropriate, we agreed with the selling security holders to file with the United States Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement on Form SB-2, of which this prospectus is a part, with respect to the resale of the shares of common stock, and have agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effect until the shares of common stock are no longer required to be registered for the sale thereof by the selling security holders.


                              PLAN OF DISTRIBUTION

           The shares of common stock offered hereby by the selling security holders may be sold from time to time by the selling security holders, or by pledgees, donees, transferees and other successors in interest. These pledgees, donees, transferees and other successors in interest will be deemed "selling security holders" for the purposes of this prospectus. The shares of common stock may be sold:

at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o  ordinary brokers transactions, which may include long or short sales,

o transactions involving cross or block trades or otherwise on the OTC Bulletin Board,

o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

o "at the market" to or through market makers or into an existing market for the common stock,

o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

o  any combination of the foregoing, or by any other legally available means.

           In effecting sales, brokers and dealers engaged by the selling security holders or the purchasers of the shares of common stock may arrange for other brokers or dealers to participate. These brokers or dealers may receive discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares of common stock for whom the broker or dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker or dealer may be in excess of customary commissions).

           To the best of our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any broker/dealer, agent or underwriter regarding the sale of the offered shares by the selling security holders. There is no assurance that any selling security holder will sell any or all of the offered shares or that any selling security holder will not transfer the offered shares by other means not described in this prospectus.

           We are bearing all of the costs relating to the registration of the shares of common stock other than certain fees and expenses, if any, of counsel or other advisors to the selling security holders. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in the transaction, or both.

           Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.


                                  LEGAL MATTERS

           Certain legal matters in connection with the offering, including the validity of the issuance of the shares of common stock offered hereby, will be passed upon for Med-Emerg by Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, New York, New York.

                                     EXPERTS

           The financial statements appearing in this prospectus have been audited by Schwartz Levitsky Feldman LLP, as set forth in their respective reports thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of such firms as experts in accounting and auditing.



                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

           We are subject to the information requirements of the Exchange Act of 1934, and, in accordance therewith will have been filing reports, proxy statements and other information with the United States Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the United States Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the United States Securities and Exchange Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois upon payment of the prescribed fees. Electronic registration statements filed through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the United States Securities and Exchange Commission's web site (http://www.sec.gov). Further information on public reference rooms available at the United States Securities and Exchange Commission is available by contacting the United States Securities and Exchange Commission at 1-(800) SEC-0330. The OTCBB maintains a web site at http://www.med-emerg.com) whereby information regarding Med-Emerg may be obtained.

                          INDEX TO FINANCIAL STATEMENTS



                                                                           PAGE
                                                                           ----
Balance Sheet as of the three months ended March 31, 2002 (Unaudited)     F-2

Statement of Operations for the year ended March 31, 2002                 F-3

Statement of Cash Flows for the year ended March 31, 2002                 F-4

Notes to Financial Statements for the year ended March 31, 2002           F-5 to F19

Independent Auditors' Report                                              F-20

Balance Sheet as of  December 31, 2001 (Audited)                          F-21

Statement of Operations for the year ended December 31, 2001              F-22

Statement of Cash Flows for the year ended December 31, 2001              F-23

Notes to Financial Statements for the year ended December 31, 2001        F-24 to F-41

Independent Auditors' Report                                              F-42

Balance Sheet as of  December 31, 2000 (Audited)                          F-43

Statement of Operations for the year ended December 31, 2000              F-44

Statement of Cash Flows for the year ended December 31, 2000              F-45

Notes to Financial Statements for the year ended December 31, 2000        F-46 to F-67

                          MED-EMERG INTERNATIONAL INC.
                           CONSOLIDATED BALANCE SHEET
          AS AT MARCH 31, 2002 (UNAUDITED)AND DECEMBER,2001 (AUDITED)
                                    (IN US$)

                                               March 31            December 31
                                                 2002                  2001
                                               --------            -----------
ASSETS

CURRENT ASSETS
     Cash                                     $  207,583            $    4,806
     Accounts receivable                       3,094,995             2,418,664
     Prepaid expenses and other                  151,499               147,528
     Short term investments                                            102,051
                                               ---------             ---------
                                               3,454,077             2,673,049
                                               =========             =========

Capital assets                                   832,467               682,496
                                               ---------             ---------
Total assets                                  $4,286,544            $3,355,545
                                              ==========            ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

     Bank Indebtedness (note 3)               $1,228,686            $1,128,330
     Accounts payable and accrued liabilities  4,250,730             3,311,897
     Restructuring reserve                         5,700                11,513
     Current portion of long-term debt            48,972               153,289
                                             -----------            ----------
                                               5,534,088             4,605,029

Long term debt                                   590,017               590,536
TOTAL LIABILITIES                              6,124,105             5,195,565
                                              ==========            ==========

Minority interest                                  4,500                 4,330

SHAREHOLDERS' EQUITY
     Capital Stock                            11,350,336            11,350,336
     Contributed surplus                       1,174,300             1,174,300
     Deficit                                 (13,989,709)          (13,990,374)
     Cumulative translation adjustment          (376,988)             (378,612)
                                             -----------            ----------
                                              (1,842,061)           (1,844,350)
                                             -----------            ----------
Commitments and contingencies (note 8)
                                              $4,286,544            $3,355,545
                                             ===========            ==========

The accompanying notes are an integral part of these consolidated financial statements.

                          MED-EMERG INTERNATIONAL INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
             THREE MONTHS ENDED MARCH 31, 2002 AND 2001 (UNAUDITED)
                                    (IN US$)


                                                March                 March
                                                 2002                  2001
                                              ---------             ----------

REVENUE                                       $9,741,534            $3,759,713

PHYSICIAN FEES AND OTHER DIRECT COSTS          8,184,961             2,276,606
                                              ----------            ----------
                                               1,556,573             1,483,107
                                              ----------            ----------
EXPENSES
     Salaries and benefits                    $  768,338            $  760,927
     General and administration                  192,584               161,827
     Occupancy costs and supplies                368,704               406,682
     Public company costs                         12,472                14,786
     Travel & Marketing                           34,838                42,589
                                              ----------            ----------
                                               1,376,936             1,386,811
                                              ----------            ----------

INCOME BEFORE INTEREST & FINANCING COSTS,
     AMORTIZATION, HEALTHYCONNECT.COM & TAXES    179,637                96,295

     Interest and financing expense               87,581                50,501
     Amortization of capital assets               54,456                44,101
     Amortization of goodwill                         --                37,102
     Amortization of other assets                     --                43,887
     Amortization of Healthy Connect.com software     --               115,025
     Healthy Connect.com development costs            --               156,270
     Dilution Gain                                    --               (25,938)
                                              ----------            ----------
                                                 142,037               420,948

                                              ----------            ----------

OPERATING INCOME (LOSS) BEFORE INCOME TAXES       37,600              (324,653)
     Income taxes (recovery)                          --              (129,861)
                                              ----------            ----------

NET INCOME (LOSS) BEFORE MINORITY
  INTERES & PREFERRED SHARES                      37,600              (194,792)

     Minority Interest                             3,191               (59,055)
                                              ----------            ----------

NET INCOME (LOSS) BEFORE PREFERRED
  SHARE DIVIDENDS                                 34,409              (135,737)

     Preferred share dividends                   (33,744)              (33,750)
                                              ----------            ----------

NET INCOME (LOSS)                                    665              (169,487)

DEFICIT, BEGINNING OF THE PERIOD             (13,990,374)           (6,634,409)
                                              ----------            ----------

DEFICIT, END OF THE PERIOD                  $(13,989,709)          $(6,803,896)
                                            ============           ===========

BASIC INCOME (LOSS) PER COMMON SHARE        $       0.00           $     (0.03)
                                            ============           ===========
WEIGHTED AVERAGE BASIC NUMBER OF
  COMMON SHARES                                9,253,827             5,243,825
                                            ============           ===========

The accompanying notes are an integral part of these consolidated financial statements.

                          MED-EMERG INTERNATIONAL INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                    AS AT MARCH 31, 2002 AND 2001 (UNAUDITED)
                                    (IN US$)

                                               March 31                March 31
                                                 2002                    2001
                                             ----------              ----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss) for the period         $      665            $ (169,487)
     Adjustments for:
          Amortization of capital assets          54,456                44,101
          Amortization of goodwill and
               other assets                           --               196,014
          Deferred income taxes                       --              (129,861)
          Dilution gain from HealthyConnect.com       --               (25,938)
          Minority interest                           --               (59,055)
                                              ----------             ---------

                                                  55,121              (144,226)
                                              ----------             ---------
     Increase in non-cash working
       capital components                        252,718                89,458
                                              ----------             ---------
                                                 307,839               (54,768)
                                              ==========             =========

CASH FLOWS FROM INVESTING ACTIVITIES
     Additions to capital assets                (205,008)              (20,463)
     Proceeds from sale of investment in Next
     Generation Technology Holdings, Inc.        102,051                    --
                                              ----------             ---------
                                                (102,957)              (20,463)
                                              ----------             ---------

CASH FLOWS FROM FINANCING ACTIVITIES
     Bank indebtedness                           100,356               (16,231)
     Repayment of debt                          (104,836)              (42,312)
     Due to minority Interest                        170                54,363
     Due to related parties                           --                24,671
                                              ----------             ---------
                                                  (4,310)               20,491
                                              ----------             ---------

Effect of foreign currency exchange
  rate changes                                     2,205                 5,819

INCREASE (DECREASE) IN CASH                      202,777               (48,921)
Cash, beginning of period                          4,806               121,765
                                              ----------             ---------
Cash, end of period                          $   207,583            $   72,844
                                              ==========             =========

The accompanying notes are an integral part of these consolidated financial statements.

MED-EMERG INTERNATIONAL INC.
Notes to Unaudited Consolidated Financial Statements
Three months ended March 31, 2002 and 2001

1)   ORGANIZATION AND DESCRIPTION OF BUSINESS

     Med-Emerg International Inc. is a leading private sector provider of quality healthcare management services to the Canadian healthcare industry.

     Med-Emerg International Inc. is a publicly traded company. The Common Shares and Redeemable Common Stock Purchase Warrants have been listed on the Boston Stock Exchange since February 12, 1998. From February 12, 1998 to April 16, 2001 the Company's Common shares and Redeemable Common Stock Purchase Warrants were listed on the NASDAQ Small Cap Market. Since April 16, 2001, the Company's Common Shares have been listed on the OTC Bulletin Board.

     The Company's operations are divided into five units: Hospital Staffing, Medical Clinics, Department of National Defence, Pharmaceutical Support and Long-Term Care. The following represents a brief description of those units.

     HOSPITAL STAFFING

     The Company provides ER physician staffing services to hospitals in Ontario, a mix of rural and urban facilities including tertiary care centers. The Company pays its physicians on an hourly or sessional basis, and receives a fixed monthly administrative management fee from each hospital. The Company also provides nursing coverage to hospital emergency departments on a shift-by-shift basis. The Company charges a fixed hourly rate for every hour of nursing coverage provided. During the first quarter of 2002, the hospital staffing unit provided approximately 3500 hours of physician coverage and 1200 hours of nursing coverage per month for its' clients. At March 31, 2002, the Company had 18 contracts for physician staffing and 9 contracts for nurse staffing.

     MEDICAL CLINICS

     The Company is one of the largest physician practice management companies. At March 31, 2002, the Company owned and operated 21 family practice clinics throughout Canada; located in Ottawa (12), Toronto (2), London (2), Winnipeg (1), Edmonton (2) and Calgary (2). In addition to its own clinics, the Company also provides administrative support services to physician practices including management, billing, staffing etc. This provides physicians with the ability to practice within a professional managed network and to concentrate on the clinical aspects of their practices. The company owns all the clinic assets including medical equipment.

     DEPARTMENT OF NATIONAL DEFENCE

     In March of 2001, the Company was awarded the administrative management services contract, the largest of its kind, to provide up to 400 medical personnel to the thirty-three Canadian Forces Bases across Canada. The contract has two stages, an initial period of three years with another three year renewal option extending to March 31, 2007.

     MED-EMERG INTERNATIONAL INC.
     Notes to Unaudited Consolidated Financial Statements
     Three months ended March 31, 2002 and 2001

     As the service administrator, the Company recruits, schedules and pays physicians, nurses, dentists, physiotherapists and other regulated healthcare professionals to provide services as required by the local health authority resident on each base. The Company is paid a monthly administrative management fee by the DND that is linked to the number of providers being managed at any one time. As at March 31, 2002, the Company had placed over 640 employees and independent healthcare professionals in all 39 bases across Canada. This has exceeded the service delivery expectations of the Canadian Forces and demonstrated the Company's ability to manage large multi-site, multi-provider contracts, on a national basis.

     PHARMACEUTICAL SUPPORT

     On March 15th, 2001, the Company signed a contract to become the national coordinator for the community-based infusion of RemicadeTM. This multi-year contract with Schering-Plough Canada capitalizes on the Company's national network of health placement coordinators to provide timely access to clinics for the treatment of patients with disabling rheumatoid arthritis and Crohn's Disease. At March 31, 2002, the Company has established 13 infusion sites, and is projected to open approximately five more by the end of December 31st, 2002.

     LONG-TERM CARE

     The Company has received requests from long-term care facilities for physicians available to provide admission physical assessments and regular primary care to residents. Residents of these facilities are typically not cared for by their family physicians once they are transferred to long term care facilities, thus they lack routine primary healthcare. In May 2002, the Company will commence providing physicians and nurse practitioners to 3 long-term care facilities in Ontario, and expects to increase this number during 2002.

     2.  BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles for interim financial reporting. These financial statements consolidate, with minority interest, the accounts of Med-Emerg International Inc. ("The Company") and all wholly- and partially-owned subsidiaries of Med-Emerg International Inc.

     In the opinion of management, the unaudited interim consolidated financial statements contained in this report reflect all adjustments, consisting of only normal recurring accruals, which are necessary for a fair presentation of the financial position, and the results of operations for the interim periods presented. The results of operations for any interim period are not necessarily indicative of the results for the full year.

     These consolidated financial statements, footnote disclosures and other information should be read in conjunction with the consolidated

     MED-EMERG INTERNATIONAL INC.
     Notes to Unaudited Consolidated Financial Statements
     Three months ended March 31, 2002 and 2001


     financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

     2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)  Going concern

     The consolidated financial statements have been prepared on principles applicable to a going concern which assumes that the Company will be able to realize its assets and discharge its obligations in the normal course of business. As at March 31, 2002, the Company had a working capital deficiency of $ 2,080,011 and a shareholders' deficit of $ 13,989,709. The Company is in forbearance with its primary bankers who have not approved any additional credit facility. The Company negotiated repayment terms with two banks during 2001. On January 25, 2002, one of the Company's operating banks terminated its credit facility with the Company due to breaches of covenants under the terms of the loan, and also made demand for repayment of the entire debt. At the request of the Company and its guarantors, that bank agreed to forbear from immediately enforcing its rights and to continue its credit facilities subject to repayment of its obligations of all loans in full on or before April 30, 2002. On May 6, 2002 the bank agreed to an extension of the forbearance period to June 28, 2002, based on the fulfillment of certain conditions. The Company is in the process of seeking available alternative financing from private sources in order to meet this demand. (See note 3 for further details).

     Management has implemented certain plans and is seeking alternative financing, which it believes will alleviate these conditions. These plans include:

     1)closure of non-profitable clinics, termination of redundant staff and cost-cutting measures; 2)negotiating discounts with creditors; and
     3)disposition of redundant assets.

     Management has entered into an arrangement to obtain alternative financing and this will enable the Company to return to profitability in the foreseeable future. Consequently, on that basis, they have prepared the financial statements on a going concern basis.

     Should the Company be unable to complete this arrangement for alternative financing, it may not be able to continue as a going concern. As a result, certain assets and liabilities currently reflected in the balance sheet at book values would have to be adjusted to liquidated values.

     On May 15 the Company raised a discounted secured debenture with a face value of $720,000 for net proceeds of $600,000 (see note 10).


     3.  BANK INDEBTEDNESS

     On January 25, 2002, HSBC made demand for payment from the Company of all its indebtedness, and made demand on the existing Guarantors which consist of subsidiary companies of the Company. HSBC gave

     MED-EMERG INTERNATIONAL INC.
     Notes to Unaudited Consolidated Financial Statements
     Three months ended March 31, 2002 and 2001

     each of the Borrowers and the Guarantors a notice of intention to enforce security. At the request of the Company, HSBC agreed to forbear until April 30, 2002 from immediately enforcing its rights and to continue the credit facilities subject to certain conditions.

     Subsequently, the HSBC agreed to an extension of the forbearance period to June 28, 2002 from the original date of April 30, 2002.

     As at March 31, 2002 the Company, had drawn approximately $ 1,228,686 from HSBC. This is a fixed amount with HSBC that bears interest at prime plus + 3%. As security, the Company has provided a first-ranking general assignment of accounts receivable, a general security over all of the Company's other assets, an assignment of all risk insurance policies and an assignment of key man life insurance of a director.

     HSBC has agreed to grant an extension of the forbearance agreement requested, subject to the additional terms and conditions as follows.

     (i) the capital loan was reduced to $ 1,165,959 on payment of $ 62,727 made by the Company on May 7, 2002 as a term of accepting the extension of the forbearance agreement. HSBC, at the request of the Company, subsequently agreed to forbear from enforcing its rights and to continue its credit facilities, on the condition that the Company retires all obligations to HSBC if payment is made by June 28, 2002.

     (ii) On or before May 17, 2002, the company shall obtain financing in order to repay $ 470,455 (ranking subordinate to the Bank) to be applied to reduce the capital loan to $ 695,504.

     In addition to the foregoing, the significant terms of the forbearance agreement are as follows:

     (i) The capital loan was reduced to $ 1,228,686 on payment of $ 62,783 made by the Company as a term of accepting the forbearance agreement. HSBC, at the request of the Company, subsequently agreed to forbear from enforcing its rights and to continue its credit facilities, on the condition that the Company retires all obligations to HSBC if payment is made by April 30, 2002.

     (ii) If requested by HSBC, the Company will consent to the appointment by HSBC of a monitor to review the affairs of the Company periodically, on terms and conditions satisfactory to the bank.

     (iii) The Company will take steps to ensure that the position of its other creditors is not materially altered and that all current priority claims are paid in full as the same fall due.

     (iv) The Company is restricted from entering into transactions including but not limited to the incurrence of capital expenditures and payments of corporate dividends.

     MED-EMERG INTERNATIONAL INC.
     Notes to Unaudited Consolidated Financial Statements
     Three months ended March 31, 2002 and 2001

     It is a condition of the revised forbearance contemplated herein that the Company should retire all obligations of the borrower to HSBC in full by June 28, 2002. If payment is made by June 28, 2002 (and no later), HSBC will thereupon forgive the principal sum of $ 229,135.

     The Company had previously negotiated forbearance agreements with its secondary bankers and the balance outstanding of term loans to be repaid under schedule was $21,889 as at March 31, 2002.

     4.  ACQUISITIONS AND DISPOSITIONS

     Effective November 5, 1999, the Company purchased all of the outstanding securities of YFMC Healthcare Inc. a Canadian physician management services organization that owns and manages 22 medical clinics in exchange for similar securities of the Company. As at December 31, 1999, the Company provided for $ 356,889 for integration costs in connection with the acquisition. As at March 31, 2002 there was a balance of $ 5,700, which is expected to be utilized in connection with the leasing costs of the original offices, since vacated.

     The Company disposed of the balance of its investment of 510,255 shares of Next Generation Technology Holdings, Inc. (NGTH) at $ 0.20 each during the first quarter of 2002. Pursuant to a supplement to the merger agreement dated September 27, 2001, the Company had sold its interest in HealthyConnect.com and received 1,929,921 NGTH shares as proceeds.

     The Company is entitled to utilize approximately $770,000 in capital losses realized from the sale of its investment in Healthy Connect.com against any future unrealized capital gains.

     5.  REFINANCING ACTIVITIES

     The company has signed a Term Sheet on April 30, 2002 for Proposed Offering of Discounted Secured Debentures with a private investor group. Under the Term Sheet, the private investor group would purchase certain securities of the company. The terms and conditions of the term sheet are subject to completion of due diligence and preparation of definitive documentation to effect the transaction. The closing of this transaction is subject to determination by the private investor group that there has been no material adverse development relating to the business, assets, operations, properties, condition (financial or otherwise) or prospects of the company and subsidiaries or the collateral taken as a whole.

     The private investor group will lend to the company an amount of $ 600,000 secured by a one (1) year Discounted Secured Debenture with a face amount of $ 720,000 repayable within twelve months from the date of closing. Repayments will be as follows: $ 20,000 per month (for months one through three); $ 30,000 per month (for months four through six); $ 35,000 per month for months seven through eleven) with a final payment of $ 395,000 in month twelve.

     MED-EMERG INTERNATIONAL INC.
     Notes to Unaudited Consolidated Financial Statements
     Three months ended March 31, 2002 and 2001

     5.  REFINANCING ACTIVITIES (cont'd)

     Unrestricted, free trading shares of the company equivalent to 150% of the face amount of the Debenture will be held in escrow as security for the Debenture with such shares expected to have a market value of 200 % of the face amount. Should the market value fall below 200 %, the company will deposit additional securities to return the market value to 200%.

     The Company shall have the right to redeem the Debentures on or before the 180th day from the date of closing at an amount equal to 115 % of the principal amount of the investment and any date thereafter at 120% of the principal amount of the investment.

     The private investor group shall receive at the time of closing, restricted common equal to 20 % and unrestricted common shares equal to 20 % of the face amount of the debenture, which it will own in the event that the Company redeems the Debentures.

     The note holder has the right to convert the Debenture into MEII common shares based on the common stock being valued at $1 per share.

     A portion of the financing will be used to make the interim payment of $ 470,455 to the HSBC bank under the extended forbearance agreement.

     The balance of the funds due to HSBC under the forbearance is expected on June 28, 2002 will be provided by way of a private placement or by way of a factor arrangement. There are currently adequate unencumbered accounts receivable sufficient to raise the balance of funding required under a factoring arrangement to eliminate the HSBC's position. No material change in accounts receivable levels is anticipated on or before June 28, 2002.

     6.  CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES

     These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which conform in all material respects applicable to the Company, with those in the United States ("U.S. GAAP") during the periods presented except with respect to the following:

     Consolidated statements of operations

     If United States GAAP were employed, net loss for the period would be adjusted as follows:

                                                 March                 March
                                                 2002                    2001
                                              ----------             ----------
     Net income (loss) based on Canadian GAAP        665              (169,487)
     Start-up costs amortized/(deferred)              --                10,994
     Deferred acquisition costs                       --                    --
     Goodwill amortization                            --               (13,710)
     Dilution gain                                    --               (25,938)
                                              ----------             ---------

     Net income (loss) based on United States GAAP   665              (198,141)
     Primary income (loss) per share               $0.00                ($0.03)

If United states GAAP were employed, deficit, goodwill and other assets and deferred start-up costs would be adjusted as follows:


                                                 March                 March
                                                 2002                    2001
                                              ----------             ----------
     Deficit based on Canadian GAAP          (13,989,709)           (6,803,896)
     Start-up costs deferred                          --              (181,600)
     Goodwill amortization                            --               (77,029)
     Dilution gain                                    --               (25,938)
                                              ----------             ---------
                                             (13,989,709)           (7,088,463)
                                              ==========             =========

     Goodwill & other assets based on
       Canadian GAAP                                  --             4,852,761
     Start-up costs deferred                          --              (181,600)
     Goodwill on purchase of YFMC
       Healthcare Inc.                                --             1,010,843
                                              ----------             ---------
                                                      --             5,682,004
                                              ==========             =========

     MED-EMERG INTERNATIONAL INC.
     Notes to Unaudited Consolidated Financial Statements
     Three months ended March 31, 2002 and 2001

     6.  CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (cont'd)

     (a) Deferred Income Taxes

     Under U.S. GAAP, the Company is required to follow Statement of Financial Accounting Standards (SFAS No. 109) "Accounting for Income Taxes", which requires the use of the "asset and liability method" of accounting for deferred income taxes, which gives recognition to deferred taxes on all "temporary differences" (differences between accounting basis and tax basis of the Company's assets and liabilities, such as the non-deductible values attributed to assets in a business combination) using current enacted tax rates. In addition, SFAS No. 109 requires the Company to record all deferred tax assets, including future tax benefits of capital losses carried forward, and to record a "valuation allowance" for any deferred tax assets where it is more likely than not that the asset will not be realized. The Company has followed this method under Canadian GAAP.

     (b) Deferred Start-up Costs

     Under Canadian GAAP, development and start-up costs, which meet certain criteria, are deferred and amortized. Under United States GAAP, development and start-up costs are expensed as incurred.

     (c) Dilution Gain

     Under US GAAP, the gain realized on the issuance of the shares of a subsidiary to third party at an amount greater than the net book value is treated as additional paid in capital.

     (d) Earnings Per Share

     U.S. GAAP requires common shares and warrants to purchase common shares, issued or exercisable at prices below the initial public offering ("I.P.O.") price and which were issued within one year prior to the initial filing of the registration statement relating to the I.P.O., to be treated as if the common shares were outstanding from the beginning of the period in the calculation of weighted average number of common shares outstanding and loss per share, even where such inclusion is anti-dilutive. Primary earnings per common share is determined using the weighted average number of shares outstanding during the year, adjusted to reflect the application of the treasury stock method for outstanding options and warrants in accordance with U.S. GAAP.

     MED-EMERG INTERNATIONAL INC.
     Notes to Unaudited Consolidated Financial Statements
     Three months ended March 31, 2002 and 2001

     6.  CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (cont'd)

     (e) Stock Compensation

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), was issued by the Financial Accounting Standards Board in October 1995. SFAS 123 establishes financial accounting and reporting standards for transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, as well as stock-based employee compensation plans. All transactions in which goods or services are the consideration received for the issuance of equity instruments are to be accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

     As allowed by SFAS 123, the Company has decided to continue to use Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" in accounting for the Company's Stock Option Plan (the "Plan") for U.S. GAAP purposes.

     (f) Goodwill

     Under U.S. GAAP, the purchase price of an acquisition involving the issuance of shares is determined based on the share price for the period surrounding the announcement date of the acquisition. The share price used for the YFMC Healthcare Inc. acquisition under U.S. GAAP was $1.859. Under Canadian GAAP, the purchase price is determined based on the share price on the date the transaction is consummated. The share price used for the YFMC Healthcare Inc. acquisition under Canadian GAAP was $1.25.

     (g) Shareholders' Equity

     Under U.S. GAAP, loans issued to officers to acquire stock are presented as a deduction from shareholders' equity (deficit).

     Under Canadian GAAP, the detachable stock purchase warrants issued as in conjunction with the private stock offering on January 22, 1996 and subsequently surrendered have been given no recognition in the financial statements.

     Under U.S. GAAP, detachable stock purchase warrants are given separate recognition from the primary security issued. Upon initial recognition, the carrying amount of the two securities is allocated based on the relative fair values at the date of issuance. Under U.S. GAAP, based on an ascribed fair value of $0.364 for each of the 1,000,000 share warrants issued, share capital would be lower by $36,406 and, given that the stock purchase warrants were cancelled, the carrying amount of contributed surplus would be increased by $36,406.

     MED-EMERG INTERNATIONAL INC.
     Notes to Unaudited Consolidated Financial Statements
     Three months ended March 31, 2002 and 2001

     6.  CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (cont'd)

     The effect on shareholders' equity would be as follows:

                                                 March                December
                                                 2002                   2001
                                              ----------             ----------
     Capital stock                            11,350,336            11,350,336
     Capital stock issued on purchase
       of YFMC Healthcare Inc.                 1,087,872             1,087,872
     Ascribed fair value of share purchase
       warrants issued                           (36,406)              (36,406)
                                              ----------             ---------

          Net capital stock - US GAAP         12,401,802            12,401,802
                                              ==========            ==========

     Contributed surplus                       1,174,300             1,174,300
     Share purchase warrants                      36,406                36,406
                                              ----------             ---------
     Contributed surplus- US GAAP              1,210,706             1,210,706
                                              ----------             ---------

     Deficit - U.S. GAAP                     (13,989,709)          (15,112,636)
     Cumulative translation adjustment          (376,988)             (378,612)
                                              ----------             ---------

     Shareholders' deficit - US GAAP            (754,189)           (1,878,740)
                                              ==========             =========



     (h) Comprehensive Income

     Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), was issued by the Financial Accounting Standards Board in June 1997. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier period provided for comparative purposes is required.


                                                 March                  March
                                                 2002                   2001
                                              ----------             ----------
     Net income (loss) (U.S. GAAP)                   665              (198,141)
     Foreign currency translation adjustment       1,624              (173,356)
                                              ----------             ---------
     Comprehensive income (loss)                   2,289              (371,497)
                                              ----------             ---------

     MED-EMERG INTERNATIONAL INC.
     Notes to Unaudited Consolidated Financial Statements
     Three months ended March 31, 2002 and 2001

     6.  CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (cont'd)

     (i) Revenue Reporting

     Under U.S GAAP, EITF 99-19 outlines the items, which should be considered in determining whether revenue should be reported on a gross or on a net basis. In assessing whether revenue should be reported gross with separate display of cost of sales to arrive at gross profit, or on a net basis, the SEC staff considers whether the company:

     1. acts as a principal in the transaction,
     2. takes title to the products,
     3. has risks and rewards of ownership, such as risk of loss for collection, delivery, or returns, and
     4. acts as agent or broker with compensation on a commission or fee basis.

     The company acts both as principal and as an agent or broker in the management of the clinics. As a result the revenue amount reported in the financial statements are a mix of both gross and net revenues. Under US GAAP, the mix of gross and net revenue to be reported on the income statement would be as follows:


                                                 March                  March
                                                 2002                    2001
                                              ----------             ----------
     On a gross basis (Physician & Nurse
       recruiting and Healthcare services)     7,770,088             1,732,401
     On a net basis (Physician management
       services)                                 944,742             1,111,312
                                              ----------             ---------
     Total revenue                             8,714,830             2,843,713
     Less: Physician fees & other
       direct expenses                         7,158,257             1,360,606
                                              ----------             ---------
     Gross margin                              1,556,573             1,483,107
                                              ==========             =========


     (j) Recently Issued Accounting Standards

     In the United States, the following standards were recently issued by the Financial Accounting Standards Board during 2001:

          SFAS No.141 - Business Combinations and SFAS No. 142 - Goodwill and Other Intangible Assets. SFAS No. 41 requires that companies use only the purchase method for acquisitions occurring after June 30, 2001. SFAS No. 142 requires that goodwill and intangible assets acquired

     MED-EMERG INTERNATIONAL INC.
     Notes to Unaudited Consolidated Financial Statements
     Three months ended March 31, 2002 and 2001

     6.  CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (cont'd)

          after June 30, 2001 should no longer be amortized but reviewed annually for impairment.

          SFAS No. 143 - Accounting for asset retirement obligations - this standard requires that entities record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This standard is effective for fiscal years beginning after June 15, 2002

          SFAS No. 144 - Accounting for the impairment or disposal of long-lived assets. This standard supercedes. SFAS No. 121 - Accounting for the impairment of long-lived assets and for long-lived assets to be disposed of. This standard requires that businesses recognize impairment when the financial statement carrying amount of long-lived asset or asset group exceeds its fair value and is not recoverable.

     The Company believes that the above standards would not have a material impact on its financial position, results of operations or cash flows as it relates to the reconciliation of Canadian and United States accounting policy differences.

     7.  SEGMENTED INFORMATION

     The Company operates under five business units: Hospital Staffing, Medical Clinics, Department of Defence, Pharmaceutical Support and Long-Term Care (Long-Term Care commenced in 2002).

     The hospital staffing unit involves contracting with hospitals for the provision of physician staffing, nurse staffing and administrative support services. The Company also contracts with clinical facilities and local communities for the locum or permanent placement of a physician in a community.

     The medical clinics unit owns and manages medical clinic facilities, which provide physicians with the ability to practice medicine in a professionally managed environment. The clinics include family practice, walk-in services, and other related services such as massage therapy and chiropractic services. In the table below, the medical clinics staffing unit includes the revenue and cost for the pharmaceutical support unit providing infusions services to patients.

     The health care services division includes the Department of Defence which involves recruiting and staffing for the fulfillment of a government contract. The Company recruits, schedules and manages physicians, nurses, dentists, physiotherapists and other regulated healthcare professionals as required by the Canadian Forces health authority resident on each base.

     MED-EMERG INTERNATIONAL INC.
     Notes to Unaudited Consolidated Financial Statements
     Three months ended March 31, 2002 and 2001

     7.  SEGMENTED INFORMATION (cont'd)

     The segmented information for the business units is as follows:

                                                       March 31, 2002
                                   ------------------------------------------------------
                                   Hospital     Medical       Healthcare
                                   Staffing     Clinics       Services       Consolidated
     Revenue                      1,245,812     1,971,447      6,524,275        9,741,534
     Gross margin                   207,804       944,742        404,027        1,556,573

     Operating income                39,173       (15,288)       155,752          179,637

     Assets employed at end
       of period                    892,816     1,743,428      1,650,300        4,286,544
     Depreciation                    12,050        35,275          7,131           54,456


                                                       March 31, 2001
                                   ------------------------------------------------------
                                   Hospital     Medical       Healthcare
                                   Staffing     Clinics       Services       Consolidated
     Revenue                      1,582,730     2,027,312        149,671        3,759,713
     Gross margin                   222,124     1,111,312        149,671        1,483,107

     Operating income                54,923       (81,123)       122,495           96,295

     Assets employed at
       end of period              3,660,719     5,491,079                       9,151,798
     Depreciation                    11,714        32,387                          44,101

     MED-EMERG INTERNATIONAL INC.
     Notes to Unaudited Consolidated Financial Statements
     Three months ended March 31, 2002 and 2001

     8.  COMMITMENTS AND CONTINGENCIES

     The Company is in receipt of a claim by a landlord of certain premises previously occupied by the Company for damages for breach of contract. The landlord is alleging that the Company renewed the lease for the premises and is claiming rent for the entire renewal term. The amount of damages claimed is approximately $121,000 plus interest and costs. The Company does not believe that the lease was renewed, has instructed its solicitors to defend the action and believes that the action is without merit.

     The Company has been made aware of a potential claim from a previous director for monies owing, in the approximate amount of $ 25,000. The Company is disputing the claim. In the event that the plaintiff commences legal proceedings, the Company intends to counterclaim for damages.

     "YMFC HealthCare Inc., a wholly owned subsidiary of MEII, is in receipt of a letter from Canada Customs and Revenue Agency ("CCRA") dated April 30, 2001, adjusting YFMC's Goods and Services Tax returns for the period from December 31, 1992, to December 31, 1996. The total amount claimed by CCRA for this period is $253,379. In the event that YFMC becomes liable to pay any such amount to CCRA, MEII will claim an indemnity for such amount against the directors and certain named principals of YFMC pursuant to MEII's rights under the Business Combination Agreement executed on August 10, 1999."

     9.  ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

     The Annual and Special Meeting of shareholders of Med Emerg International Inc will be held on July 25, 2002 at the corporation's principal executive offices. There are currently two resolutions to be presented and approved, namely;

     (i)  To elect a Board of Directors.

     (ii) To approve the appointment of auditors for the year ended December 31, 2002.

     10.  SUBSEQUENT EVENTS


     On May 24, 2002 a private investor group lent us $600,000 secured by a one
     (1) year discounted secured debenture with a face amount of $ 720,000 repayable iwthin twelve months. Repayments will be as follows: $20,000 per month (for months one through three); $ 30,000 per month (for months four through six); $35,000 per month for months seven through eleven) with a final payment of $ 395,000 in month twelve. In connection with this loan we issued the investor on aggregate of 216,000 shares of Common Stock. A principal stockholder of the Company guaranteed the loan. In exchange for the guarantee we issued the shareholder warrants to purchase 100,000 shares of Common Stock at $1.00 per share.

     On June 28, 2002, Morrison Financial Services Limited ("MFSL") paid the HSBC CAN $750,000 which was the balance owing under the forbearance agreement. At this point we have no further loan obligations to the HSBC. The completion of the aforementioned financial transaction has the effect of reducing the company's total debt by CAN $365,000 since the obligation to the HSBC was eliminated at a discounted value. MFSL provided the Company with a full-recourse invoice discounting facility in an amount not to exceed CAN $ 750,000, based on purchasing and advancing up to 75% of the face amount of a qualifying invoice with the balance held on reserve until the invoice is collected in full. The facility has a term of one year and matures on June 28, 2003. In addition to the specific Standard Form Assignments (General), all amounts due to MFSL shall be secured by a general security agreement on all assets and undertakings of Med-Emerg and assignment of all security in Med-Emerg held by HSBC Bank Canada.

     Our management has implemented certain plans and is seeking alternative financing. These plans include:

     1) closure of non-profitable clinics, termination of redundant staff and cost-cutting measures;
     2) negotiating discounts with creditors; and
     3) disposition of redundant assets.



     11.  COMPARATIVE FIGURES

     Certain of the comparative figures have been reclassified to conform to the current period financial statement presentation.

                                AUDITORS' REPORT


To the Shareholders of
Med-Emerg International, Inc.

We have audited the consolidated balance sheets of Med-Emerg International, Inc. as at December 31, 2001 and 2000 and the consolidated statements of operations and deficit and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and 2000 and the results of its operations and cash flows for each of the years then ended in accordance with Canadian generally accepted accounting principles.


/s/ Schwartz Levitsky Feldman, LLP

Chartered Accountants

Toronto, Ontario
March 16, 2002

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADIAN-U.S. REPORTING DIFFERENCES
In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the consolidated financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in note 2 to the consolidated financial statements. Our report to the shareholders dated March 16, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditor's report when these are adequately disclosed in the financial statements.


/s/ Schwartz Levitsky Feldman, LLP

Chartered Accountants

Toronto, Ontario
March 16, 2002, except for Note 20(ii) which is as of July 25, 2002

                          MED-EMERG INTERNATIONAL INC.
                           CONSOLIDATED BALANCE SHEET
                        AS AT DECEMBER 31, 2001 AND 2000
                                    (IN US$)

                                                             2001               2000
                                                         ------------      ------------
ASSETS

CURRENT ASSETS
       Cash and short term investments                   $      4,806      $      6,117
       Accounts receivable (note 5)                         2,418,664         1,994,446
       Prepaid expenses and other                             147,528           231,167
       Short term investments (note 9)                        102,051                 -
                                                         ------------      ------------
                                                            2,673,049         2,231,730
                                                         ------------      ------------
OTHER ASSETS
Capital assets (note 6)                                       682,496         1,667,716
Goodwill (note 7)                                                   -         1,837,275
Other assets (note 8)                                               -         3,372,761
Future income taxes (note 14)                                       -           159,440
                                                         ------------      ------------
Total assets                                             $  3,355,545      $  9,268,922
                                                         ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
       Bank Indebtedness (note 10)                       $  1,128,330      $  1,452,028
       Accounts payable and accrued liabilities             3,311,897         2,721,131
       Restructuring reserve                                   11,513            36,908
       Due to shareholder                                           -           175,059
       Current portion of long-term debt (note 11)            153,289           318,562
                                                         ------------      ------------
                                                            4,605,029         4,703,688

Long term debt (note 11)                                      590,536            11,537
                                                         ------------      ------------
Total Liabilities                                           5,195,565         4,715,225
                                                         ------------      ------------

Minority interest                                               4,330           411,352

Shareholders' Equity
       Capital Stock (note 12)                             11,350,336        10,058,975
       Contributed surplus (note 13)                        1,174,300         1,022,100
       Deficit                                            (13,990,374)       (6,634,408)
       Cumulative translation adjustment                     (378,612)         (304,322)
                                                         ------------      ------------
                                                           (1,844,350)        4,142,345
                                                         ------------      ------------
Commitments and contingencies (note 17)
                                                         $  3,355,545      $  9,268,922
                                                         ============      ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MED-EMERG INTERNATIONAL INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
                                    (IN US$)

                                                                           2001                  2000
                                                                      --------------        --------------
REVENUE                                                               $   23,058,455        $   15,532,767
PHYSICIAN FEES AND OTHER DIRECT COSTS                                     16,869,850            10,011,764
                                                                      --------------        --------------
                                                                           6,188,605             5,521,003
                                                                      --------------        --------------
EXPENSES
           Salaries and benefits                                      $    3,027,587        $    2,769,613
           General and administration                                        989,250             1,360,378
           Occupancy costs and supplies                                    1,511,971             1,663,739
           Public company costs                                              112,512               164,532
           Travel & Marketing                                                262,634               145,598
                                                                      --------------        --------------
           Total operating expenses                                        5,903,954             6,103,860
                                                                      --------------        --------------

INCOME (LOSS) FROM OPERATIONS
                                                                             284,651              (582,857)

           Interest and financing expenses                                   451,924               315,925
           Amortization of capital assets                                  1,015,404               276,494
           Amortization of goodwill                                        1,779,253               454,164
           Amortization of other assets                                      709,071               859,348
           HealthyConnect.com development costs                            1,855,113             1,730,691
           Dilution Gain                                                     (25,462)           (1,188,525)
           Stock compensation expenses                                       100,000
           Restructuring and other expenses                                  149,002               433,059
           Loss on Disposition                                               258,941
                                                                      --------------        --------------
                                                                           6,293,246             2,881,156
                                                                      --------------        --------------

LOSS BEFORE INCOME TAXES                                                  (6,008,595)           (3,464,013)
           Income taxes (recovery)                                         1,248,016              (978,189)
                                                                      --------------        --------------

NET LOSS BEFORE MINORITY INTEREST & PREFERRED SHARES                      (7,256,611)           (2,485,824)

           Minority Interest                                                 (35,515)             (318,223)
                                                                      --------------        --------------

NET LOSS BEFORE PREFERRED SHARE DIVIDENDS                                 (7,221,096)           (2,167,601)

           Preferred share dividends                                       (134,870)             (131,240)
                                                                      --------------        --------------

NET LOSS                                                                  (7,355,966)           (2,298,841)

DEFICIT, BEGINNING OF THE YEAR                                            (6,634,408)           (4,335,567)
                                                                      --------------        --------------

DEFICIT, END OF THE YEAR                                              $  (13,990,374)       $   (6,634,408)
                                                                      ==============        ==============

BASIC LOSS PER COMMON SHARE (NOTE 15)                                 $        (0.91)       $        (0.40)
                                                                      ==============        ==============
WEIGHTED AVERAGE BASIC COMMON SHARES OUTSTANDING                           8,111,873             5,802,669
                                                                      ==============        ==============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MED-EMERG INTERNATIONAL INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                        AS AT DECEMBER 31, 2001 AND 2000
                                    (IN US$)

                                                                                  2001                 2000
                                                                        -------------        -------------
CASH FLOWS FROM OPERATING ACTIVITIES
           Net loss for the year                                        $  (7,221,096)       $  (2,167,601)
           Adjustments for:
               Amortization of capital assets                               1,015,404              315,925
               Amortization of Goodwill and other assets                    2,601,238            1,313,512
               Deferred income taxes                                        1,248,016             (978,189)
               Dilution gain from HealthyConnect.com                          (25,462)          (1,188,525)
               Writedown investment in HealthyConnect.com                   1,588,794
               Loss on disposition                                            258,941              433,058
               Minority interest                                              (35,515)            (318,223)
               Non cash compensation                                           52,200              855,775
               Stock compensation                                             100,000
                                                                        -------------        -------------
                                                                             (417,480)          (1,734,268)
           Increase in non-cash working capital components (note 16)         (929,109)             981,039
                                                                        -------------        -------------
                                                                           (1,346,589)            (753,229)
                                                                        =============        =============

CASH FLOWS FROM INVESTING ACTIVITIES
           Additions to capital assets                                       (151,287)            (137,718)
           Proceeds of Disposal                                                     -               33,828
           Other assets                                                     2,441,131              (94,536)
           Sale of investment in clinic                                       (15,099)                   -
           Investment in HealthyConnect.com                                (1,690,845)
                                                                        -------------        -------------
                                                                              583,900             (198,426)
                                                                        =============        =============

CASH FLOWS FROM FINANCING ACTIVITIES
           Bank indebtedness                                                 (323,698)             104,530
           Issue of common shares                                           1,291,361              954,204
           Obligation /(obligations repaid)under capital lease                      -              (26,424)
           Issuance/(repayment) of debt                                       413,726             (333,960)
           Due to minority interest                                          (533,160)
           Due to shareholder                                                (175,059)             175,059
           Dividends paid on preference shares                                      -              (98,430)
                                                                        -------------        -------------
                                                                              673,170              774,979
                                                                        -------------        -------------

Effect of foreign currency exchange rate changes                               88,208              (47,172)

INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS                         (1,311)            (223,848)
Cash and short-term investments, beginning of year                              6,117              229,965
                                                                        -------------        -------------
CASH AND SHORT-TERM INVESTMENTS, END OF YEAR                            $       4,806        $       6,117
                                                                        =============        =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

MED-EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000


1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

Med-Emerg International Inc. is a leading private sector provider of quality healthcare management services to the Canadian healthcare industry.

The Company is publicly traded and listed on the OTC Bulletin Board and the Boston Stock Exchange. The Company completed its initial public offering in February 1998.

The Company's operations are divided into five business units: Hospital Staffing, Medical Clinics, Department of National Defence, Pharmaceutical Support and Long-Term Care. The Company intends to broaden its healthcare management services over a wider geographic base.

For hospital staffing, the Company provides emergency department physician and nurse recruitment, staffing and administrative support services to hospitals, on a contractual basis. At December 31, 2001, the Company had 17 contracts for physician staffing and 10 contracts for nurse staffing.

The Company owns and manages 23 medical clinic facilities. This unit provides physicians with the ability to practice within a professional managed network and to concentrate on the clinical aspects of their practices.

The Company provides medical personnel to the entire Canadian Forces. The Company provides in-garrison healthcare at bases across Canada. Through this contract the Company recruits, schedules and manages physicians, nurses, dentists, physiotherapists and other regulated healthcare professionals to provide services as required by the Canadian Forces health authority resident at each base.

The Company provides special access Remicade(TM) infusion services to patients suffering from Crohn's Disease and rheumatoid arthritis at clinic locations across Canada.

In April, 2002 the Company will commence providing physician and nurse practitioners to select long-term care facilities in Ontario.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Going concern

The consolidated financial statements have been prepared on principles applicable to a going concern which assumes that the Company will be able to realize its assets and discharge its obligations in the normal course of business. As at December 31, 2001, the Company had a working capital deficiency of $ 1,931,980 and a shareholders' deficit of $ 1,844,350. The Company has reached the limit on its line of credit and its bankers have not approved any additional credit facility. The Company negotiated repayment terms with two banks during 2001. On January 25, 2002, one of the Company's operating banks terminated its credit facility with the Company due to breaches of covenants under the terms of the loan, and also made demand for repayment of the entire debt. At the request of the Company and its guarantors, that bank agreed to forbear from immediately enforcing its rights and to continue its credit facilities subject to repayment of its obligations of all loans in full on or before April 30, 2002. The Company is in the process of seeking available alternative financing from private sources in order to meet this demand.

Management has implemented certain plans and is seeking alternative financing, which it believes will alleviate these conditions. These plans include:

1) closure of non-profitable clinics, termination of redundant staff and cost-cutting measures;
2) negotiating discounts with creditors; and
3) disposition of redundant assets.

MED-EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON'T)


Management is of the opinion that if their efforts to obtain alternative financing are successful, these plans will enable them to return to profitability in the foreseeable future. Consequently, on that basis, they have prepared the financial statements on a going concern basis.

Should the Company be unable to obtain alternative financing, it may not be able to continue as a going concern. As a result, certain assets and liabilities currently reflected in the balance sheet at book values would have to be adjusted to liquidated values.

b)  Basis of Consolidation and Presentation

The financial statements reflect the consolidated accounts of Med-Emerg International Inc. and its wholly and partially owned subsidiaries (collectively called the "Company").

Significant intercompany accounts and transactions have been eliminated.

The consolidated financial statements are expressed in US dollars and are prepared in accordance with Canadian generally accepted accounting principles. Differences between Canadian and United States accounting principles are described in Note 21.

The translation of the Financial Statements from Canadian dollars into United States dollars is presented for the convenience of the reader. Balance sheet accounts are translated using the closing exchange rates in effect at the balance sheet date, and income and expense accounts are translated using an average rate prevailing during each reporting period. No representation is made that the Canadian dollar amounts could have been, or could be, converted into United States dollars at the rates on the respective dates and or at any other certain rates. Adjustments resulting from the translation are included in the cumulative translation adjustments in the shareholders' equity.

c)  Use of Estimates

The preparation of consolidated financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities during the reporting period. Significant areas requiring the use of estimates relate to the other assets: 1) the reported amounts of revenues and expenses, 2) the disclosure of contingent assets, 3) the carrying value of goodwill and the rate of amortization related thereto. Actual results could differ from those estimates.

d)  Short term investments

Short term investments comprise marketable securities and are recorded at the lower of cost and market value.

e)  Capital Assets

Capital assets are recorded at cost and are amortized over their estimated useful lives at the undernoted rates and methods:

         Furniture and fixtures         20%                  Declining balance
         Medical Equipment              10%                  Declining balance
         Computer software              100%                 Declining balance
         Computer hardware              30%                  Declining balance
         Leasehold improvements         5-10 years           Straight-line

MED-EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CON'T)

f)  Impairment charges

When events and circumstances warrant a review, the Company evaluates the carrying value of its assets for potential impairment. An impairment loss is recognized when the estimated net realizable value of any asset is less than its carrying value. Any impairment in assets is written down and charged to earnings in the year.

g)  Revenue Recognition

The Company recognizes revenues in its hospital staffing unit under its contracts with hospitals as its services are rendered, based on an accrual of the monthly fee for actual shifts worked, in accordance with the terms of the contracts. In addition, the Company recognizes revenues in its medical clinics as medical services are rendered by physicians under contract in accordance with the provincial health insurance plans. The Company bills and collects from these plans, all fees relating to medical services rendered by the physicians. For the Department of National Defence, the Company recognizes revenue based on billings as services are rendered and services of physicians are performed.

h)  Future Income Taxes

The Company accounts for income taxes using the asset and liability method. Future tax assets and liabilities are recognized for the future taxes attributable to the temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax carrying values. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance against future tax assets is provided to the extent that the realizations of these future tax assets is not more likely than not.

i)  Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and in banks.

3.  CHANGE IN ACCOUNTING POLICIES

During the fourth quarter of fiscal 2001, the Company retroactively adopted the new recommendations of the Canadian Institute of Chartered Accountants for calculating and reporting earnings per share. Under the new recommendations, basic and diluted earnings per share have been computed using the weighted average number of common shares outstanding during each year. Diluted earnings per share are calculated using the treasury stock method, which reflects the effect of potentially dilutive securities, including stock options, share purchase price warrants, preferred shares and notes payable, when dilutive. Prior to the adoption of the new recommendations, diluted earnings per share were calculated by adjusting basic earnings per share for the effect of all dilutive securities outstanding and inputing interest income on the cash proceeds derived from the exercise of such securities. The result of applying the new recommendations had no effect on basic loss per share due to the anti-dilutive impact of the losses generated by the Company during the years before and after adoption of the new recommendations.

4.  BUSINESS ACQUISITIONS AND DISPOSITIONS

On November 5, 1999, the Company purchased all of the outstanding securities of YFMC Healthcare Inc. a Canadian physician management services organization that owns and manages medical clinics in exchange for common shares of the Company.

The Company disposed of the York Lanes Health Centre clinic on March 31, 2001.

MED-EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000

4.  BUSINESS ACQUISITIONS AND DISPOSITIONS (CONT'D)

On September 1, 2001, the Company purchased all the assets of a medical clinic operating in Winnipeg, Manitoba.

On September 18, 2001 the Company disposed of its ownership interest in HealthyConnect.com Inc.("HCCI"). All outstanding issues between the Company and HCCI were settled as follows:

1) all amounts due and payable under a lease agreement were cancelled, releasing the Company from any remaining obligations;

2) the Company received 1,000,000 HCCI shares and issued 200,000 shares to pay outstanding accounts;

3) certain of the former HCCI shareholders exercised their right to exchange HCCI shares for 1,077,440 shares of the Company and a promissory note of $590,536. One promissory note in the amount of $356,248 was converted to common shares (restricted) to complete this transaction at the company's option. The outstanding promissory notes bear an interest rate of 7% and become due payable in five years after issuance. The Company may pay principal amount and accrued interest in the note at any time, upon five business days notice, prior to maturity. The Company may make payment of the note in the form of cash or shares or a combination of cash and shares with an aggregate market value equal to the principal amount of the note plus accrued interest upon the note. With the completion of the merger between HCCI and Next Generation Technology Holdings, Inc. (NGTH), the Company was entitled to receive and additional 1,923 share of HCCI Common Stock for every share of HCCI Common Stock surrendered by former shareholders of Harmonie Group, Inc. for a total additional shares of HCCI of 3,355,070. At the closing of these transactions the Company held 18,099,776 shares in HCCI which were converted to 1,929,921 shares in NGTH pursuant to a supplement to the merger agreement dated September 27, 2001. The Company proceeded to dispose of its interest in NGTH during the year and the value of the remaining investment is $102,051 as at balance sheet date.


5.  ACCOUNTS RECEIVABLE

                                                       2001             2000
                                                 ---------------------------
Trade receivable                                 $ 2,567,660     $ 2,076,243
Allowance for doubtful accounts                     (148,996)        (81,797)
                                                 ---------------------------
                                                 $ 2,418,664     $ 1,994,446
                                                 ===========================

6.  CAPITAL ASSETS

                                                     2001                             2000
                                  -------------------------------------------      ----------
                                                 Accumulated
                                     Cost        Amortization         Net              Net
                                  -------------------------------------------      ----------
Furniture and fixtures            $  207,787      $  114,195      $    93,592      $   93,783
Medical equipment                    367,271         106,520          260,751         301,982
Computer software                    172,465         153,960           18,505          11,851
Computer hardware                    454,739         310,264          144,475         161,108
Leasehold improvements             1,253,564       1,088,391          165,173       1,098,992
                                  -------------------------------------------      ----------
                                  $2,455,826      $1,773,330      $   682,496      $1,667,716
                                  ===========================================      ==========

Amortization of capital assets for the year amounted to $1,015,404 ($276,494 for December 31, 2000)

MED-EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000

6.  CAPITAL ASSETS

During the year, the Company reviewed the carrying value of leasehold improvements and determined that the fair market value of leasehold improvements was in excess of the carrying value, and as a result, the carrying value was written down by $807,000.

7.  GOODWILL

                                            2001                2000
Goodwill                               $          -         $ 1,837,275

During the fourth quarter, the Company reviewed the carrying value of goodwill and determined that the carrying value of goodwill was permanently impaired, and the carrying value was written off in the fourth quarter.

8.  OTHER ASSETS

                                                  2001                         2000
                                             -------------------------------------------
Physician contracts                                     -                       511,282
Deferred start-up costs                                 -                       200,907
Note receivable                                         -                        50,133
Due from related parties                                                          1,542
Software development costs                                                    2,608,897
                                             -------------------------------------------
                                              $         -                  $  3,372,761
                                             ===========================================

During the fourth quarter, the Company reviewed the carrying value of Other Assets and determined that Other Assets were permanently impaired, and as a result the carrying value was written off at year end.

9.  SHORT TERM INVESTMENTS

                                               2001           2000
                                          ------------------------
Short Term Investments                    $   102,051         NIL
                                          ========================

As part of the disposition of HealthyConnect.com, Inc., the Company acquired shares of NGTH (Note 4). As at December 31, 2001 the Company owned 510,255 NGTH shares acquired at $0.20 each.

10.  BANK INDEBTEDNESS

The Company had credit facilities with three banks, HSBC Canada Inc. (HSBC), the Toronto Dominion Bank (TD), and the Bank of Nova Scotia (BNS). During the year, the Company was in violation of its loan covenants with these banks.

During the year the Company repaid operating lines and certain term loans totaling $306,441 to these banks.

MED-EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000

10.  BANK INDEBTEDNESS (CONT'D)


As at December 31st, 2001 the Company had drawn approximately $1,265,000 from HSBC. These lines of credit with HSBC bear interest at rates varying from prime plus 0.5% to prime plus + 3%. As security for these lines, the Company has provided a first-ranking general assignment of accounts receivable, a general security, an assignment of all risk insurance policies and an assignment of key man life insurance of a director.

On January 25, 2002, HSBC made demand for payment from the Company of all its indebtedness, and made demand on the existing Guarantors. HSBC gave each of the Borrowers and the Guarantors a notice of intention to enforce security. At the request of the Company, HSBC agreed to forbear from immediately enforcing its rights and to continue the credit facilities subject to certain conditions. The more significant terms are as follows.

          (i) The demand operating line was cancelled and $ 1,224,259 owing under the operating loan was added to the existing capital loan of $72,380, resulting in a principal amount owing of $1,296,639.

         (ii) the capital loan was reduced to $ 1,233,856 on payment of $62,783 made by the Company as a term of accepting the forbearance agreement. HSBC, at the request of the Company, subsequently agreed to forbear from enforcing its rights and to continue its credit facilities, on the condition that the Company retires all obligations to HSBC if payment is made by April 30, 2002.

        (iii) If requested by HSBC, the Company will consent to the appointment by HSBC of a monitor to review the affairs of the Company periodically, on terms and conditions satisfactory to the bank.

         (iv) The Company will take steps to ensure that the position of its other creditors is not materially altered and that all current priority claims are paid in full as the same fall due.

          (v) The Company is restricted from entering into transactions including but not limited to the incurrence of capital expenditures and payments of corporate dividends.

It is a condition of the forbearance contemplated herein that the Company shall retire all obligations of the borrower to HSBC in full by April 30, 2002. If payment is made by April 30, 2002 (and no later), HSBC will thereupon forgive the principal sum of $292,118.

MED-EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000


11.  LONG-TERM DEBT

                                                                                         2001         2000
                                                                                     ---------------------
Conmercial term loan payable, interest at prime + 2%, repayable in equal
     monthly installments of $8,763 principal and interest, due June 2002              48,199      144,285
Bank loan, interest at 10.9%, repayable in equal monthly installments of
     $1,475 principal plus interest, secured by personal guarantee of a
     shareholder, due August 2003                                                      25,937       43,930
Promissory note payable, repayable in equal monthly installments of
     $1,744, due June 2002                                                              8,720       31,492
Non-revolving bank loan, interest at prime + 3.0%, repayable in equal monthly installments of $1,976 plus interest, secured by General Security
     Agreement, chattel mortgage and assignment of risk and key man life
     insurance                                                                         68,290       84,183
Loans payable, interest rates varying from prime to prime + 1.5%, due
     between April 2000 and August 2002                                                             21,517
Obligations under capital lease                                                         2,143        4,693
Promissory note payable, interest at 7% and become due payable in five years after issuance, can be retired anytime, upon the issuance of
     common shares, strictly at the discretion of the Company                         590,536
                                                                                     ---------------------
                                                                                      743,825      330,100
Less: current portion                                                                (153,289)    (318,563)
                                                                                     ---------------------
                                                                                      590,536       11,537
                                                                                     =====================

As at December 31, 2001, the Company was in violation of certain loan convenants and its bankers have requested repayment of the advances.

12.        CAPITAL STOCK

AUTHORIZED


Unlimited number of the following classes of shares and warrants:
            Preference shares, voting, non-redeemable, non-retractable, having a cumulative dividend of US$0.27 per share, convertible to common shares;
            Class "A", redeemable, retractable, non-cumulative preferred shares; Class "B", redeemable, retractable, non-cumulative preferred shares; Special shares, issuable in series, with rights, privileges and restricitions to be fixed by the directors;
            Common shares
            Common shares purchase warrants, redeemable, entitling holder to purchase one share of common stock at a price of US$4.50 per share up to February 11, 2003.

ISSUED

                                                                         2001                2000
                                                               ----------------------------------
500,000 Preference shares                                      $      445,717       $     445,717
9,253,827 Common shares (2,000-7,017,994)                          10,798,508           9,507,147
1,437,500 Common stock purchase warrants                              106,111             106,111
                                                               ----------------------------------
                                                               $   11,350,336       $  10,058,975
                                                               ==================================

                                                                             Common Shares
                                                                    -----------------------------
                                                                      Number            Amount
                                                                    -----------------------------
Balance, December 31, 1999                                          4,912,433           7,699,462
       Shares issued in return for services                           974,666             855,775
       Shares issued in connection with a private placement         1,082,500             853,480
       Shares issued as a dividend on preferred shares                 48,395              98,430
                                                                    -----------------------------
Balance, December 31, 2000                                          7,017,994           9,507,147
       Shares issued in connection with a private placement         1,000,000             493,481
       Shares cancelled                                               (41,607)            (37,446)
       Shares issued in return for services                           200,000             109,461
       Shares issued in connection with a disposition               1,077,440             725,865
                                                                    -----------------------------
Balance, December 31, 2001                                          9,253,827          10,798,508
                                                                    =============================

                                                                                Warrants
                                                                       --------------------------
                                                                       Number           Amount
                                                                       --------------------------
Balance, December 31, 1997                                                     -       $        -
       Warrants issued in connection with initial public offering      1,437,500          106,111
                                                                       --------------------------
Balance, December 31, 2001, 2000 and 1999.                             1,437,500       $  106,111
                                                                       ==========================

MED-EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000

12.  CAPITAL STOCK (CONT'D)

(a)  Preference Shares

Each preferred share is convertible into one and one-half shares of common shares of the Company at the option of the holder for a ten-year period from the date of issuance. At the end of the ten year period, the preferred shares are convertible at the option of the holder, into such number of shares of the Company's common shares as is equal to $4,500,000 divided by the then market value of the common shares. The preferred shares are entitled to receive a cumulative dividend of $0.27 per share payable in cash or equivalent common shares based on the quoted market value of the common shares at the date of closing the initial public offering. The preference shares were originally redeemable and retractable by the holder; on October 24, 1997, the attributes of the shares were changed and the shares have since have since ceased to be redeemable and retractable.

Preference share quarterly dividends of $33,618 are payable either by cash or issuance of equivalent common shares. The December 31, 1999 and March 31 and June 30, 2000 quarterly dividends were paid on November 13, 2000 through the issue of 48,395 common shares. The September 30, 2000 and December 31, 2000 quarterly dividends were accrued in the accounts but not paid as at year end.

All quarterly dividends since December 31, 2000, have not been paid, but have been accrued in the accounts.

(b)  Warrants and Stock Option Plans

The Company maintains a share option plan (the "Plan") for the benefit of directors, officers and employees. Pursuant to an amendment of the Plan, the maximum number of options that may be granted shall not exceed 2,090,000. Options expire no later than five years from date of grant. During the year, 1,090,000 share options were granted under the Plan with an exercise price of $0.50, and 10,000 options were granted with an exercise price of $1.05 of which 550,000 vested immediately and the balance vested after year end. As at December 31, 2001, 148,700 options were still to be granted under the Stock Option Plan.

During the year, the Company granted 500,000 options to purchase common shares at an exercise price of $0.50 as consideration for services rendered by a financial intermediary, for a private placement. These options vest immediately.

The Company recognizes the value of options as an expense when stock options are issued under the Plan. The expense is measured based on the intrinsic value of the options at the time they are granted. The difference of $100,000 between the market value of $0.563 per share at year end and the exercise price of $0.50 per share for options granted April 6, 2001 has been charged to earnings and contributed surplus. The options exercise price was based on the prior day closing value of the Common Stock or $0.563 as at April 5, 2001. Any consideration received on the exercise of stock options by the holder is credited to share capital.

MED-EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000

12.  CAPITAL STOCK (CONT'D)



STOCK OPTIONS

                                                            Number of Shares
                                  Option price    ----------------------------------
Expiry date                      per share (US$)          2001              2000
------------------------------------------------------------------------------------
Apr-02                                  $2.50            157,600             157,600
Apr-02                                  $4.25             16,200              16,200

Between September 2000
and September 2003                      $1.75             12,500              25,000

Jan-04                          Between $1.25
                                    and $1.87            242,500             242,500
Jul-04                                  $1.50            400,000             400,000
Aug-04                                  $1.85             12,500              12,500
April-06                                $0.50          1,590,000
May-06                                  $0.50             10,000
                                                    --------------------------------
                                                       2,441,300             853,800
                                                    ================================


                                                           2001                  2000
                                                    ----------------------------------------
Outstanding, beginning of year                            853,800              2,142,352
                            Granted                     1,600,000
                            Exercised                           -               (641,666)
                            Cancelled                     (12,500)              (646,886)
                                                    ----------------------------------------
Outstanding, end of year                                2,441,300                853,800
                                                    ========================================

In connection with the Company's initial public offering, the Company issued 1,437,500 Class A Redeemable Common Stock Purchase Warrants for gross proceeds of $0.10 per warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $4.50 for a four year period expiring February 11, 2003. In addition, the Underwriters were granted warrants entitling to purchase up to 125,000 shares of Common Stock and 125,000 warrants at a price per share of common share or warrant equal to 150% of the Initial Public Offering price.


13.  CONTRIBUTED SURPLUS

                                                                       2001               2000
                                                                 ----------------------------------
Stock compensation - difference between fair market value
   and exercise price                                             $  1,086,233        $    934,033
Share repurchase - difference between cost per share and
   assigned value                                                       46,292              46,292
Fair value of warrants and stock options issued in connection
   with the acquisition of YFMC Healthcare Inc.                         41,775              41,775
                                                                 ----------------------------------

                                                                  $  1,174,300        $  1,022,100
                                                                 ==================================

MED-EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000


14.        FUTURE INCOME TAXES

In 1998, the Company implemented the recommendations of CICA, Accounting for Income Taxes. Under the new recommendations, the "asset and liability method" of accounting for income taxes is used. Prior to the adoption of the new recommendations, income tax expense was determined using the deferral method of tax allocation. There was no material impact on the financial statements resulting from this change.

The tax effect of temporary differences that give rise to significant future tax assets and tax liabilities of the Company are presented below:

                                                                    2001              2000
                                                               ------------------------------
Accounting amortization in excess of tax depreciation          $     87,630       $(1,472,492)
Losses available to offset future income taxes                    1,823,349         1,941,925
Share issue costs                                                   335,990           356,896
Valuation allowance                                              (2,246,969)         (666,889)
                                                               ------------------------------
Deferred income taxes                                          $          -       $   159,440
                                                               ==============================

At December 31, 2001, the Company has non-capital losses available to reduce future federal and provincial taxable income of approximately $ 4.5 million. These non-capital losses expire between 2003 and 2008. In addition, the Company has capital loss carry-forwards of approximately $ 1.8 million, which may be applied against future taxable capital gains. The future tax benefits available as a result of these losses have been fully provided for in the Financial Statements.

15.  BASIC LOSS PER SHARE

Basic net loss per share is calculated using the weighted average number of common shares outstanding during the year. Diluted earnings per share is calculated using the treasury stock method in accordance with the new recommendations of Handbook section 3500. Had share options and common share purchase warrants been exercised, and the preferred shares and note payable been converted, the effect on the basic loss per share would be anti-dilutive.

                                                  2001                 2000
                                             ------------------------------------
Net loss before preferred share dividend
   and goodwill, per share                   $      (0.67)        $      (0.29)
Goodwill, per share                                 (0.22)               (0.08)
                                             ------------------------------------
Net loss before preferred share dividend,
   per share                                        (0.89)               (0.37)
Preferred share dividends, per share                (0.02)               (0.03)
                                             ------------------------------------
Basic loss, per share                         $     (0.91)         $     (0.40)
                                             ====================================

MED-EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000

16.  NOTES TO THE STATEMENT OF CASH FLOWS

(i)  Changes in Non-Cash Working Capital Components

                                         2001                  2000
                                   -------------------------------------
Accounts receivable                 $  (419,730)            $  369,115
Prepaid expenses and other               (5,548)                39,868
Income taxes recoverable             (1,088,576)                     0
Accounts payable and accrued
  liabilities                           610,140                880,184
Reserve for restructuring               (25,395)              (308,128)
                                   -------------------------------------
                                    $  (929,109)            $  981,039
                                   =====================================

(ii)  Interest and Income Taxes Paid

Operating expenses reflect interest paid of $ 345,221 during the year ended December 31, 2001 (December 31, 2000 - $ 276,494); and income taxes paid of $nil during the year ended December 31, 2001 (December 31, 2000 - $ nil).

17.        COMMITMENTS

The Company is committed to payments under operating and capital leases of its premises and equipment totaling $2,255,893. Annual payments under the capital and operating leases are as follows:

         2002                                     $   782,338
         2003                                         427,973
         2004                                         259,628
         2005                                         165,856
         2006 and thereafter                          620,098
                                                  -----------
                                                  $ 2,255,893
                                                  ===========

18.        CONTINGENT LIABILITIES

The Company is in receipt of a claim by a landlord of certain premises previously occupied by the Company for damages for breach of contract. The landlord is alleging that the Company renewed the lease for the premises and is claiming rent for the entire renewal term. The amount of damages claimed is approximately $121,000 plus interest and costs. The Company does not believe that the lease was renewed, has instructed its solicitors to defend the action and believes that the action is without merit.

The Company has been made aware of a potential claim from a previous director for monies owing, in the approximate amount of $25,000. The Company is disputing the claim. In the event that the plaintiff commences legal proceedings, the Company intends to counterclaim for damages.

MED-EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000

18.  CONTINGENT LIABILITIES (CON'T)

YMFC HealthCare Inc., a wholly owned subsidiary of the Company, is in receipt of a letter from Canada Customs and Revenue Agency ("CCRA") dated April 30, 2001, adjusting YFMC's Goods and Services Tax returns for the period from December 31, 1992, to December 31, 1996. The total amount claimed by CCRA for this period is $249,000. In the event that YFMC is ultimately found liable, the Company intends to claim an indemnity for such amount against the directors and certain named principals of YFMC pursuant to the Company's rights under the purchase agreement for YFMC executed on August 10, 1999. The Company's legal counsel has advised that CCRA does not intend to pursue YFMC for these amounts.

As at December 31st, 2001, HSBC had issued letters of guarantee in the amount of $84,000 to another bank. There were no amounts drawn under these letters of guarantee during 2001. HSBC has subsequently cancelled these letters of guarantee.

19.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of accounts receivable, short-term investments, bank indebtedness, and accounts payable approximate their fair value due to the short-term maturity of these items.

The carrying amount of the long-term assets approximates the fair value of these assets.

The fair value of long-term debt approximates the carrying value. The fair value of the Company's long-term debt is estimated based on the quoted market prices for similar debt securities.

20. SUBSEQUENT EVENTS

(i) HSBC demanded repayment of its loans in January 25, 2002 as described in
Note 10.

(ii) On May 24, 2002 a private investor group lent us $600,000 secured by a one (1) year discounted secured debenture with a face amount of $ 720,000 repayable within twelve months. Repayments will be as follows: $20,000 per month (for months one through three); $ 30,000 per month (for months four through six); $35,000 per month for months seven through eleven) with a final payment of $ 395,000 in month twelve. In connection with this loan we issued the investor on aggregate of 216,000 shares of Common Stock. A principal stockholder of the Company guaranteed the loan. In exchange for the guarantee we issued the shareholder warrants to purchase 100,000 shares of Common Stock at $1.00 per share.

On June 28, 2002, Morrison Financial Services Limited ("MFSL") paid the HSBC CAN $750,000 which was the balance owing under the forbearance agreement. At this point we have no further loan obligations to the HSBC. The completion of the aforementioned financial transaction has the effect of reducing the company's total debt by CAN $365,000 since the obligation to the HSBC was eliminated at a discounted value. MFSL provided the Company with a full-recourse invoice discounting facility in an amount not to exceed CAN $ 750,000, based on purchasing and advancing up to 75% of the face amount of a qualifying invoice with the balance held on reserve until the invoice is collected in full. The facility has a term of one year and matures on June 28, 2003. In addition to the specific Standard Form Assignments (General), all amounts due to MFSL shall be secured by a general security agreement on all assets and undertakings of Med-Emerg and assignment of all security in Med-Emerg held by HSBC Bank Canada.

Our management has implemented certain plans and is seeking alternative financing. These plans include:

1) closure of non-profitable clinics, termination of redundant staff and cost-cutting measures;
2) negotiating discounts with creditors; and
3) disposition of redundant assets.

21.  CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which conform in all material respects with those in the United States ("U.S. GAAP") during the periods presented, except with respect to the following:

(a)  Deferred Start-up Costs

Under Canadian GAAP, development and start-up costs, which meet certain criteria, are deferred and amortized. Under United States GAAP, development and start-up costs are expensed as incurred.

(b)  Stock Compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), was issued by the Financial Accounting Standards Board in October 1995. SFAS 123 establishes financial accounting and reporting standards for transactions in which an entity issues its equity instruments to

MED-EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000

21.  CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (CON'T)

acquire goods or services from non-employees, as well as stock-based employee compensation plans. All transactions in which goods or services are the consideration received for the issuance of equity instruments are to be accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

As described in Note 12, the following transactions would be accounted for differently under SFAS 123:

- the issuance of 50,000 common shares in payment of a legal services provided to HCCI, its subsidiary.

-   the issuance of 150,000 shares in payment of a services delivered to HCCI.

- the issuance of an option on April 6, 2001, to a third party as an arrangement fee, to acquire 500,000 shares has resulted in a charge to income equal to $250,000 in the year.

- the issuance of 58,000 common shares to a third party as an arrangement fee has resulted in a charge to income equal to $52,000 in the year

Had compensation cost been determined based on the fair value at the grant date for options granted during 2001 and 2000, consistent with the method of SFAS No 123, accounting for stock based compensation, the Company's pro forma loss and pro forma loss per share for the years ended December 31, 2001 and 2000 would not have been materially different.

(c)  Goodwill

Under U.S. GAAP, the purchase price of an acquisition involving the issuance of shares is determined based on the share price for the period surrounding the announcement date of the acquisition. The share price under U.S. GAAP used for the YFMC Healthcare Inc. acquisition was $ 1.859. Under Canadian GAAP, the purchase price is determined based on the share price on the date the transaction is consummated. The share price used for the YFMC Healthcare Inc. acquisition under Canadian GAAP was $ 1.25.


Consolidated statements of operations

If United States GAAP were employed, net loss for the period would be adjusted as follows:

                                                     2001              2000
                                               ----------------------------------
Net loss based on Canadian GAAP                 $ (7,355,966)     $ (2,298,841)
Start-up costs amortized/(deferred)                  194,562            43,904
Goodwill amortization                             (1,033,035)          (54,394)
Dilution gain                                        (25,462)       (1,188,525)
                                               ----------------------------------
Net loss based on United States GAAP            $ (8,219,901)     $ (3,497,856)
                                               ----------------------------------
Primary loss per share                          $      (1.01)     $      (0.60)
                                               ==================================

EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000

21.  CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (CON'T)

Under US GAAP the effect on the accumulated deficit of other assets, deferred start-up costs, goodwill amortization and dilution gain would be adjusted as follows:

                                                  2001                 2000
                                            ------------------------------------
Deficit based on Canadian GAAP               $(13,990,374)        $ (6,634,408)
Start-up costs deferred                                               (200,907)
Goodwill amortization                          (1,096,800)             (63,319)
Dilution Gain                                     (25,462)          (1,188,525)
                                            ------------------------------------
                                             $(15,112,636)         $(8,087,159)
                                            ====================================

(d)  Shareholders' Equity

Under U.S. GAAP, loans issued to officers to acquire stock are presented as a deduction from shareholders' equity. Under Canadian GAAP, these loans are presented as current or long term debt.

Under U.S. GAAP, detachable stock purchase warrants are given separate recognition from the primary security issued. Upon initial recognition, the carrying amount of the two securities is allocated based on the relative fair values at the date of issuance. Under Canadian GAAP, the detachable stock purchase warrants issued in conjunction with the private stock offering on January 22, 1996 and subsequently surrendered, have been given no recognition in the financial statements. Under U.S. GAAP, based on an ascribed fair value of $0.364 for each of the 1,000,000 share warrants issued, share capital would be lower by $36,406 and, given that the stock purchase warrants were cancelled during the year, the carrying amount of contributed surplus would be increased by $36,406.

Under US GAAP the effect on shareholders' equity, of the above, would be as follows:

                                                                     2001                2000
                                                           -----------------------------------
Capital stock (as previously shown)                          $ 11,350,336        $ 10,058,975
Capital stock issued on purchase of YFMC Healthcare Inc.        1,087,872           1,087,872
Ascribed fair value of share purchase warrants issued             (36,406)            (36,406)
                                                           -----------------------------------
Capital stock - U.S. GAAP                                      12,401,802          11,110,441

Contributed surplus (as previously shown)                    $  1,174,300        $  1,022,100
Share purchase warrants                                            36,406              36,406
                                                           -----------------------------------
Contributed surplus - U.S. GAAP                              $  1,210,706        $  1,058,506
                                                           -----------------------------------
Deficit - U.S. GAAP                                          $(15,112,636)       $ (8,087,159)
Cumulative translation adjustment                                (378,612)           (304,322)
                                                           -----------------------------------
Shareholders equity (deficit) - U.S. GAAP                    $ (1,878,740)       $  3,777,466
                                                           ===================================

(e)  Comprehensive Income

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130),

MED-EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000

21.  CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (CONT'D)

establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS 130 became effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier period provided for comparative purposes is required.

                                            2001                  2000
                                     --------------------------------------
Net income (loss) (US GAAP)           $  (8,219,901)        $  (3,497,856)
Foreign currency translation
adjustment                                  (74,290)             (192,058)
                                     --------------------------------------
Comprehensive income                  $  (8,294,191)        $  (3,689,914)
                                     ======================================

(f)  Revenue Reporting

Under U.S GAAP, EITF 99-19 outlines the items, which should be considered in determining whether revenue should be reported on a gross or on a net basis. In assessing whether revenue should be reported gross with separate display of cost of sales to arrive at gross profit, or on a net basis, the SEC staff considers whether the company:

(1) acts as a principal in the transaction;
(2) takes title to the products;
(3) has risks and rewards of ownership, such as risk of loss for collection, delivery, or returns; and
(4) acts as agent or broker with compensation on a commission or fee basis.

The Company acts both as principal and as an agent or broker in the management of the clinics. As a result the revenue amount reported in the financial statements are a mix of both gross and net revenues. Under US GAAP, the effect on the mix of gross and net revenue in the income statement would be as follows:

                                                               2001            2000
Revenue on a gross basis (Physician & Nurse
  recruiting healthcare services)                          15,576,763       7,241,184
Revenue on a net basis (Physician management
  services)                                                 3,697,758       4,392,907
                                                           ----------      ----------
Total revenue (net basis)                                  19,274,521      11,634,091
Less: Physician fees & other direct expenses               13,085,916       6,113,088
                                                           ----------      ----------
Gross margin (net basis)                                    6,188,605       5,521,003
                                                           ==========      ==========

(g) Recently Issued Accounting Standards

In the United States, the following standards were recently issued by the Financial Accounting Standards Board during 2001.

          SFAS No. 141 - Business Combinations and SFAS No. 142 - Goodwill and Other Intangible Assets. SFAS No. 41 requires that companies use only the purchase method for acquisitions occurring after June 30, 2001. SFAS No. 142 requires that

EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000

21.  CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (CONT'D)


          goodwill and intangible assets acquired after June 30, 2001 should no longer be amortized but reviewed annually for impairment.

          SFAS No. 143 - Accounting for asset retirement obligations - this standard requires that entities record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This standard is effective for fiscal years beginning after June 15, 2002

          SFAS No. 144 - Accounting for the impairment or disposal of long-lived assets. This standard supercedes. SFAS No. 121 - Accounting for the impairment of long-lived assets and for long-lived assets to be disposed of. This standard requires that businesses recognize impairment when the financial statement carrying amount of long-lived asset or asset group exceeds its fair value and is not recoverable.

The Company believes that the above standards would not have a material impact on its financial position, results of operations or cash flows as it relates to the reconciliation of Canadian and United States accounting policy differences.

22.  SEGMENTED INFORMATION

The Company operates under five business units: Hospital Staffing, Medical Clinics, Department of Defence, Pharmaceutical Support and Long-Term Care (Long-Term Care commenced in 2002). The hospital staffing unit involves contracting with hospitals for the provision of physician staffing, nurse staffing and administrative support services. The Company also contracts with clinical facilities and local communities for the locum or permanent placement of a physician in a community. In the table below, the hospital staffing unit includes the revenue and cost for the pharmaceutical support unit providing infusions services to patients.

The medical clinics unit owns and manages medical clinic facilities, which provide physicians with the ability to practice medicine in a professionally managed environment. The clinics include family practice, walk-in services, and other related services such as massage therapy and chiropractic services.

The Department of Defence involves recruiting and staffing for the fulfillment of a government contract. The Company recruits, schedules and manages physicians, nurses, dentists, physiotherapists and other regulated healthcare professionals as required by the Canadian Forces health authority resident on each base.

The segmented information for the business units are as follows:

                                                                          2001
                                             ------------------------------------------------------------
                                              Hospital        Medical
                                              Staffing        Clinics            DND        Consolidated
                                             ------------------------------------------------------------
Revenue                                      6,609,340        7,481,692     $ 8,967,423     $ 23,058,455
Gross margin                                 1,103,358        3,697,758       1,387,489        6,188,605

Income (loss) before undernoted items          206,617         (428,180)        506,214          284,651

Assets employed at end of period               916,229        1,545,016         894,300        3,355,545
Depreciation and amortization                   64,629        3,421,503          17,596        3,503,728

EMERG INTERNATIONAL INC.
Notes to Consolidated Financial Statements
December 31, 2001 and 2000

22.  SEGMENTED INFORMATION (CON'T)

                                                                          2000
                                             ------------------------------------------------------------
                                              Hospital        Medical
                                              Staffing        Clinics            DND        Consolidated
                                             ------------------------------------------------------------
Revenue                                      $ 7,241,184      $ 8,291,583     $      -     $ 15,532,767
Gross margin                                   1,128,096        4,392,908            -     $  5,521,004

Income (loss) before undernoted items           (139,198)        (443,659)                     (582,857)

Assets employed at end of period               3,209,530        6,175,040                     9,384,570
Depreciation and amortization                    513,778          843,628                     1,357,406

Depreciation for Healthy Connect.Com
   for the period                                                              272,031


23.  RELATED PARTY

Consulting fees of approximately $ 70,000 were paid to a director.

24.  COMPARATIVE FIGURES

Certain figures in the 2001 financial statements have been reclassified to conform with the basis of presentation in 2000.

                                AUDITORS' REPORT

      To the Shareholders of
      Med-Emerg International, Inc.

      We have audited the consolidated balance sheets of Med-Emerg International, Inc. as at December 31, 2000 and 1999 and the consolidated statements of operations and deficit and cash flows for each of the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

      In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999 and the results of its operations cash flows for each of the years then ended in accordance with Canadian generally accepted accounting principles.

      In accordance with the filing requirements of the United States Securities and Exchange Commission, these statements have been expressed in United States dollars and a reconciliation from Canadian generally accepted accounting principles to United States generally accepted accounting principles have been provided in note 22.

      /s/ Schwartz Levitsky Feldman, LLP

      Chartered Accountants

      Toronto, Ontario
      April 16, 2001

                          MED-EMERG INTERNATIONAL INC.
                          CONSOLIDATED BALANCE SHEETS

                        AS AT DECEMBER 31, 2000 AND 1999
                                    (IN US$)


                                                       2000         1999
                                                       ----         ----
ASSETS

CURRENT ASSETS

   Cash and short term investments                 $   121,765  $   229,966
   Accounts receivable (note 5)                      1,994,446    2,453,700
   Prepaid expenses and other                          231,167      281,385
                                                   -----------  -----------
                                                     2,347,378    2,965,051
                                                   -----------  -----------

Capital assets (note 6)                              1,667,716    2,329,847
Goodwill (note 7)                                    1,837,275    2,828,700
Other assets (note 8)                                3,372,761    1,177,068
Deferred income taxes (note 16)                        159,440      295,886
                                                   -----------  -----------
                                                   $ 9,384,570  $ 9,596,552
                                                   -----------  -----------
                                                   -----------  -----------

LIABILITIES & EQUITY

CURRENT LIABILITIES

   Bank Indebtedness (note 9)                      $ 1,567,676  $ 1,401,096
   Accounts payable and accrued liabilities          2,721,131    1,917,153
   Restructuring reserve (note 3)                       36,908      356,889
   Note payable to a related party (note 10)           175,059         --
   Current portion of long-term debt (note 11)         318,562      172,145
                                                   -----------  -----------
                                                     4,819,336    3,847,283

Long term debt (note 11)                                11,537      518,338
                                                   -----------  -----------
                                                     4,830,873    4,365,621
                                                   -----------  -----------

Minority interest (note 12)                            411,352         --
                                                   -----------  -----------

Commitments and contingencies (note 19)

EQUITY

   Capital Stock (note 13)                          10,058,975    8,251,290
   Convertible Debenture (note 14)                        --        405,371
   Contributed surplus (note 15)                     1,022,100    1,022,100
   Deficit                                          (6,634,408)  (4,335,566)
   Cumulative translation adjustment                  (304,322)    (112,264)
                                                   -----------  -----------
                                                     4,142,345    5,230,931
                                                   -----------  -----------
                                                   $ 9,384,570  $ 9,596,552
                                                   -----------  -----------
                                                   -----------  -----------

             The accompanying notes are an integral part of these consolidated financial statements.

Approved by the Board:

_______________________ Director

_______________________ Director

                          MED-EMERG INTERNATIONAL INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE YEAR ENDED DECEMBER 31, 2000 AND 1999
                                    (IN US$)


                                                           2000             1999
                                                           ----             ----
REVENUE                                                $ 15,532,767    $ 12,648,428
PHYSICIAN FEES AND OTHER DIRECT COSTS                    10,011,764       8,877,139
                                                       ------------    ------------
                                                          5,521,003       3,771,289
                                                       ------------    ------------
EXPENSES

   Salaries and benefits                               $  2,769,613    $  1,838,276
   General and administration                             1,212,159         493,542
   Occupancy costs and supplies                           1,663,739         872,109
   Public company costs                                     312,751         301,592
   Travel & Marketing                                       145,598         201,610
                                                       ------------    ------------
                                                          6,103,860       3,707,129
                                                       ------------    ------------

(LOSS) INCOME BEFORE AMORTIZATION, INTEREST
   & FINANCING COSTS & TAXES                               (582,857)         64,160

   Amortization of capital assets                           315,925         194,097
   Interest and financing expense                           276,494          44,494
   Amortization of goodwill                                 454,164          99,803
   Amortization of other assets                             859,348          67,432
   HealthyConnect.com development costs                   1,730,691         798,943
   Dilution Gain                                         (1,188,525)           --
   Restructuring charges                                    433,059            --
                                                       ------------    ------------
                                                          2,881,156       1,204,769
                                                       ------------    ------------

LOSS BEFORE INCOME TAXES                                 (3,464,013)     (1,140,609)
   Income taxes (recovery)                                 (978,189)       (262,139)
                                                       ------------    ------------

NET LOSS BEFORE MINORITY INTEREST & PREFERRED SHARES     (2,485,824)       (878,470)

   Minority Interest                                       (318,223)           --
                                                       ------------    ------------

NET LOSS BEFORE PREFERRED SHARE DIVIDENDS                (2,167,601)       (878,470)

   Preferred share dividends                               (131,240)       (134,194)
                                                       ------------    ------------

NET LOSS                                                 (2,298,841)     (1,012,664)

DEFICIT, BEGINNING OF THE YEAR                           (4,335,567)     (3,322,903)
                                                       ------------    ------------

DEFICIT, END OF THE YEAR                               $ (6,634,408)   $ (4,335,567)
                                                       ------------    ------------
                                                       ------------    ------------

BASIC AND FULLY DILUTED LOSS, PER SHARE (NOTE 17)      $      (0.40)   $      (0.30)
                                                       ------------    ------------
                                                       ------------    ------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES                  5,802,669       3,371,322
                                                       ------------    ------------
                                                       ------------    ------------

The accompanying notes are an integral part of these consolidated financial statements.

                          MED-EMERG INTERNATIONAL INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                     AS AT DECEMBER 31, 2000 AND 1999
                                    (IN US$)


                                                                           2000            1999
                                                                           ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss for the period                                             $(2,167,601)   $  (878,470)
   Adjustments for:
      Amortization of capital assets                                       315,925        194,097
      Amortization of Goodwill and other assets                          1,313,512        167,235
      Deferred income taxes                                               (978,189)       180,879
      Dilution gain from HealthyConnect.com                             (1,188,525)
      Loss on sale of clinics                                              433,058
      Minority interest                                                   (318,223)
      Stock compensation                                                      --           26,174
      Non cash compensation                                                855,775           --
                                                                       -----------    -----------
                                                                        (1,734,268)      (310,085)
   Increase in non-cash working capital components (note 18)               981,039        172,781
                                                                       -----------    -----------
                                                                          (753,229)      (137,304)
                                                                       -----------    -----------
                                                                       -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES

   Additions to capital assets                                            (137,718)    (1,817,699)
   Business acquisitions                                                         --      (630,453)
   Proceeds of Disposal                                                     33,828
   Other assets                                                            (94,536)        23,890
                                                                       -----------    -----------
                                                                          (198,428)    (2,424,262)
                                                                       -----------    -----------
                                                                       -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES

   Bank indebtedness                                                       220,179      1,222,815
   Issue of common shares                                                  954,205           --
   Issuance of warrants                                                      --            41,775
   Repurchase of shares                                                      --            (1,542)
   Term loans                                                                --           555,089
   Obligation/(obligations repaid) under capital lease                     (26,424)       (12,047)
   Issuance/(repayment) of debt                                           (333,960)          --
   Note payable to related party                                           175,059           --
   Dividends on preference shares                                          (98,430)      (100,575)
                                                                       -----------    -----------
                                                                           890,629      1,705,515
                                                                       -----------    -----------

Effect of foreign currency exchange rate changes                           (47,172)        (4,565)

INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS                    (108,200)      (860,616)
Cash and short-term investments, beginning of year                         229,965      1,090,582
                                                                       -----------    -----------
CASH AND SHORT-TERM INVESTMENTS, END OF YEAR                           $   121,765    $   229,965
                                                                       -----------    -----------
                                                                       -----------    -----------

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

1.       ORGANIZATION AND DESCRIPTION OF BUSINESS

Med-Emerg International Inc. is a publicly traded company listed on the NASDAQ Exchange. The Company completed its initial public offering in February, 1998.

Med-Emerg International Inc. is a physician management services organization specializing in the delivery of emergency and primary healthcare related services. The Company is committed through information technology and its physician management services to delivering an internet-based healthcare network with the objective of delivering quality and timely access to healthcare products and services.

The Company's operations are divided into three divisions, Physician and Nurse Recruitment, Physician Management Services and HealthyConnect.com.

On a contractual basis, the Company provides emergency department physician and nurse recruitment, staffing and administrative support services to hospitals. At December 31, 2000, the Company had 15 contracts for physician staffing and 6 contracts for nurse staffing.

Under physician management services, the Company owns and manages medical clinic facilities providing physicians with the ability to practice within a professional managed network enabling the physician to concentrate on the clinical aspects of their practices. All the clinic assets including medical equipment are owned by the company. At December 31, 2000, the Company owned and managed 23 clinics.

As a result of management and the board's decision to focus on the core business, the Company intends to divest its interest in HealthyConncect.com in fiscal 2001.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements are expressed in US dollars and are prepared in accordance with Canadian generally accepted accounting principles. Differences between Canadian and United States accounting principles are described in Note 22.

The translation of the Financial Statements from Canadian dollars into United states dollars is performed for the convenience of the reader. Balance Sheet accounts are translated using the closing exchange rates in effect at the Balance Sheet date and income and expense accounts are translated using an average rate prevailing during each reporting period. No representation is made that the Canadian dollar amounts could have been, or could be, converted into United States dollars at the rates on the respective dates and or at any other certain rates. Adjustments resulting from the translation are included in the cumulative translation adjustments in the shareholders' equity.

a)       Basis of Consolidation

The financial statements consolidate, with minority interest, the accounts of Med-Emerg International Inc. and its wholly and partially owned subsidiaries (collectively called the "Company").

Significant intercompany accounts and transactions have been eliminated.

b)       Product Development and Start-up Costs

Direct costs incurred, net of any revenue, during the development and start-up period for a new clinic are deferred until the clinic reaches a commercial level of activity and is then amortized on a straight-line basis over five years.

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES   (cont'd)

c)       Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the reported amounts of revenues and expenses, and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

d)       Capital Assets

Capital assets are recorded at cost and are amortized over their estimated useful lives at the undernoted rates and methods:


            Furniture and fixtures    20%               Declining balance
            Medical Equipment         10%               Declining balance
            Computer software         100%              Declining balance
            Computer hardware         30%               Declining balance
            Leasehold improvements    5-10 years        Straight-line


e)       Goodwill

Goodwill is recorded at cost and is being amortized over a period of 10 to 20 years. The Company assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected future operating results. Impairment, if any, is measured based on discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds or based on the fair value of the related business unit or activity. The assessment of the recoverability of intangible assets will be impacted if estimated future operating cash flows and future operating results are not achieved.

f)       Physician Contracts

In conjunction with the acquisition of YFMC Healthcare Inc. as described in note 3,the Company has assigned a value for long-term physician contracts secured under the transaction. These costs are being amortized over sixty months.

g)       Revenue Recognition

The Company recognizes revenues in its Physician and Nurse Recruiting division under its contracts with hospitals as its services are rendered, based on an accrual of the monthly fee for actual shifts worked, in accordance with the terms of the contracts. In addition, the Company recognizes revenues in its Physician Management Services division as medical services are rendered by physicians under contract with the Company, in accordance with the Provincial Health Insurance Plans. The Company bills and collects from these plans all fees relating to medical services rendered by the physicians.

h)       Deferred Income Taxes

The Company follows the "asset and liability method" of accounting for deferred income taxes under Canadian GAAP pursuant to which recognition is given to deferred taxes on all "temporary differences" (differences between accounting basis and tax basis of the Company's assets and liabilities) using tax rates expected to apply to taxable income in the years in which temporary differences are expected to be realized. The Company records deferred tax assets for the future tax benefits of non-capital losses carried forward, less a provision for any deferred tax assets where it is more likely than not that the asset will not be realized.

The Company did not recognize future tax benefits in connection with capital losses carried forward because it is not currently likely that the company would realize these tax benefits.

i)       Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and bank deposits.

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

3.       BUSINESS ACQUISITIONS

Effective November 5, 1999, the Company purchased all of the outstanding securities of YFMC Healthcare Inc., a Canadian physician management services organization that owns and manages 22 medical clinics in exchange for similar securities of the Company. As at December 31, 1999, the Company provided for $356,889 for integration costs in connection with the acquisition. As at December 31, 2000, there was a balance of $36,908 which is expected to be utilized in connection with the leasing costs of one of the offices.

In addition during fiscal 1999, the Company also acquired ownership interests in the following companies that operate medical clinics: 45% of Medical Urgent Care Inc., 51% of Caremedics (Elmvale) Inc., and 51% of York Lanes Health Centres Ltd.

The financial statements for the fiscal year ended December 31, 2000 reflect the first full year's impact of those acquisitions.

4.       RESTRUCTURING CHARGES

As part of a strategic plan to restructure its operation and focus on its core business, during fiscal year 2000, the company disposed of the three unprofitable clinics, namely, Spirotech, Brittania Urgent Care and JC Medical Management Inc. Restructuring charges of $433,058 are reflected in the income statement.

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

5.       ACCOUNTS RECEIVABLE


                                             2000            1999
                                             ----            ----
Trade receivable                         $  2,076,243   $   2,526,370
Allowance for doubtful accounts               (81,797)        (72,670)
                                         ------------   -------------
                                         $  1,994,446   $   2,453,700
                                         ------------   -------------

6.       CAPITAL ASSETS


                                        2000                       1999
                         ------------------------------------   ----------
                                     Accumulated
                             Cost    Amortization       Net         Net
                             ----    ------------       ---         ---
Furniture and fixtures   $  194,753   $  100,970   $   93,783   $  101,103
Medical equipment           391,014       89,032      301,982      393,307
Computer software           147,462      135,611       11,851       48,382
Computer hardware           439,614      278,506      161,108      213,146
Leasehold improvements    1,348,494      249,502    1,098,992    1,573,909
                         ----------   ----------   ----------   ----------
                         $2,521,337   $  853,621   $1,667,716   $2,329,847
                         ----------   ----------   ----------   ----------

Amortization for the year amounted to $315,925 ($194,097 for December 31, 1999).

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

7.       GOODWILL


                                                       2000             1999
                                                       ----             ----
Goodwill (net of accumulated amortization of
$626,324; $172,160 at December 31, 1999)            $ 1,837,275      $ 2,828,700
                                                    -----------      -----------

8.       OTHER ASSETS

                                                                                2000        1999
                                                                                ----        ----
Physician contracts (net of accumulated amortization of $155,607;
   $23,095 at December 31, 1999)                                              511,282      669,762

Deferred start-up costs (net of accumulated amortization of $89,161;
   $46,323 at December 31, 1999)                                              200,907      255,040

Deferred charges relating to proposed financing                                  --        143,851
Note receivable                                                                50,133       52,085
Due from related parties                                                        1,542        7,830
Software development costs acquired (net of accumulated amortization of
   $694,520: NIL at December 31, 1999)                                      2,608,897
Loan to officer, unsecured, non-interest bearing, repayable
   over a five-year period commencing February, 2000                             --         41,571
Other                                                                                        6,929
                                                                           ----------   ----------
                                                                           $3,372,761   $1,177,068
                                                                           ----------   ----------

Note receivable

On June 29, 1998, the company purchased a note receivable, payable by the Estate of Dr. Donald Munro ("Estate"). The security for the note includes the 150,000 shares of Common Shares of the company and any proceeds from the sale of the Common Shares by the Estate must be applied to repay the note. The company demanded repayment of the note on April 1, 1999.

Software development costs acquired

On June 19, 2000, HealthyConnect.com Inc. ("HCI") a 61% subsidiary of the company and HarmonieGroup Inc. ("HGI") (Boston, Massachusetts), entered into an agreement and plan of merger whereby HCI purchased all of the outstanding shares of HGI in exchange for 2,600,000 common shares of HCI. As part of the transaction, the Company entered into a conditional stock exchange agreement with the shareholders of HGI, which provides that, in the event that HCI does not become a publicly traded company within fourteen months of the close of the transaction, HGI's shareholders shall have the option to convert the HCI common shares into an aggregate of 1,100,000 Med-Emerg's common shares and a $1,425,000 convertible debenture, payable at Med-Emerg's sole option, in either cash or shares. HGI developed a software called WebKit, which delivers three essential functions: authorizing/editing system, advanced content management capabilities and utilization of legacy data.

Should HCI be unable to conduct its operations in the normal course of business, the perpetual licence granted will be cancelled and the software will be reacquired by the original licensor. As a result, Med-Emerg will lose its rights, title and interest in this software.

9.       BANK INDEBTEDNESS

As at December 31, 2000, the Company's working capital deficit totalled $2,471,958. The Company has available credit facilities for up to approximately $3,117,855. During the year, the Company was in violation of its loan covenants and its bankers have requested repayment of advances. At year end, the Company was in negotiation with its bankers to secure extensions of existing arrangements and final settlement. The Company established credit facilities that provide operating lines of credit amounting to $1,600,534 bearing interest at the banks prime lending rate plus 0.5% to 1.0% per annum, and long-term capital lines of credit amounting to $1,567,676, bearing interest rates from the banks prime lending rate plus 0.75% to 9.65% per annum. As at December 31, 2000, the Company has drawn approximately $666,900 against the operating facility and $121,154 against the capital facility.

10.      NOTE PAYABLE TO A RELATED PARTY

This amount is due on demand and bears interest at 6% per annum.

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

11.      LONG -TERM DEBT


                                                                                    2000        1999
                                                                                    ----        ----
Conmercial term loan payable, interest at prime + 2%, repayable in
   equal monthly installments of $6,979 principal and interest, due June 2003      144,285     203,094

Bank loan payable, interest at prime + 2.5%, repayable in equal monthly
   installments of $2,193 plus interest, repaid during the year                       --       148,903

Bank loan, interest at 10.9%, repayable in equal monthly installments of $2,431 principal plus interest, secured by personal guarantee of a
   shareholder, due August 2003                                                     43,930      61,400

Promissory note payable, repayable in equal monthly installments of
   $2,778, due June 2002                                                            31,492      55,813

Non-revolving bank loan, interest at prime + 0.75%, repayable in equal monthly installments of $3,147 plus interest, secured by General Security Agreement,
   chattel mortgage and assignment of risk and key man life insurance               84,183      52,906

Loans payable, interest rates varying from prime to prime + 1.5%, due
   between April 2000 and August 2002                                               21,517      57,500

Obligations under capital lease                                                      4,693      70,894

Due to related parties                                                                          39,973
                                                                                   -------     -------
                                                                                   330,100     690,483

Less: current portion                                                             (318,563)   (172,145)
                                                                                   -------     -------
                                                                                    11,537     518,338
                                                                                   -------     -------

As at year-end, the Company was in violation of certain loan covenants and its bankers have requested repayment of the advances. The Company is currently in negotiation with its bankers to secure extensions of existing arrangements and final settlement.

The non-revolving bank loan is an available line of credit amounting to $666,900 for use in the acquisition of capital assets. At December 31, 2000, the Company had drawn $121,154 against the facility.

12.      MINORITY INTEREST

During the year, a subsidiary Healthy Connect.com Inc., issued shares to Harmonie Group, Inc. in consideration of acquiring cash and a software asset. Med-Emerg International Inc. has recorded dilution gains on the sale of a portion of its interest in this subsidiary as well as recognizing the minority's share of the subsidiary's operating losses.

13.      CAPITAL STOCK

AUTHORIZED

Unlimited number of the following classes of shares and warrants:

          Preference shares, voting, non-redeemable, non-retractable, having a cumulative dividend of US$0.27 per share, convertible to common shares;
          Class "A", redeemable, retractable, non-cumulative preferred shares;
          Class "B", redeemable, retractable, non-cumulative preferred shares;
          Special shares, issuable in series, with rights, privileges and restricitions to be fixed by the directors;
          Common shares
          Common shares purchase warrants, redeemable, entitling holder to purchase one share of common stock at a price of US$4.50 per share up to February 11, 2003.

ISSUED


                                                 2000         1999
                                                 ----         ----
500,000 Preference shares                     $   445,717   $  445,717
7,017,994 Common shares (4,912,433 in 1999)     9,507,147    7,699,462
1,437,500 Common stock purchase warrants          106,111      106,111
                                              -----------   ----------
                                              $10,058,975   $8,251,290
                                              -----------   ----------


                                                              Common Shares
                                                        ------------------------
                                                           Number        Amount
                                                           ------        ------

Balance, December 31, 1998                               3,096,544      5,430,002
   Shares repurchased and cancelled                         (1,000)        (1,542)
   Shares issued in connection with an acquisition       1,758,556      2,232,906
   Shares issued under stock option plan                    58,333         38,096
                                                         ---------    -----------

Balance, December 31, 1999                               4,912,433    $ 7,699,462

   Shares issued in return for services                    974,666        855,775
   Shares issued in connection with a private placement  1,082,500        853,480
   Shares issued as a dividend on preferred shares          48,395         98,430
                                                         ---------    -----------
Balance, December 31, 2000                               7,017,994    $ 9,507,147
                                                         ---------    -----------
                                                         ---------    -----------

                                                                   Warrants
                                                             --------------------
                                                               Number      Amount
                                                               ------      ------
Balance, December 31, 1997                                        --     $    --
Warrants issued in connection with initial public offering   1,437,500     106,111
                                                             ---------     -------
Balance, December 31, 2000, 1999 and 1998                    1,437,500   $ 106,111
                                                             ---------     -------
                                                             ---------     -------

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

(a)  Common Shares

In January 1997, the Company completed a private offering and sale of promissory notes ("Bridge Notes") with a principal amount of $500,000. The Bridge Note holders also received 125,000 common shares having an ascribed value of $2.05 per common share. The value ascribed to the common shares was accounted for as a financing. Upon closing of the Offering, the Company repaid the principal balance of $500,000 plus interest on the promissory notes. In addition, the Company repaid $150,000 due to a director of the Company. Immediately preceding the closing of the Offering, certain investors in the Company's January 1997 private offering surrendered for cancellation an aggregate of 62,500 common shares. The effect of this event is a reduction in shareholders' equity of $128,990 and an equal reduction of other assets.

At December 31, 1997, the Company had issued 50,000 common shares to a director of the Company. The issuance of these shares was accounted for as compensation expense of $100,400 as the related services were rendered by the director.

Concurrent with the closing of the Initial Public Offering on February 20, 1998, the Company repurchased 37,456 Common Shares held by a director.

On February 20, 1998 the Company completed an Initial Public Offering (the "Offering") of 1,250,000 shares of Common Stock and 1,437,500 Class A Redeemable Common Stock Purchase Warrants for net initial public offering proceeds of $3,921,464.

In October 1998, the Board of Directors approved the repurchase over a three-month period of up to 5% of the outstanding common Shares of the Company. The Company repurchased and cancelled 44,500 common shares for an aggregate cost of $73,875. Share capital was reduced by $120,855 based on the assigned value per share and contributed surplus was increased by $46,292.

On November 5, 1999 the Company completed the acquisition of YFMC Healthcare Inc. ("YFMC"), as more fully described in Note 3 and issued 1,758,566 common shares.

On November 5, 1999, the company signed an agreement with Tadeo E-Commerce Corp to pay cash consideration plus 320,000 common shares having a market value of US$400,000, for the development of a web sight for its subsidiary, Healthy Connect.Com. These shares were delivered on the 7th month anniversary date of the agreement.

On March 31, 2000 the Company issued a Private Placement Memorandum for equity funding. During the year, the Company raised gross proceeds of approximately $1,000,000 for the issuance of 1,040,000 common shares. After deducting commissions and financing costs, including the deferred financing costs as listed in Note 8 the Company will receive net proceeds of approximately $750,000.

On May 2, 2000 the Company raised $83,700 for the issuance of 42,500 common shares through a private placement. On May 18 and November 15, 2000 a director received a total of 155,554 shares for services rendered.

At December 31, 2000 the Company had issued 13,000 common shares to an employee of the Company. The issuance of these shares was accounted for as compensation expense of $22,500.

Preference shares quarterly dividends of $33,618 are payable either by cash or issue of equivalent common shares to a director. The December 31, 1999 and March 31 and June 30, 2000 quarterly dividends were paid out on November 13, 2000 on issuance of 48,395 common shares. The September 30 and December 31,2000 quarterly dividends were accrued in the accounts but not paid as at year end date.

On February 13, 2001, a director received 486,112 Common Shares in consideration of services rendered for the year 2000. The same is accrued as "Share Capital" payable on December 31, 2000.

(b)  Preference Shares

Each preferred share is convertible into one and one-half shares of common stock of the Company at the option of the holder for a ten year period from the date of issuance. At the end of the ten year period, the Preferred Shares are convertible at the option of the holder into such number of shares of the Company's Common Shares as is equal to the ascribed value of $4,500,000 divided by the then current market value of the Common Shares. The preferred shares are entitled to receive a cumulative dividend of $0.27 per share payable in cash or equivalent common shares based on their then quoted market value from the date of closing of the initial public offering. The preference shares were, at the time of their issue, redeemable and retractable by the holder. On October 24, 1997, the attributes of the shares were changed and the shares ceased to be redeemable and retractable.

The December 31, 2000 quarterly dividends for the last two quarters in the amount of $67, 236 have not been paid but have been accrued in the accounts.

On August 21, 1998, the shareholders approved a reduction in the stated capital of the preferred shares. The issuance of the preferred shares was originally recorded in the amount of $4,500,000, based on the value ascribed to the shares translated at the exchange rate in effect at the date of issuance, and resulted in a charge of $4,031,383 to retained earnings, which represents the excess of the value ascribed to the preferred shares issued over the carrying value of the common shares cancelled. In 1998, the Company reduced the stated capital of the preferred shares by $4,031,383 and reduced the deficit by the same amount.

(c)   Warrants and Stock Option Plans

Under a stock option plan, a director was granted an option on November 1, 1996 to purchase 700,000 common shares of the Company at an exercise price of $0.75 per share. The difference of $934,033 between the fair market value of $2.05 per share and the exercise price of $0.75 per share has been charged to earnings and contributed surplus in 1996. On November 1, 1999 the Company entered into a Consulting Agreement with the director to provide consulting services. Compensation under the Consulting Agreement provides for the payment of the consulting fee to the director by the exercise of his options on an equal basis every quarter over the next three years with the original exercise price of $0.70 per share charged to earnings as consulting services rendered. Subsquent to the year end, the consulting agreement was terminated and the director paid off by the issuance of 486,112 Common shares at a cost of $340,278. These amounts have been recorded in the financial statements for fiscal 2000.

In connection with the Initial Public Offering, the Company issued 1,437,500 Class A Redeemable Common Stock Purchase Warrants for gross proceeds of $0.10 per warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $4.50 for a four year period commencing one year from the date of completion of the offering. In addition, the Underwriters were granted warrants entitling the Underwriters to purchase up to 125,000 shares of Common Stock and 125,000 warrants at a price per share of Common Stock or warrant equal to 150% of the Initial Public Offering price.

During 1998, the Company granted warrants to purchase 125,000 shares of common stock to a private investor. Each warrant entitles the holder to purchase one share of common stock at a price of $4.65 for a one-year period following the effective date of a registration statement to be filed with the Securities and Exchange Commission to register the warrant stock.

On September 27, 1999, the Company granted to each of two officers options to acquire 400,000 common shares at a price of $1.50 per share, of which 200,000 options to purchase common shares do not vest until certain performance criteria are met.

On February 25, 2000, the Board of Directors approved the issuance of 150,000 options to be granted to employees and physicians at management's discretion.

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

13.      CAPITAL STOCK (cont'd)

In connection with the November 1999 acquisition of YFMC Healthcare Inc., the Company issued 44,585 Series A Warrants entitling the holders to purchase one share of Med-Emerg common stock at $2.70, 44,585 Series B Warrants entitling the holders to purchase one share of Med-Emerg common stock at $3.40, and for every 8 YFMC stock options, 1 option of Med-Emerg was issued at an exercise price of $1.75 for a total of 64,785 options issued.

Pursuant to the Stock Option Plan approved by the Shareholders, options to acquire an aggregate of 1,000,000 shares of common stock may be granted. The Stock Option Plan is to provide for grants to employees, consultants and directors of the Company to enable them to purchase shares. As at December 31, 2000, 364,100 options were still available to be granted under the Stock Option Plan.

The following table summarizes the stock options granted by the Company:


                                                                             Number of Shares
                                                 Option price             ------------------------
Expiry date                                     per share (US$)           2000             1999
-----------                                     ---------------           ----             ----
Apr-02                                                   $2.50           157,600          176,500
Apr-02                                                   $4.25            16,200           19,400
Apr-02                                                   $0.75                            641,667
Between September 2000
   and September 2003                                    $1.75            25,000           64,785
                                                 Between $1.25
Jan-04                                               and $1.87           242,500          340,000
Jul-04                                                   $1.50           400,000          800,000
Aug-04                                                   $1.85            12,500          100,000
                                                                       ---------        ---------
                                                                         853,800        2,142,352
                                                                       ---------        ---------
                                                                       ---------        ---------



                                                                          2000             1999
                                                                          ----             ----
Outstanding, beginning of year                                         2,142,352          926,500

                                Granted                                        -        1,304,785
                                Exercised                               (641,666)         (58,333)
                                Cancelled                               (646,886)         (30,600)
                                                                       ---------        ---------
Outstanding, end of year                                                 853,800        2,142,352
                                                                       ---------        ---------
                                                                       ---------        ---------

14.      CONVERTIBLE DEBENTURE

In consideration of the sale of the JC Medical clinic to the original owner, the convertible debenture of $405,371 held as security on this clinic was canceled.

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

15.      CONTRIBUTED SURPLUS


                                                                   2000               1999
                                                                   ----               ----
Stock compensation - difference between fair market value
   and exercise price                                            $  934,033       $  934,033
Share repurchase - difference between cost per share and
   assigned value                                                    46,292           46,292
Fair value of warrants and stock options issued in
   connection with the acquisition of YFMC Healthcare Inc.           41,775           41,775
                                                                 -----------      ----------
                                                                 $1,022,100       $1,022,100
                                                                 -----------      ----------
                                                                 -----------      ----------


16.      DEFERRED INCOME TAXES

In fiscal 1998, the Company implemented the recommendations of CICA Handbook
Section 3465, Accounting for Income Taxes. Under the new recommendations, the "asset and liability method" of accounting for deferred income taxes is used, which gives recognition to deferred taxes on all "temporary differences" (differences between accounting basis and tax basis of the Company's assets and liabilities) using current enacted tax rates. In addition, the new recommendations requires the Company to record all deferred tax assets, including future tax benefits of capital losses carried forward, and to record a "valuation allowance" for any deferred tax assets where it is more likely than not that the asset will not be realized. Prior to the adoption of the new recommendations, income tax expense was determined using the deferral method of tax allocation. There was no material impact on the financial statements resulting from this change.

The components of the future tax benefit classified by source of temporary differences that gave rise to the benefit are as follows:



                                                            2000          1999
                                                            ----          ----
Accounting amortization in excess of tax depreciation   $(1,472,492)   $  (138,406)
Losses available to offset future income taxes            1,941,925      1,256,821
Share issue costs                                           356,896        460,006
Valuation allowance                                        (666,889)      (812,151)
Exces of fair market value of capital assets over
   tax value on acquisition of YFMC Healthcare Inc.              --       (470,384)
                                                        -----------    -----------
                                                        $   159,440    $   295,886
                                                        -----------    -----------
                                                        -----------    -----------


At December 31, 2000, the Company has non-capital losses available for carry-forward of $4,821,869. These losses expire between 2003 and 2007. In addition, the Company has capital loss carry-forwards of approximately $254,971, which may be applied against future taxable capital gains. No accounting recognition has been given to the capital loss carry-forwards.

In connection with the acquisition of YFMC Healthcare Inc., the Company determined that the fair market value of the capital assets was greater than the tax value. The Company has recognized a liability for the temporary difference in year 1999 in the amount of $470,384.

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

17.      EARNINGS PER SHARE


                                               2000          1999
                                               ----          ----
Net loss before preferred share dividend
   and goodwill, per share                   $  (0.29)     $  (0.21)
Amortization of Goodwill, per share             (0.08)        (0.05)
                                             --------      --------
Net loss before preferred share dividend,
   per share                                    (0.37)        (0.26)
Preferred share dividends, per share            (0.03)        (0.04)
                                             --------      --------
Basic and fully diluted loss, per share      $  (0.40)     $  (0.30)
                                             --------      --------
                                             --------      --------


18.      NOTES TO THE STATEMENT OF CASH FLOWS

(i)      Changes in Non-Cash Working Capital Components


                                                 2000           1999
                                                 ----           ----
Accounts receivable                           $ 369,115       $(522,234)
Prepaid expenses and other                       39,868          22,337
Accounts payable and accrued liabilities        880,184         325,997
Reserve for restructuring                      (308,128)        346,681
                                              ---------       ---------
                                              $ 981,039       $ 172,781
                                              ---------       ---------
                                              ---------       ---------



(ii)    Interest and Income Taxes Paid


Operating activities reflect interest paid of $276,494 during the year ended December 31, 2000 (December 31, 1999 - $44,494); and income taxes paid of $nil during the year ended December 31, 2000 (December 31, 1999 - $nil).

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

19.     COMMITMENTS AND CONTINGENCIES

The Company is committed to payments under operating leases of its premises and equipment totaling $1,895,262. Annual payments under operating leases are as follows:


                  2001               $   831,868
                  2002                   637,282
                  2003                   284,536
                  2004                   101,810
                  2005                    39,765
                                     -----------
                                     $ 1,895,262
                                     -----------
                                     -----------

Obligations under capital lease of total $4,693. Annual payments under capital leases are as follows:


                  2001               $2,920
                  2002                1,691
                  2003                   82
                                     ------
                                     $4,693
                                     ------
                                     ------





Contingent Liability

A letter of guarantee has been issued by the Company's bankers in the amount of $13,337 for the lease payments on one of the clinics.


20.          DILUTION GAINS - INVESTMENT IN HEALTHYCONNECT.COM INC. (HCI)

As at January 1, 2000, the Company owned 83% of the common shares of HCI. During fiscal 2000 HCI entered into three share transactions with third parties which resulted in a dilution of the percentage investment in HCI. The most significant of these share transactions was the purchase of the software assets of the Harmonic Group through the issuance of 2,600,000 common shares of HCI at a cost of $0.67 per share (see note 8). As a result of these transactions, the company realized a dilution gain in the amount of $1,188,525. As at December 31, 2000, the percentage ownership in HCI was 61%.


21.          FINANCIAL INSTRUMENTS

Fair Value of Financial Instruments

The carrying value of accounts receivable, short-term investments, bank indebtedness, and accounts payable approximates the fair value because of the short-term maturities on these items.

The carrying amount of the long-term assets approximates the fair value of these assets.

The fair value of the company's long-term debt is estimated on the quoted market prices for the same or similar debt instruments. The fair value of the long-term debt approximates the carrying value.


SUBSEQUENT EVENTS

On March 8, 2001, Med-Emerg International Inc. was awarded the contract to provide the civilian health care services for in-garrison support for the Canadian Forces, Department of National Defence.

This management services contract, will provide up to 400 medical personnel to all Canadian Forces Bases across Canada. The contract, which is effective immediately extends through March 31, 2004. Through this agreement, MEII will recruit, schedule and manage physicians, nurses, dentists, physiotherapists and other regulated healthcare professionals to provide services as required by the Canadian Forces health authority resident on each base. The total value of the contract is $61 million.

On March 15, 2001 Med-Emerg International Inc. and Schering Canada Inc., a leading Canadian pharmaceutical supplier, entered into an agreement to have MEII clinics provide special access Remicade TM infusion services to patients suffering from Crohn's Disease and Rheumatoid Arthritis.

Under this agreement, MEII medical staff will provide all infusion services for patients referred to Shering Canada Inc.'s Remicade TM program at clinic locations across Canada.

Subsequent to the year-end, management and the board of directors made a decision to focus on the core business of the Company. As a result, the Company intends to divest its interest in HCI in fiscal 2001.

Pursuant to an agreement dated April 6, 2001 the company raised $500,000 (before issuance costs) subject to the issuance of 1,000,000 shares at $0.50 each, through a private placement.

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

22.      CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which conform in all material respects applicable to the Company, with those in the United States ("U.S. GAAP") during the periods presented except with respect to the following:

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

22.      CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (cont'd)

Consolidated statements of operations

If United States GAAP were employed, net loss for the period would be adjusted as follows:


                                           2000              1999
                                          -----------------------------
Net loss based on Canadian GAAP             $(2,485,824)    $ (878,470)
Start-up costs amortized/(deferred)              43,904         35,720
Goodwill amortization                           (54,394)        (8,925)
Dilution gain                                (1,188,525)             -
                                          -----------------------------
Net loss based on United States GAAP        $(3,684,839)   $  (851,675)
                                          -----------------------------
Primary loss per share                      $     (0.63)    $    (0.25)
                                          -----------------------------
                                          -----------------------------

If United States GAAP were employed, deficit, goodwill and other assets, deferred start-up costs, and total liabilities would be adjusted as follows:


                                                                 2000                  1999
                                                          -----------------------------------------
Deficit based on Canadian GAAP                                   $(6,634,408)          $(4,335,566)
Start-up costs deferred                                             (200,907)             (255,040)
Goodwill amortization                                                (63,319)               (8,925)
Dilution gain                                                     (1,188,525)                    -
                                                          -----------------------------------------
                                                                 $(8,087,159)          $(4,599,531)
                                                          -----------------------------------------
                                                          -----------------------------------------

Goodwill and other assets based on Canadian GAAP                 $ 5,210,036           $ 4,005,768
Start-up costs deferred                                             (200,907)             (255,040)
Goodwill on purchase of YFMC Healthcare Inc.                       1,024,553             1,087,872
                                                          ------------------------------------------
                                                                 $ 6,033,682           $ 4,838,600
                                                          ------------------------------------------
                                                          ------------------------------------------

Total liabilities based on Canadian GAAP                         $ 5,242,225           $ 4,836,005
Convertible debenture                                                      -               405,371
                                                          -----------------------------------------
                                                                 $ 5,242,225           $ 5,241,376
                                                          -----------------------------------------
                                                          -----------------------------------------


(a)      Deferred Start-up Costs

Under Canadian GAAP, development and start-up costs, which meet certain criteria, are deferred and amortized. Under United States GAAP, development and start-up costs are expensed as incurred.

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

22.      CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (cont'd)

(b)      Goodwill

Under U.S. GAAP, the purchase price of an acquisition involving the issuance of shares is determined based on the share price for the period surrounding the announcement date of the acquisition. The share price used for the YFMC Healthcare Inc. acquisition under U.S. GAAP was $1.859. Under Canadian GAAP, the purchase price is determined based on the share price on the date the transaction is consummated. The share price used for the YFMC Healthcare Inc. acquisition under Canadian GAAP was $1.25.

(c)      Dilution Gain

Under US GAAP, the gain realized on the issuance of the shares of a subsidiary to third party at an amount greater than the net book value is treated as additional paid in capital.

(d)      Convertible Debenture

Under U.S. GAAP, convertible debentures are presented as liabilities, regardless of the attributes of the convertible debenture, and transferred to equity upon conversion, whereas, under Canadian GAAP, the likelihood of conversion to equity is considered in determining the classification between liability or equity. As at December 31, 2000, the convertible debenture was settled.

(e)      Earnings Per Share

U.S. GAAP requires common shares and warrants to purchase common shares, issued or exercisable at prices below the initial public offering ("I.P.O.") price and which were issued within one year prior to the initial filing of the registration statement relating to the I.P.O., to be treated as if the common shares were outstanding from the beginning of the period in the calculation of weighted average number of common shares outstanding and loss per share, even where such inclusion is anti-dilutive. Primary earnings per common share is determined using the weighted average number of shares outstanding during the year, adjusted to reflect the application of the treasury stock method for outstanding options and warrants in accordance with U.S. GAAP.

(f)     Stock Compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), was issued by the Financial Accounting Standards Board in October 1995. SFAS 123 establishes financial accounting and reporting standards for transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, as well as stock-based employee compensation plans. All transactions in which goods or services are the consideration received for the issuance of equity instruments are to be accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

For those transactions described in note 13 and under SFAS 123:

- the issuance of 125,000 common shares to promissory note holders resulted in a charge to income (finance expense) over the term of the related promissory note payable, at $2.05 per share equal to $256,250 of which $196,943 has been charged to earnings in the year ended December 31, 1997 and $50,470 has been charged to earnings in the year ended December 31, 1998.

As allowed by SFAS 123, the Company has decided to continue to use Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" in accounting for the Company's Stock Option Plan (the "Plan") for U.S. GAAP purposes, but has adopted the disclosure provisions of SFAS 123. Under SFAS 123, stock options granted during 1999 to certain employees resulted in a charge to earnings in the amount of $484,031. As a result, the pro-forma loss of the company was $(1,335,706) or a loss per share of $(0.40).

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

22.      CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (cont'd)

(g)      Shareholders' Equity

Under U.S. GAAP, loans issued to officers to acquire stock are presented as a deduction from shareholders' equity (deficit).

Under Canadian GAAP, the detachable stock purchase warrants issued in conjunction with the private stock offering on January 22, 1996 and subsequently surrendered, all as described in note 13, have been given no recognition in the financial statements.

Under U.S. GAAP, detachable stock purchase warrants are given separate recognition from the primary security issued. Upon initial recognition, the carrying amount of the two securities is allocated based on the relative fair values at the date of issuance. Under U.S. GAAP, based on an ascribed fair value of $0.364 for each of the 1,000,000 share warrants issued, share capital would be lower by $36,406 and, given that the stock purchase warrants were cancelled during the year, the carrying amount of contributed surplus would be increased by $36,406.

The effect on shareholders' equity would be as follows:


                                                                   2000                   1999
                                                             -----------------------------------------
Capital stock                                                      $10,058,975            $ 8,251,290
Capital stock issued on purchase of YFMC Healthcare Inc.             1,087,872              1,087,872
Ascribed fair value of share purchase warrants issued                  (36,406)               (36,406)
                                                             -----------------------------------------
Capital stock - U.S. GAAP                                           11,110,441              9,302,756
Share purchase loan to officer                                               -                (44,978)
                                                             -----------------------------------------
Net capital stock - U.S. GAAP                                      $11,110,441            $ 9,257,778
                                                             -----------------------------------------
Convertible debenture                                              $         -            $   405,371
Convertible debenture included in long-term debt                             -               (405,371)
                                                             -----------------------------------------
Convertible debenture - U.S. GAAP                                  $         -            $         -
                                                             -----------------------------------------
Contributed surplus                                                $ 1,022,100            $ 1,022,100
Share purchase warrants                                                 36,406                 36,406
                                                             -----------------------------------------
Contributed surplus - U.S. GAAP                                    $ 1,058,506            $ 1,058,506
                                                             -----------------------------------------
Deficit - U.S. GAAP                                                $(8,087,159)           $(4,599,531)
Cumulative translation adjustment                                     (304,322)              (112,264)
                                                             -----------------------------------------
Shareholders equity (deficit) - U.S. GAAP                          $ 8,391,481            $(4,711,795)
                                                             -----------------------------------------
                                                             -----------------------------------------

(h)      Comprehensive Income

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), was issued by the Financial Accounting Standards Board in June 1997. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier period provided for comparative purposes is required.

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

22.      CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (cont'd)


                                      2000            1999
                                      ----            ----

Net income (loss) (US GAAP)         $(3,684,839)    $(851,675)
Foreign currency translation
   adjustment                          (192,058)       (4,565)
                                    -----------     ---------
Comprehensive loss                  $(3,876,897)    $(856,240)
                                    -----------     ---------
                                    -----------     ---------

(i)    REVENUE REPORTING
       Under U.S GAAP, EITF 99-19 outlines the items, which should be considered in determining whether revenue should be reported on a gross or on a net basis. In assessing whether revenue should be reported gross with separate display of cost of sales to arrive at gross profit, or on a net basis, the SEC staff considers whether the company:

         1.  Acts as a principal in the transaction,
         2.  takes title to the products,
         3. has risks and rewards of ownership, such as risk of loss for collection, delivery, or returns, and
         4. acts as agent or broker with compensation on a commission or fee basis.

       The company acts both as principal and as an agent or broker in the management of the clinics. As a result the revenue amount reported in the financial statements is a mix of both gross and net revenues.
       Under US GAAP, the mix of gross and net revenue to be reported on the Income statement would be as follows:
                                                       2000         1999
       On a gross basis (Physician and nurse
       recruiting)                                     $ 7,241,184  $ 7,831,708
       On a net basis (Physician management services)  $ 4,392,907  $ 2,468,105
                                                       -----------  -----------
       Total revenue                                   $11,634,091  $10,299,813
       Less: Physician fees and other direct expenses    6,113,088    6,528,524
                                                       -----------  -----------
       Gross Margin                                      5,521,003    3,771,289
                                                       -----------  -----------
                                                       -----------  -----------


23.      SEGMENTED INFORMATION

The Company operates under three divisions: Physician and Nurse Recruitment, Physician Management Services and HealthyConnect.com. All of the Company's operations are in Canada.

The Physician and Nurse Recruitment involves contracting with hospitals for the provision of physician staffing, nurse staffing and administrative support services. The Company also contracts with clinical facilities and local communities for the locum or permanent placement of a physician in a community.

The Physician Management Services division owns and manages medical clinic facilities, which provide physicians with the ability to practice medicine in a professionally managed environment. The clinics include family practice, walk-in services, and other related services such as massage therapy and chiropractic services.

The HealthyConnect.com division, created in 1998, involves electronically linking clinical facilities and other healthcare service providers into a network. This internet-based network will provide healthcare professionals and consumers access to medical services, products, communications and information tools.

Details are as follows:


                                                                                   2000
                                                        ---------------------------------------------------------
                                                         Physician     Physician
                                                          & Nurse     Management   HealthyConnect
                                                        Recruiting     Services          .com        Consolidated
                                                        ----------     --------          ----        ------------
Revenue                                                    7,241,184    8,291,582                   $ 15,532,767
Gross margin                                               1,128,096    4,392,907                      5,521,004
Operating income before Corporate Overhead
   and Public Company-related costs                          814,175      457,534                      1,271,709
Corporate Overhead                                          (788,659)    (745,453)              -     (1,534,111)
Operating loss before Public Company-related costs           395,017      (22,426)                      (262,405)
Public-Company-related costs                                                                            (320,455)
Operating loss                                                                                          (582,857)
Assets employed at year end                                3,209,530    6,175,040               -      9,384,570
Depreciation and amortization                                513,778      843,628         272,031      1,629,437
Capital expenditures                                          16,421      121,296               -        137,718

                                                                                   1999
                                                        ---------------------------------------------------------
                                                         Physician     Physician
                                                          & Nurse     Management   HealthyConnect
                                                        Recruiting     Services          .com        Consolidated
                                                        ----------     --------          ----        ------------
Revenue                                                   $7,831,708   $4,816,720      $        -    $12,648,428
Gross margin                                               1,303,184    2,468,105               -      3,771,289
Operating income before Corporate Overhead
   and Public Company-related costs                          818,215
       468,805               -      1,278,020
Corporate Overhead                                          (570,434)    (350,833)              -       (921,267)
Operating income before Public Company-related costs         247,781      117,972               -        365,753
Public-Company-related costs                                                                            (301,592)
Operating income                                                                                          64,160
Assets employed at year end                                3,348,895    6,718,041               -     10,066,935
Depreciation and amortization                                108,984      252,349               -        361,333
Capital expenditures                                          97,650    1,720,048               -      1,817,699

MED-EMERG INTERNATIONAL INC.

Notes to Consolidated Financial Statements
December 31, 2000 and 1999

24.      COMPARATIVE FIGURES

Certain figures in the 1999 financial statements have been reclassified to conform with the basis of presentation in 2000.

                          MED-EMERG INTERNATIONAL INC.



                        4,331,940 Shares of Common Stock



                                 --------------

                                   PROSPECTUS
                                 --------------




                                 July __, 2002



YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MED-EMERG INTERNATIONAL INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF THE SHARES OF COMMON STOCK HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MED-EMERG INTERNATIONAL INC. SINCE THE DATE HEREOF.

                                   -----------


UNTIL , 2002 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the estimated expenses to be paid by us in connection with the issuance and distribution of the securities being registered:

         SEC Registration Fee                             $187.75

         Miscellaneous*                                $19,812.25

                  Total                                $20,000.00

-----------
*        estimate

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, among other things, and subject to certain conditions, authorizes us to indemnify our officers and directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such an officer or director. Our restated and amended certificate of incorporation and by-laws provide for indemnification of our officers and directors to the fullest extent authorized by law.

         Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1.1, pursuant to which the underwriter agrees to indemnify our directors and certain officers and certain other persons against certain civil liabilities.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

         During the past three years, we have sold unregistered securities as described below. Unless otherwise indicated, there were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith, except as disclosed below. Unless otherwise indicated, the issuances of these securities were considered to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder. The purchasers of the securities in such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates for the securities issued in such transaction. The purchasers of the securities in the transactions had adequate access to information about us.

         On November 1, 1996, the Company granted Robert Rubin, then a director, an option to purchase 700,000 shares of Common Stock at US$.75 per share and approved the issuance of 50,000 shares of Common Stock, all of which shares were issued in 1997 in consideration of services rendered to the Company as director. On December 31, 1999, Mr. Rubin exercised options for 58,333 common shares. Under a US$800,000 line of credit previously established between Mr. Rubin and the Company, Mr. Rubin advanced an aggregate of US$250,000 from July 1997 to January 1998.

         In March 2000, we issued 320,000 shares of our Common Stock to Tek Insight.

         In May 2000, we issued 100,000 shares of our Common Stock to Robert and Ivy Murello.

         In May 2000, we issued 150,000 shares of our Common Stock to H.T. Ardinger & Sons.

         In May 2000, we issued 27,000 shares of our Common Stock to Damon Testavarde.

         In May 2000, we issued 1,500 shares of our Common Stock to William
Hunt.

         In May 2000, we issued 1,500 shares of our Common Stock to Richard
Hunt.

         In May 2000, we issued 50,000 shares of our Common Stock to Richard Epstein.

         In November 2000, we issued 710,000 shares of our Common Stock in a private placement. The shares were issued in reliance upon the exemption set forth in Rule 506 under the Securities Act of 1933, as amended. Shares of Common Stock were issued to the following individuals in the amounts set forth after their names: H.T. Ardinger, 495,000 shares, Robert Murello, 100,000 shares, Richard Epstein, 50,000 shares, William Hunt, 3,500 shares, and Damon Testaverde, 58,000 shares.


         In July 2001, we issued 800,000 shares of our Common Stock to H.T. Ardinger.

         In October 2001, we issued 150,000 shares of our Common Stock to Tekinsight.

         In December 2001, we issued 231,579 shares of our Common Stock to Dr. Robert A. Greenes.

         In December 2001, we issued 231,579 shares of our Common Stock to Dr. Jonathan L. Shaffer.

         In December 2001, we issued 339,284 shares of our Common Stock to EMC2.

         In January 2002, we issued 274,998 shares of our Common Stock to EMC2.

         In February 2002, we issued 200,000 shares of our Common Stock to H.T. Ardinger.



ITEM 17. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to any charter provision, by-law, contract arrangements statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

ITEM 27. EXHIBITS


  2.1*** Business Combination Agreement dated August 10, 1999

  3.1** Certificate of Incorporation and Amendments thereto of the Company

  3.2** By-laws of the Company

  4.2** Form of Warrant Agreement

  4.3** Specimen Common Stock Certificate

  4.4** Specimen Warrant Certificate

  5.1* Opinion of Gersten, Savage & Kaplowitz, LLP, counsel to the Company.

 10.1** Employment Agreement between the Company and Ramesh Zacharias

 10.2** Operating lease covering the Company's facilities

 10.3** 1997 Stock Option Plan

 10.4** Loan Agreement between the Company and Ramesh and Victoria Zacharias.

 10.5** Form of Hospital Contract

 10.6** Form of Physician Contract for Clinical Operations

 10.7** Form of Physician Contract for Emergency Services.

 10.8** Schedule of Contracts for Clinical Operations, Emergency Services and
             Hospitals.

10.9* Financing Agreement by and between Med-Emerg International Inc. and Breckenridge Fund LLC, dated May 24, 2002.

10.10*  Series 2002A Convertible Debenture, dated May 24, 2002.

10.11* Agreement by and between Med-Emerg International Inc. and the Canadian National Department of Defense.

 21.1*  List of Subsidiaries

 23.1*  Consent of Gersten, Savage & Kaplowitz, LLP (to be included in
        Exhibit 5.1 to this Registration Statement)

23.4*   Consent of Schwartz Levitsky Feldman, Chartered Accountants

24.* Power of Attorney (included on the signature page to this registration statement)

------------------------
*   Filed herewith.

** Incorporated by reference herein from the Company's registration statement on Form F-1 Registration Statement number 333-21899, filed with the U.S. Securities and Exchange Commission and declared effective on February 4, 1998.

*** Incorporated by reference herein from the Company's registration statement on Form F-4 Registration Statement number 333-86657, filed with the U.S. Securities and Exchange Commission in May 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 26, 2002.

                                  MED-EMERG INTERNATIONAL, INC.


                                  /s/ Ramesh Zacharias
                                  ------------------------
                                  Ramesh Zacharias
                                  Director, Chief Executive Officer



                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         We, the undersigned officers and directors of Med-Emerg International Inc. hereby severally constitute and appoint Ramesh Zacharias, our true and lawful attorney-in-fact and agent with full power of substitution for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                        /s/ William Thomson
                        -------------------------------
                        William Thomson
                        Chairman of the Board
                        DATE:  July 26, 2002


                        /s/ Ramesh Zacharias
                        -------------------------------
                        Ramesh Zacharias
                        Director, Chief Executive Officer
                        DATE: July 26, 2002


                        /s/ Dr. Frank Baillie
                        -------------------------------
                        Dr. Frank Baillie
                        Director
                        DATE: July 26, 2002


                                     III-1

                        /s/ Patrick Michaud
                        -------------------------------
                        Patrick Michaud
                        Director
                        DATE: July 26, 2002

                        /s/ John Jarman
                        -------------------------------
                        John Jarman
                        Chief Financial Officer
                        DATE: July 26, 2002
















                                     III-2

                                  EXHIBIT INDEX

  2.1*** Business Combination Agreement dated August 10, 1999.

  3.1** Certificate of Incorporation and Amendments thereto of the Company.

  3.2** By-laws of the Company.

  4.2** Form of Warrant Agreement.

  4.3** Specimen Common Stock Certificate.

  4.4** Specimen Warrant Certificate.

  5.1* Opinion of Gersten, Savage & Kaplowitz, LLP, counsel to the Company.

 10.1** Employment Agreement between the Company and Ramesh Zacharias.

 10.2** Operating lease covering the Company's facilities.

 10.3** 1997 Stock Option Plan.

 10.4** Loan Agreement between the Company and Ramesh and Victoria Zacharias.

 10.5** Form of Hospital Contract.

 10.6** Form of Physician Contract for Clinical Operations.

 10.7** Form of Physician Contract for Emergency Services.

 10.8** Schedule of Contracts for Clinical Operations, Emergency Services and
        Hospitals.

10.9* Financing Agreement by and between Med-Emerg International Inc. and Breckenridge Fund LLC, dated May 24, 2002.

10.10*  Series 2002A Convertible Debenture, dated May 24, 2002.

10.11* Agreement by and between Med-Emerg International Inc. and the Canadian National Department of Defense.

 21.1*  List of Subsidiaries.

 23.1*  Consent of Gersten, Savage & Kaplowitz, LLP (to be included in
        Exhibit 5.1 to this Registration Statement).

23.4*   Consent of Schwartz Levitsky Feldman, Chartered Accountants.

24.* Power of Attorney (included on the signature page to this registration statement)
------------------------
*   Filed herewith.



                                     III-3

** Incorporated by reference herein from the Company's registration statement on Form F-1 Registration Statement number 333-21899, filed with the U.S. Securities and Exchange Commission and declared effective on February 4, 1998.

*** Incorporated by reference herein from the Company's registration statement on Form F-4 Registration Statement number 333-86657, filed with the U.S. Securities and Exchange Commission in May 2000.






                                     III-4